Exhibit 2.1

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
In re: SPIRIT AIRLINES, INC., et al., Debtors.[1]	Chapter 11 Case No. 24-11988 (SHL) Jointly Administered

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER (I) CONFIRMING
THE FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION
OF SPIRIT AIRLINES, INC. AND ITS DEBTOR AFFILIATES AND
(II) APPROVING THE DISCLOSURE STATEMENT ON A FINAL BASIS

The Debtors2 having filed the First Amended Joint Chapter 11 Plan of Reorganization of Spirit Airlines, Inc. and Its Debtor Affiliates [ECF No. 354] (attached hereto as Exhibit A) and the Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Spirit Airlines, Inc. and Its Debtor Affiliates [ECF No. 270] (including all appendices, exhibits, schedules, and supplements thereto, and as altered, amended, supplemented, or otherwise modified from time to time in accordance therewith, the “Plan” or the “Disclosure Statement,” respectively), each of which is incorporated herein by reference; and upon the Scheduling Motion [ECF No. 115], the Scheduling Order [ECF No. 246], the Debtors’ Memorandum of Law in Support of Final Approval of the Disclosure Statement and Confirmation of the First Amended Joint Chapter 11 Plan of Reorganization of Spirit Airlines, Inc. and Its Debtor Affiliates [ECF No. 390] (the “Confirmation Brief”), and the Debtors’ Reply in Further Support of Final Approval of the Disclosure Statement

1 The Debtors’ names and last four digits of their respective employer identification numbers are as follows: Spirit Airlines, Inc. (7023); Spirit Finance Cayman 1 Ltd. (7020); Spirit Finance Cayman 2 Ltd. (7362); Spirit IP Cayman Ltd. (4732); and Spirit Loyalty Cayman Ltd. (4752). The Debtors’ mailing address is 1731 Radiant Drive, Dania Beach, FL 33004.

2 Capitalized terms used but not otherwise or immediately defined herein (this “Order”) shall have the meanings ascribed to such terms elsewhere herein, in the Disclosure Statement, the Plan, the Confirmation Brief, the Reply, or the Scheduling Order, as applicable. The rules of interpretation set forth in Article I.B of the Plan shall apply hereto. Unless otherwise specified, all references herein to “Articles” refer to articles of the Plan, and all references to “sections” refer to sections of the Bankruptcy Code.

and Confirmation of the First Amended Joint Chapter 11 Plan of Reorganization of Spirit Airlines, Inc. and Its Debtor Affiliates [ECF No. 454] (the “Reply”); and the Court having jurisdiction to consider the relief granted herein pursuant to 28 U.S.C. § 1334 and the Amended Standing Order of Reference M-431, dated January 31, 2012 (Preska, C.J.); and the Court having found that this is a core proceeding pursuant to 28 U.S.C. § 157; and the Court having found that it may enter a final order consistent with Article III of the United States Constitution; and the Court having found that venue of the Chapter 11 Cases and related proceedings being proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the relief requested having been provided to the Combined Hearing Notice Parties, such notice having been adequate and appropriate under the circumstances, and it appearing that no other or further notice need be provided; and the Court having reviewed and considered final approval of the Disclosure Statement and Confirmation of the Plan; and the Court having reviewed or otherwise taken judicial notice of the Record and the Confirmation Declarations; and the Court having held a hearing to consider the relief granted herein (the “Combined Hearing”); and the Court having determined that the legal and factual bases set forth in the Record establish just cause for the relief granted herein; and all objections and reservations of rights filed or asserted in connection with the relief granted herein, if any, having been withdrawn, resolved, or overruled with prejudice; and upon all of the proceedings had before the Court; and after due deliberation and sufficient cause appearing therefor,

IT IS HEREBY FOUND, ORDERED, ADJUDGED, AND DETERMINED THAT:

1.       Confirmation.  The facts and legal arguments set forth in the Record, including the evidence and argument at the Combined Hearing, demonstrate that the requirements for Confirmation of the Plan have been satisfied.  Further, each witness who testified (by declaration or otherwise) on behalf of the Debtors at the Combined Hearing or otherwise in connection with the Plan was credible, reliable, and qualified to testify as to the topics addressed in his or her testimony.  Therefore, the Debtors, as proponents of the Plan, have met their burden of proving the satisfaction of the requirements for Confirmation of the Plan set forth in section 1129 of the Bankruptcy Code by a preponderance of the evidence, which is the applicable standard.  All requirements under the Bankruptcy Code for the Confirmation of the Plan have been satisfied.  Accordingly, the Plan, in its entirety, is CONFIRMED pursuant to section 1129 of the Bankruptcy Code.  Each of the terms and conditions of the Plan and the Plan Documents (and any amendments, modifications, and supplements thereto) are integral parts of the Plan.  The failure to specifically describe or include herein any particular provision of the Plan or any Plan Document, each of which is incorporated by reference herein, shall not diminish or impair the effectiveness of such provision, it being the intent of the Bankruptcy Court that the Plan and each Plan Document be approved and confirmed in their entirety.  Subject to the terms of the Plan, the Debtors may amend, update, supplement, or otherwise modify the Plan Documents prior to the Effective Date.  The Plan complies with all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.  Once finalized and executed, the Plan and Plan Documents shall, as applicable, constitute legal, valid, binding, and authorized obligations of the applicable Reorganized Debtors and the parties thereto, enforceable in accordance with their terms and the terms of the Plan and this Order.

2.       Objections.  Subject to the limitations in paragraph 27 hereto, all objections (including the Confirmation Objections), responses, statements, reservation of rights, and comments in opposition to approval of the Disclosure Statement or Confirmation of the Plan have been withdrawn with prejudice in their entirety, waived, settled, or resolved prior to the Combined Hearing, or otherwise resolved on the Record of the Combined Hearing or herein; all others are hereby overruled with prejudice.  The record of the Combined Hearing is hereby closed.

3.       Solicitation.  As described in the Scheduling Order, and as evidenced by the affidavits at ECF Nos. 288 and 293, service of the Solicitation Packages was adequate and sufficient under the circumstances of the Chapter 11 Cases, and adequate and sufficient notice of the Combined Hearing and other requirements, deadlines, hearings, and matters described in the Scheduling Order (a) was timely and properly provided in compliance with the Scheduling Order and, to the extent applicable, with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules and (b) provided due process, including an opportunity to appear and to be heard, to all parties in interest.  Accordingly, no other or further notice or service of the Solicitation Packages or the Combined Hearing is or shall be required.  All parties have had a fair opportunity to litigate all issues (including those raised by the Confirmation Objections), and the Confirmation Objections have been fully and fairly litigated.

4.       Final Approval of the Disclosure Statement.  The Disclosure Statement is hereby approved on a final basis as having adequate information as defined in section 1125(a)(1) of the Bankruptcy Code.  The Disclosure Statement and the Combined Hearing Notice provided the Combined Hearing Notice Parties (including Holders of Claims and Interests) with sufficient notice of the Combined Hearing, and the injunction, exculpation, and release provisions contained in Article VIII of the Plan, in satisfaction of the requirements of the Bankruptcy Code and Bankruptcy Rules.

5.       Plan Modifications.  Any modifications to the Plan since the commencement of solicitation and prior to the entry of this Order comply with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Scheduling Order, and Article X.  Such modifications constitute immaterial modifications or do not adversely affect or change the treatment of any Claims or Interests.  Notice of these modifications by Filing revised documents was adequate and appropriate under the facts and circumstances of the Chapter 11 Cases.  Pursuant to Bankruptcy Rule 3019, the modifications do not require either (a) any additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code or (b) that the Holders of Claims be afforded an opportunity to (i) change previously cast acceptances or rejections of the Plan or (ii) withdraw or submit previously submitted or withheld Opt-Out Forms.  Accordingly, the Plan is properly before the Bankruptcy Court, and all votes cast with respect to the Plan prior to any such modifications shall be binding and shall apply with respect to the Plan.

6.       Plan Supplement.  The contents, Filing, and notice of the Plan Supplement [ECF Nos. 357, 471, 483–84, 491] (and any subsequent amendments, modifications, and supplements thereto Filed with the Bankruptcy Court) are proper and in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Scheduling Order, and other applicable laws, and no other or further notice is or shall be required.  All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan.  Subject to the terms of the Plan and the Restructuring Support Agreement, and the consent rights of the Consenting Stakeholders thereunder, as well as the RCF Commitment Documents3 with respect to the Exit RCF Documents, the Debtors may amend, update, supplement, or otherwise modify the Plan Supplement at any time before the Effective Date or in accordance with the Plan, the Restructuring Support Agreement, and the RCF Commitment Documents, as applicable.  All parties were provided due, adequate, and sufficient notice of the Plan Supplement, and the filing of any further supplements thereto will provide due, adequate, and sufficient notice thereof.

3 “RCF Commitment Documents” refers to, collectively, the commitment letter, fee letter, and any engagement letter relating to the Exit Revolving Credit Facility.

7.       RCF Commitment Documents.  The RCF Commitment Documents are hereby approved, including payment of all fees and expenses and granting of indemnities thereunder, all of which constitute actual, necessary costs and expenses of preserving the Debtors’ Estates.  The RCF Secured Parties and their respective representatives and professionals shall not be required to file applications or proofs of claim, comply with any guidelines of the U.S. Trustee, or otherwise seek or obtain approval of the Bankruptcy Court as a condition to payment of any RCF Expenses.  The automatic stay provisions of section 362 of the Bankruptcy Code, to the extent applicable, are hereby vacated and modified to allow any party to any of the RCF Commitment Documents to deliver any notice contemplated thereby and otherwise enforce such documents in accordance with their respective terms.

8.       EETC Refinancing.  The (Reorganized) Debtors are authorized to enter into commitment letters, fee letters, or engagement letters, if any, with respect to the refinancing or issuance of an additional subordinated class of enhanced equipment trust certificates in respect of the Debtors’ 2015-1 or 2017-1 EETC transactions (the “Refinanced EETC Obligations”).  Any Refinanced EETC Obligations shall be afforded the protections of Article IV.E.1 and Article XII.A as if the Refinanced EETC Obligations were an Exit Financing Facility and as if the documents effectuating the Refinanced EETC Obligations were Exit Financing Documents; provided, that such documents and any modifications with respect thereto (a) shall be acceptable to (i) the arranger or placement agent with respect to the Refinanced EETC Obligations and (ii) any other applicable parties required under the Debtors’ 2015-1 and/or 2017-1 EETC transactions and (b) do not need to be Filed in the Plan Supplement or otherwise.

9.       Amended LC Obligations.  The (Reorganized) Debtors are authorized to enter into one or more amendments with respect to the extension of, refinancing of, or amendment to the Continuing Agreement for Standby Letters of Credit, dated December 6, 2021, and any related security or collateral agreements (the “Amended LC Obligations”).  Any Amended LC Obligations shall be afforded the protections of Article IV.E.1  and Article XII.A as if the Amended LC Obligations were an Exit Financing Facility and as if the documents effectuating the Amended LC Obligations were Exit Financing Documents; provided, that such documents and any modifications with respect thereto (a) shall be acceptable to Deutsche Bank AG New York Branch, as issuer, with respect to the Amended LC Obligations and (b) do not need to be Filed in the Plan Supplement or otherwise.

10.       Effectiveness of All Actions.  Except as set forth in the Plan or this Order, all actions authorized to be taken pursuant to this Order or the Plan (including, for the avoidance of doubt, (a) payment of the Solution Fees to the RCF Secured Parties on the Confirmation Date as well as all other fees, expenses, indemnities, or other amounts payable under the RCF Commitment Documents as and when such amounts become due and (b) consummation of the Equity Rights Offering in accordance with the terms of the Equity Rights Offering Documents) shall be effective on, prior, or after the Effective Date pursuant to the Plan and this Order, as applicable, without further notice to, or action, order, or approval of, the Bankruptcy Court or further action by the (Reorganized) Debtors or their Related Parties and with the effect that such actions had been taken by unanimous action of such Related Parties.

11.       Injunction, Exculpation, Release, Indemnification, Discharge, Settlement, and Compromise.

a.	The Bankruptcy Court has jurisdiction under 28 U.S.C. § 1334, and authority under 28 U.S.C. § 157, to approve the injunctions, exculpations, releases, indemnifications, discharges, settlements, and compromises set forth in the Plan (including Articles VII.G, VIII, and XII.G). Sections 105(a), 1123(b)(3), and 1123(b)(6) of the Bankruptcy Code and Bankruptcy Rule 9019 permit issuance of the injunctions and approval of the exculpations, releases, indemnifications, discharges, settlements, and compromises set forth in the Plan.

b.	The Released Parties and Exculpated Parties have performed a meaningful role in, and significantly and tangibly contributed to, the Chapter 11 Cases and their resolution, have participated in the Chapter 11 Cases and the Debtors’ restructuring in good faith, and have acted in compliance with all provisions of the Bankruptcy Code, including in connection with the negotiation, preparation, and pursuit of Confirmation of the Plan and compromises implemented therein. Specifically, each of the Released Parties and Exculpated Parties that owed fiduciary duties to the Debtors and their Estates fulfilled such fiduciary duties at all times.

c.	The Debtors and their management, directors, employees, professionals, attorneys, advisors, and other Related Parties have worked diligently (both before and after the Petition Date) in connection with the Debtors’ restructuring efforts, by exploring out-of-court restructuring options, preparing the Chapter 11 Cases, negotiating, formulating, and seeking and obtaining Court approval, as applicable, of the Restructuring Support Agreement, the DIP Facility, the Backstop Commitment Agreement, the Disclosure Statement, and the Plan. Throughout the Chapter 11 Cases, the Debtors and their Related Parties have fulfilled any fiduciary duties or obligations owed to the Estates and protected the interests of all the Debtors’ constituents with an even hand. The (Reorganized) Debtors, the Consenting Senior Secured Noteholders, the Consenting Convertible Noteholders, the RCF Secured Parties and each of their respective Related Parties have acted, and will enter into the documents to which they are contemplated to become parties to effectuate the Plan (including the Plan Supplement and Plan Documents), in good faith and are hereby deemed to continue to act in good faith if they (i) proceed to consummate the Plan and the Restructuring Transactions in accordance with the terms thereof and (ii) take the actions authorized or directed by this Order that are consistent with the Plan and Plan Documents. The Debtors and their Related Parties fairly and reasonably negotiated the transactions contemplated by the Plan in good faith and at arm’s length, and the resulting terms are in the best interests of the Debtors and the Estates.

d.	The non-Debtor Released Parties and non-Debtor Exculpated Parties assisted the Debtors with negotiating and developing the Plan and the transactions and settlements contemplated thereby, or have agreed to forgo certain rights, make certain concessions, or incur certain obligations (e.g., entry into the Exit Financing Facilities) to permit recoveries for the Estates’ creditors and other stakeholders set forth in the Plan which might not otherwise have been achievable.

e.	Accordingly, and based on the Record before the Bankruptcy Court, each of the injunction, exculpation, release, indemnification, discharge, settlement, and compromise provisions set forth in the Plan (including Articles VII.G, VIII, and XII.G) are (i) the product of extensive good-faith and arm’s length negotiations, (ii) fair, equitable, reasonable, and appropriate under the circumstances, (iii) confers a material benefit on, and is in the best interests of, the Debtors, their Estates, and their creditors, (iv) essential, integral, and non-severable components of the Plan, Consummation, and resolution of the Chapter 11 Cases, (v) appropriately and narrowly tailored, (vi) supported by good and valuable consideration (including the Released Parties’ contributions to facilitate the resolution of the Chapter 11 Cases and implementation of the Plan), (vii) granted after due notice and opportunity for hearing, (viii) consistent with the Bankruptcy Code and applicable law, (ix) intended to promote finality and prevent parties from circumventing or attempting to circumvent the Plan, (x) supported by the Debtors and their key stakeholders, including the Consenting Senior Secured Noteholders, the Consenting Convertible Noteholders, the RCF Secured Parties, and the Creditors’ Committee, (xi) constitute good-faith compromises and settlements of the matters covered thereby, (xii) with respect to the Third-Party Releases, consensual, (xiii) with respect to the injunction provisions, necessary to preserve and enforce the Plan’s discharge, release, and exculpation provisions, and (xiv) are the result of a fair and valid exercise of the Debtors’ business judgment.

f.	For the avoidance of doubt, to the extent that an Entity “opts out” of being a Releasing Party in one capacity but not in other capacities, and such Entity otherwise qualifies as a Released Party, such Entity shall still be considered a Released Party in each capacity other than in the capacity in which it opted out of being a Releasing Party.

12.       Executory Contracts and Unexpired Leases.  The Debtors have exercised sound business judgment in determining to assume each Executory Contract and Unexpired Lease (which, for the avoidance of doubt, includes all Executory Contracts and Unexpired Leases to which one or more of the Debtors is a party, even if such an Executory Contract or Unexpired Lease is not listed on the Debtors’ schedules filed in these Chapter 11 Cases) under the Plan pursuant to section 365 of the Bankruptcy Code.  Except as set forth herein or in a Final Order of the Bankruptcy Court, the Debtors have cured, or provided adequate assurance of future performance (as that term is used in section 365 of the Bankruptcy Code) that the Debtors will cure defaults (if any) under or relating to each Executory Contract or Unexpired Lease assumed under the Plan.  Pursuant to section 365 of the Bankruptcy Code, all assumptions of Executory Contracts and Unexpired Leases (including as amended, if applicable) provided for under the Plan are hereby approved, shall vest in and be fully enforceable by the applicable Reorganized Debtor, and shall take effect on the dates set forth in, and in accordance with the terms of, the Plan (including Article VII) without the need for any further notice to or action, order, or approval of the Bankruptcy Court.  To the extent of any conflict between the first paragraph in Article VI.A and the last paragraph in Article VII.B, the former shall control.  For the avoidance of doubt, all Cure Costs shall continue to be paid in the ordinary course of business and any disputes between the Debtors and counterparties to assumed Executory Contracts and Unexpired Leases shall be unaffected by confirmation, and resolved in accordance with the parties’ respective rights as if these Chapter 11 Cases had not been commenced.

13.       Plan Classification.  The categories listed in Article III of the Plan properly classify, and identify as Impaired or Unimpaired, the Claims against, and Interests in, each of the Debtors, pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code, for all purposes, including voting, Confirmation of the Plan, and distributions pursuant to the Plan, and shall be controlling for all purposes under the Plan.

14.       No Successors in Interest.  Except as to obligations expressly assumed pursuant to the Plan, the Reorganized Debtors shall not be deemed to be successor to any of the Debtors and neither shall assume, nor be deemed to assume, or in any way be responsible for, any successor liability, products liability, or similar liability with respect to the Debtors or the Debtors’ operations that are not expressly assumed or Reinstated in connection with, or expressly provided by, the Plan or this Order.

15.       Utility Deposits.  To the extent they have not already done so, all utilities or other Entities that received a deposit or other form of “adequate assurance” of performance pursuant to section 366 of the Bankruptcy Code during the Chapter 11 Cases, whether pursuant to the Bankruptcy Court’s Final Order (I) Prohibiting Utilities from Altering, Refusing, or Discontinuing Service, (II) Deeming Utilities Adequately Assured of Future Performance, and (III) Establishing Procedures for Determining Requests for Additional Adequate Assurance [ECF No. 264] (the “Utility Order”) or otherwise, are directed to return such deposits to the Reorganized Debtors, either by setoff against post-petition indebtedness or by Cash refund, no later than 30 days after the Effective Date.  Further, on or as reasonably practicable after the Effective Date, the Reorganized Debtors (a) are authorized to withdraw the funds held in the Utility Deposit Account pursuant to the Utility Order and (b) shall have no further obligations to comply with the Utility Order.

16.       Provisions Regarding Tax Collectors.  Notwithstanding any other language contained in the Plan or this Order, nothing in the Plan or this Order shall extinguish any valid and enforceable tax lien held by Orange County, Florida or its Tax Collector, the City of Grapevine, the Grapevine-Colleyville Independent School District, the City of Houston, Tarrant County, Bexar County, the Lone Star College System, or any other Governmental Unit under applicable state law.  The Reorganized Debtors shall pay any Allowed tax Claims (or any remaining balance thereof), together with accrued but unpaid interest, in full when due, in the ordinary course of business, on or after the Effective Date without premium or penalty.

17.       Convertible Notes Trustee.  For the avoidance of doubt, the Convertible Notes Trustee is a Prepetition Agent/Trustee.

18.       Certain Government Matters.

a.	Nothing in the Plan, the Confirmation Order, or the Plan Documents (i) discharges, releases, or exculpates any Entity that is not a domestic Governmental Unit (each, a “Non-Governmental Unit”) from any right, claim, liability, or cause of action of any domestic Governmental Unit, (ii) impairs the ability of any domestic Governmental Unit to pursue the same, (iii) impairs or alters any Non-Governmental Unit’s legal or equitable rights or defenses with respect thereto, or (iv) discharges, releases, or exculpates any domestic Governmental Unit from any right, claim, liability, or cause of action of any Non-Governmental Unit. All claims, rights, causes of action, or defenses of any domestic Governmental Unit shall survive these Chapter 11 Cases as if they had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights, defenses, claims, liabilities, or causes of action would have been resolved or adjudicated if these Chapter 11 Cases had not been commenced.

b.	For the avoidance of doubt, without limiting the foregoing, nothing in the Plan, the Confirmation Order, or the Plan Documents shall (i) require any domestic Governmental Unit to file Proofs of Claim in these Chapter 11 Cases for any right, claim (including Administrative Claims), liability, defense, or cause of action, (ii) affect or impair the exercise of any domestic Governmental Unit’s police and regulatory powers against any Non-Governmental Units, (iii) be interpreted to set Cure Costs or to require any domestic Governmental Unit to novate or otherwise consent to the transfer of any federal or state contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements, or other interests, (iv) affect or impair any domestic Governmental Unit’s rights and defenses of setoff and recoupment, or ability to assert setoff or recoupment against the (Reorganized) Debtors, and such rights and defenses are expressly preserved, (v) constitute an approval or consent by any domestic Governmental Unit without compliance with all applicable legal requirements and approvals under applicable non-bankruptcy law, or (vi) relieve any Non-Governmental Unit from compliance with all licenses and permits issued by domestic Governmental Units in accordance with applicable non-bankruptcy law.

c.	Nothing in the Plan, Confirmation Order, or the Plan Documents shall be deemed to (i) determine the tax liability of any Non-Governmental Unit, (ii) determine the federal tax treatment of any item, distribution, or Non-Governmental Unit (including the federal tax consequences of the Plan), or (iii) expressly expand or diminish the jurisdiction of the Bankruptcy Court to make determinations as to federal tax liability and federal tax treatment unless in accordance with the Bankruptcy Code or 28 U.S.C. §§ 157, 1334.

d.	Notwithstanding anything to the contrary herein, (i) Article III.A shall control with respect to classification and treatment of Claims and Interests held by domestic Governmental Units; provided, that in respect of Claims held by domestic Governmental Units, subject to any legal or equitable rights or defenses of the (Reorganized) Debtors under applicable non-bankruptcy law, contracts, purchase orders, leases, covenants, guaranties, indemnifications, operating rights agreements, or other agreements with a domestic Governmental Unit shall be paid, treated, determined, and administered in the ordinary course of business as if these Chapter 11 Cases were never commenced and nothing in the Plan, the Confirmation Order, or the Plan Documents relieves the (Reorganized) Debtors of their obligations under such agreements; and (ii) Article IV.H shall control for the purposes of cancelling any instrument or document evidencing or creating an Existing Interest.

19.       Surety Bond Obligations.  Prior to the Petition Date, in the ordinary course of business, Arch Insurance Company, Sweaden Compania d Seguros S.A., and Zurich American Insurance Company (each, a “Surety”) issued surety bonds on behalf of certain of the Debtors (collectively, the “Surety Bonds”).  Prior to the Petition Date, in the ordinary course of their business, certain of the Debtors executed certain indemnity agreements and/or related agreements, including agreements regarding collateral of a Surety (the “Surety Collateral”), with each Surety (collectively, the “Surety Bond Agreements”).  Notwithstanding any other provisions of the Plan or the Confirmation Order, on the Effective Date, any and all rights, claims, and interests of the Sureties under (i) the Surety Bonds, (ii) the Surety Bond Agreements, and (iii) any Surety Collateral shall be deemed assumed, reaffirmed, and ratified by the applicable Reorganized Debtors, shall survive and continue in full force and effect, and the rights, claims, and obligations thereunder, including trust and/or subrogation rights and rights in any Surety Collateral, shall not be altered, modified, discharged, enjoined, impaired, or released in any respect under the Plan or the Confirmation Order.  Solely to the extent any of the Surety Bond Agreements are deemed to be one or more executory contracts, any such agreements are deemed assumed by the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code as of the Effective Date with the consent of the Surety.  If on or after the Effective Date any Surety Bond Agreement ceases to be in effect solely as a result of a determination by a court of competent jurisdiction that such agreement is non-assumable under applicable bankruptcy law, such Surety Bond Agreements shall be deemed reinstated or ratified on the terms of such Surety Bond Agreement that existed immediately prior to the Effective Date.

20.       Chubb.  Notwithstanding anything to the contrary in the Plan, the Plan Documents, this Confirmation Order, any other document related to any of the foregoing, or any other Final Order of the Bankruptcy Court (including any other provision that purports to be preemptory or supervening, grants an injunction, discharge, or release, confers Bankruptcy Court jurisdiction, or requires a party to opt out of any releases):

a.	all insurance policies (including all workers’ compensation policies and programs and directors’ and officers’ liability insurance policies (including any “tail policy” or excess policies)) that have been issued at any time by ACE American Insurance Company and/or any of its U.S.-based affiliates and predecessors (collectively, and solely in their capacities as insurers, “Chubb”) to, or providing coverage to, any of the Debtors or any of their affiliates or predecessors, all extensions and renewals thereof, and all agreements, documents, or instruments related thereto (each as amended, modified, or supplemented, and including any exhibits or addenda thereto, collectively, the “Chubb Insurance Program”) shall be assumed by the Reorganized Debtors, jointly and severally, pursuant to sections 105 and 365 of the Bankruptcy Code, and shall continue unaltered in full force and effect thereafter in accordance with their respective terms, and for the avoidance of doubt, upon such assumption, the Reorganized Debtors shall become and remain liable in full for all of their and the Debtors’ obligations under the Chubb Insurance Program, regardless of whether any such obligations arise or become due before, on, or after the Effective Date, without any further action being required by Chubb; provided, however, if, prior to the Effective Date, a Debtor was not entitled to coverage, indemnification rights, direct or derivative rights, interests, claims, entitlements, Causes of Action, or other rights (including the right to proceeds, indemnification, reimbursement, contribution, benefits, or other payment) arising, at any time, out of or under the Chubb Insurance Program, or did not have standing to pursue any of the foregoing under the Chubb Insurance Program, such corresponding Reorganized Debtor (including, for the avoidance of doubt, the Reorganized Parent) shall not be entitled to such coverage, indemnification rights, direct or derivative rights, interests, claims, entitlements, Causes of Action, or other rights (including the right to proceeds, indemnification, reimbursement, contribution, benefits, or other payment) arising, at any time, out of or under the Chubb Insurance Program, and does not have standing to pursue any of the foregoing under the Chubb Insurance Program, upon or after the Effective Date;

b.	nothing shall permit or otherwise effect a sale, assignment, or any other transfer of the Chubb Insurance Program, and/or any rights, proceeds, benefits, claims, rights to payments, or recoveries thereunder or relating thereto without the prior express written consent of Chubb;

c.	the automatic stay of section 362(a) of the Bankruptcy Code and, after the Effective Date, the injunctions set forth in Article VIII.G, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit (but in each case, in accordance with the Chubb Insurance Program and/or applicable non-bankruptcy law): (i) claimants with valid workers’ compensation claims or direct action claims against Chubb under applicable non-bankruptcy law to proceed with their claims; (ii) Chubb to administer, handle, defend, settle, or pay, in the ordinary course of business and without further order of the Bankruptcy Court, (1) workers’ compensation claims, (2) claims where a claimant asserts a direct claim against Chubb under applicable non-bankruptcy law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in Article VIII.G to proceed with its claim, and (3) all costs in relation to each of the foregoing; (iii) Chubb to draw against any or all of the collateral or security provided by or on behalf of the (Reorganized) Debtors at any time and to hold the proceeds thereof as security for the (Reorganized) Debtors or apply such proceeds to the obligations of the (Reorganized) Debtors under the Chubb Insurance Program, in accordance with the terms thereof; and (iv) solely after the Effective Date Chubb to cancel any Insurance Contract that is part of the Chubb Insurance Program and take other actions relating to the Chubb Insurance Program (including effectuating a setoff or any recoupment or subrogation rights or claims); and

d.	nothing in the second paragraph of Article VIII.G (and any corresponding language in this Confirmation Order thereto) requires, precludes, and/or prohibits Chubb to or from administering, handling, defending, settling, and/or paying claims covered by the Chubb Insurance Program in accordance with and subject to the terms and conditions of such Chubb Insurance Program and/or applicable non-bankruptcy law.

21.       Reporting.  Prior to the Effective Date, the Debtors shall continue to file monthly operating reports for any periods prior to the Effective Date.  Following the Effective Date, the Reorganized Debtors shall File quarterly operating reports for each open Chapter 11 Case for each quarter (including any fraction thereof) until the first to occur of the Chapter 11 Cases being converted, dismissed, or closed.

22.       Caption for Chapter 11 Cases.  Notwithstanding any prior order entered in the Chapter 11 Cases to the contrary (e.g., ECF No. 121), on or after the Confirmation Date, the (Reorganized) Debtors are authorized, without further order of the Bankruptcy Court, to revise the consolidated case caption of the Chapter 11 Cases, thereby reflecting changes to any of the (Reorganized) Debtors’ legal names, by Filing a notice of such change with the Bankruptcy Court.  Upon the Filing of such notice of caption change, the (Reorganized) Debtors and all other parties are directed to use such updated case caption in all further pleadings and other papers Filed in the jointly-administered Chapter 11 Cases and any adversary proceeding commenced thereunder.

23.       Notice of Confirmation Date and Effective Date.  In accordance with Bankruptcy Rules 2002 and 3020(c), within 14 calendar days of the date of entry of this Order, the (Reorganized) Debtors, including through the Claims and Solicitation Agent, shall serve a notice of Confirmation (the “Notice of Confirmation”) on the Combined Hearing Notice Parties in accordance with Article XII.J, which shall constitute good and sufficient notice.  On the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors shall File with the Bankruptcy Court a notice of Effective Date (the “Notice of Effective Date”) and serve it on the Combined Hearing Notice Parties in the same manner that the Combined Hearing Notice was served.  For purposes of service under this paragraph, the (Reorganized) Debtors, including the Claims and Solicitation Agent, are authorized to rely on the mailing address or email address information used for serving the Combined Hearing Notice (or as updated by such party since service of the Combined Hearing Notice).  The Notice of Effective Date shall state that the automatic stay no longer applies to prepetition litigation being pursued by Holders of General Unsecured Claims and that such litigation may resume.  In the event any Notices of Confirmation or Notices of Effective Date are returned to the (Reorganized) Debtors or the Claims and Solicitation Agent as undeliverable, the (Reorganized) Debtors or the Claims and Solicitation Agent shall use reasonable efforts to ascertain such party’s updated mailing or email address.

24.       Retention of Jurisdiction.  From the Confirmation Date and until the Effective Date, the Bankruptcy Court retains jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan.  Notwithstanding the entry of this Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court retains jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code in accordance with the Plan, including Article XI.

25.       Final Order.  This Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

26.       Binding Effect.  Notwithstanding any Bankruptcy Rule (including Bankruptcy Rules 3020(e) and 6004), Local Rule, or rule 62(a) of the Federal Rules of Civil Procedure to the contrary, upon the date hereof, this Order shall be binding upon and inure to the benefit of the (Reorganized) Debtors, all present and former Holders of Claims or Interests (whether or not such Holders shall receive or retain any property or interest in property under the Plan and irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, or injunctions described in the Plan, each Entity acquiring property under the Plan, any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors, all other parties in interest in the Chapter 11 Cases, and their respective Related Parties.  The (Reorganized) Debtors (including by directing the Claims and Solicitation Agent) are authorized to take all such actions as are deemed necessary or appropriate to adjust and update the Claims Register consistent with the Plan (including Article VI) and this Order.

27.       Waiver of Stay.  The requirements under Bankruptcy Rule 3020(e) that an order confirming a plan is stayed until the expiration of 14 days after entry of the order are hereby waived, and this Order shall be effective and enforceable immediately upon its entry by the Bankruptcy Court.  Notwithstanding the waiver of stay provided in this paragraph 27, no waiver shall be granted with respect to the time period contained in Bankruptcy Rule 3020(e) with respect to the opt-out releases contained in Article VIII.F, and the 14-day period provided in Bankruptcy Rule 3020(e) shall not commence until the Bankruptcy Court enters its opinion and order overruling the U.S. Trustee’s and SEC’s objections with respect thereto.  The Debtors are authorized to consummate the Plan immediately upon entry of this Order.

28.       Reversal.  If any or all of the provisions of this Order are hereafter reversed, modified, or vacated by subsequent order of the Bankruptcy Court or any other court of competent jurisdiction, such reversal, modification, or vacatur shall not affect the validity or the enforceability of any act, obligations, indebtedness, liability, priority, or Lien incurred or undertaken by the (Reorganized) Debtors under or in connection with the Plan (including pursuant to any other order of the Bankruptcy Court) prior to the date that the (Reorganized) Debtors received actual written notice of the effective date of any such reversal, modification, or vacatur.  Notwithstanding any such reversal, modification, or vacatur of this Order, any act or obligation incurred or undertaken pursuant to, and in reliance on, this Order prior to the effective date of such reversal, modification, or vacatur shall be governed in all respects by the provisions of this Order, the Plan, and any amendments or modifications thereto effectuated prior to the effective date of such reversal, modification, or vacatur.

29.       Conflicts with This Order.  The provisions of the Plan and this Order shall be construed in a manner consistent with each other so as to effect the purpose of each; provided, however, that if there is determined to be any inconsistency between any terms and provisions of this Order and any terms and provisions of the Plan or any other Plan Document that cannot be so reconciled, then solely to the extent of such inconsistency, the provisions of this Order shall govern, and any provision of this Order shall be deemed a modification of the Plan or such other document and shall control and take precedence.

30.       Findings of Fact and Conclusions of Law.  The findings and conclusions set forth herein and in the Record constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to rule 52 of the Federal Rules of Civil Procedure, as made applicable by Bankruptcy Rules 7052 and 9014.  To the extent that any of the following findings of fact constitute conclusions of law, and to the extent that any of the following conclusions of law constitute findings of fact, they are adopted as such.  Any requirement under the Bankruptcy Rules that the Bankruptcy Court state its conclusions of law separate from its findings of fact is hereby waived.

31.       Headings.  The headings contained within this Order are used for the convenience of the parties and shall not alter or affect the meaning of the text of this Order.

Dated:	February 20, 2025
	White Plains, New York	/s/ Sean H. Lane
HONORABLE SEAN H. LANE UNITED STATES BANKRUPTCY JUDGE

Exhibit A

Plan of Reorganization

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
In re: SPIRIT AIRLINES, INC., et al., Debtors.[1]	Chapter 11 Case No. 24-11988 (SHL) Jointly Administered

FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF
SPIRIT AIRLINES, INC. AND ITS DEBTOR AFFILIATES

DAVIS POLK & WARDWELL LLP 450 Lexington Avenue New York, New York 10017 Tel.: (212) 450-4000 Marshall S. Huebner Darren S. Klein Christopher S. Robertson Moshe Melcer Kayleigh Yerdon

Counsel to the Debtors and Debtors in Possession

Dated:    January 15, 2025

New York, New York

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR VOTES OF ACCEPTANCE OR REJECTION IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND WITHIN THE MEANING OF SECTION 1126 OF THE BANKRUPTCY CODE. THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION IN THE CHAPTER 11 CASES.

1 The Debtors’ names and last four digits of their respective employer identification numbers or registration numbers in the applicable jurisdictions are as follows: Spirit Airlines, Inc. (7023); Spirit Finance Cayman 1 Ltd. (7020); Spirit Finance Cayman 2 Ltd. (7362); Spirit IP Cayman Ltd. (4732); and Spirit Loyalty Cayman Ltd. (4752). The Debtors’ mailing address is 1731 Radiant Drive, Dania Beach, FL 33004.

TABLE OF CONTENTS

ARTICLE I.
	DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES		1
A.	Defined Terms		1
B.	Rules of Interpretation		23
C.	Computation of Time		24
D.	Governing Law		24
E.	Reference to Monetary Figures		24
F.	Nonconsolidated Plan		24
G.	Consent Rights		24
ARTICLE II.
	DIP SUPERPRIORITY CLAIMS; ADMINISTRATIVE CLAIMS; PRIORITY CLAIMS; AND U.S. Trustee FEES
			25
A.	DIP Superpriority Claims		25
B.	Administrative Claims		25
	1.	General Administrative Claims	25
	2.	Professional Fee Claims	26
	3.	Treatment of Priority Tax Claims	28
C.	U.S. Trustee Fees		28
ARTICLE III.
	CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS		28
A.	Classification and Treatment of Claims and Interests		29
	1.	Class 1 — Other Secured Claims	29
	2.	Class 2 — Other Priority Claims	30
	3.	Class 3 — Prepetition RCF Claims	31
	4.	Class 4 — Senior Secured Notes Claims	31
	5.	Class 5 — Convertible Notes Claims	32
	6.	Class 6 — General Unsecured Claims	32
	7.	Class 7 — Section 510(b) Claims	32
	8.	Class 8 — Intercompany Claims	33
	9.	Class 9 — Intercompany Interests	33
	10.	Class 10 — Existing Interests	34
B.	Special Provision Governing Unimpaired Claims		34
C.	Voting Classes; Presumed Acceptance or Rejection by Nonvoting Classes		34
	1.	Voting Classes Under the Plan	34
	2.	Acceptance of the Plan by Impaired Classes of Claims	34
	3.	Presumed Acceptance of the Plan	34
	4.	Presumed Rejection of the Plan	34
	5.	Presumed Acceptance or Rejection of the Plan	35
	6.	Presumed Acceptance by Voting Classes with No Votes	35

D.	Elimination of Vacant Classes		35
E.	Controversy Concerning Impairment		35
ARTICLE IV.
	IMPLEMENTATION OF THE PLAN		35
A.	Continued Existence and Vesting of Assets		35
	1.	Reorganized Debtors	35
	2.	Transfer of Books and Records; Privilege	36
B.	Transactions Related to the Plan		36
C.	New Equity Interests		37
	1.	Issuance of New Equity Interests	37
	2.	Exchange Act Registration and Listing	37
	3.	Exemption from Registration	37
D.	Equity Rights Offering		41
E.	Exit Financing		42
	1.	Entry into Exit Financing Documents	42
	2.	Exemption from Registration	43
F.	Boards of Directors/Managers		44
G.	New Organizational Documents; No Further Action		44
H.	Cancellation of Instruments, Certificates, and Other Documents		45
I.	Subordination		46
J.	Structural Simplification		46
K.	Management Incentive Plan		47
L.	DTC Eligibility		47
ARTICLE V.
	PROVISIONS GOVERNING DISTRIBUTIONS		47
A.	Timing and Calculation of Amounts to Be Distributed		47
B.	Sources for Plan Distributions and Transfers of Funds Among Debtors		48
C.	Distribution Agent		48
D.	De Minimis Distributions		48
E.	Delivery of Plan Distributions—Allowed Claims		49
F.	Fractional New Equity Interests		50
G.	Manner of Payment Under the Plan		51
H.	Allocation of Plan Distributions Between Principal and Interest		51
I.	Compliance Matters		51
J.	Foreign Currency Exchange Rate		52
K.	Fractional Dollars		52
L.	Undeliverable, Unclaimed, or Non-Negotiated Plan Distributions		52
M.	Claims Paid by Third Parties		53
N.	Claims Payable by Third Parties		53

ARTICLE VI.
	PROCEDURES FOR RESOLVING CLAIMS		53
A.	Objections to Claims		54
B.	Resolution of Disputed Claims		54
C.	Estimation of Claims and Interests		54
D.	No Distributions Pending Allowance or Settlement of Causes of Action		55
E.	No Amendments to Claims		56
F.	No Late-Filed Claims		56
G.	No Interest		56
H.	Adjustment to Claims Without Objection		56
I.	Reservation of Rights to Object to Claims		57
J.	Disallowance of Claims		57
K.	Reimbursement or Contribution		57
ARTICLE VII.
	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		57
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases		57
B.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases		59
C.	Employment-Related Provisions		60
	1.	Employment Agreement and Benefit Programs	60
	2.	Collective Bargaining Agreements	60
D.	Rejection Claims		61
E.	Reservation of Rights		61
F.	Transferred Cure Costs		61
G.	Indemnification		61
	1.	Debtor Indemnification Obligations	61
	2.	Third-Party Indemnities	62
H.	Insurance-Related Provisions		62
I.	Aircraft-Related Provisions		63
ARTICLE VIII.
	EFFECT OF CONFIRMATION OF THE PLAN		63
A.	Release of Liens		63
B.	Releases; Discharges		64
C.	Term of Injunctions or Stays		65
D.	Exculpation		65
E.	Releases by the Debtors		66
F.	Voluntary Releases by the Releasing Parties		68
G.	Injunction		70
H.	Setoff and Recoupment		71

I.	Preservation of Causes of Action	72
J.	Compromise and Settlement of Claims and Controversies	73
K.	Protection Against Discriminatory Treatment	73
L.	SEC	73
ARTICLE IX.
	CONDITIONS TO EFFECTIVE DATE	74
A.	Conditions Precedent to the Effective Date	74
B.	Waiver of Conditions to Effectiveness	75
C.	Effect of Non-Occurrence of Conditions to the Effective Date	75
ARTICLE X.
	MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN	76
A.	Plan Modifications	76
B.	Revocation or Withdrawal of Plan and Effects of Nonoccurrence of Confirmation or Effective Date	76
ARTICLE XI.
	RETENTION OF JURISDICTION	77
ARTICLE XII.
	MISCELLANEOUS PROVISIONS	80
A.	Exemption from Transfer Taxes and Recording Fees	80
B.	Request for Expedited Determination of Taxes	80
C.	Dissolution of Any Committee	81
D.	Plan Supplement and Other Plan Documents	81
E.	No Admission	81
F.	Substantial Consummation	81
G.	Section 1125 of the Bankruptcy Code	81
H.	Non-Severability	82
I.	Binding Effect	83
J.	Service of Documents	83
K.	Waiver or Estoppel	84
L.	Conflicts	84
M.	Entire Agreement	85

Introduction

Pursuant to section 1121(a) of the Bankruptcy Code,2 the Debtors propose this First Amended Joint Chapter 11 Plan of Reorganization of Spirit Airlines, Inc. and its Debtor Affiliates (including all appendices, exhibits, schedules, and supplements (including any Plan Supplements), and as it may be amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, the “Plan”) to Holders of Claims against and Interests in the Debtors in connection with the solicitation of votes on the Plan and the hearing on the final approval of the Disclosure Statement and confirmation of the Plan (as such hearing may be continued from time to time, the “Combined Hearing”). The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. Other agreements and documents may supplement this Plan and may be Filed with the Bankruptcy Court. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and Article X, the Debtors reserve the right to alter, supplement, amend, or otherwise modify (one or more times), revoke, or withdraw the Plan prior to its substantial consummation.

Reference is made to the Disclosure Statement, which includes information pertaining to the Debtors’ prepetition business operations and financial history, the events leading up to the Chapter 11 Cases, a description of certain effects of confirmation of the Plan, certain risk factors associated with the Plan, the way Plan Distributions will be made, the confirmation process, and confirmation requirements.

Holders of Claims entitled to vote to accept or reject the Plan will receive a Ballot and a copy of the Disclosure Statement to enable them to vote on the Plan in accordance with the voting instructions and make any other elections or representations required pursuant to the Plan.

ALL HOLDERS OF CLAIMS OR INTERESTS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.
DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

A.                Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

1.                “2025 Convertible Notes” means the 4.75% Convertible Senior Notes due 2025 issued under the 2025 Convertible Notes Indenture.

2.                “2025 Convertible Notes Claim” means a Claim on account of the 2025 Convertible Notes.

2 Capitalized terms used herein shall have the meanings ascribed to them in Article I unless otherwise defined elsewhere herein.

3.                “2025 Convertible Notes Indenture” means that certain Indenture, dated as of May 12, 2020, between Spirit Airlines, Inc., as issuer, and Wilmington Trust, National Association, as trustee, as supplemented by that certain First Supplemental Indenture, dated as of May 12, 2020, between Spirit Airlines, Inc., as issuer, and Wilmington Trust, National Association, as trustee, as amended, amended and restated, supplemented, or otherwise modified prior to the Petition Date.

4.                “2026 Convertible Notes” means the 1.00% Convertible Senior Notes due 2026 issued under the 2026 Convertible Notes Indenture.

5.                “2026 Convertible Notes Claim” means a Claim on account of the 2026 Convertible Notes.

6.                “2026 Convertible Notes Indenture” means that certain Indenture, dated as of May 12, 2020, between Spirit Airlines, Inc., as issuer, and Wilmington Trust, National Association, as trustee, as supplemented by that certain Second Supplemental Indenture, dated as of April 30, 2021, between Spirit Airlines, Inc., as issuer, and Wilmington Trust, National Association, as trustee, as amended, amended and restated, supplemented, or otherwise modified prior to the Petition Date.

7.                “Administrative Claim” means a Claim against any of the Debtors arising on or after the Petition Date and before the Effective Date for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b) and entitled to priority under sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including the following: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the businesses of the Debtors (including wages, salaries, or commissions for services, and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting, and other services, and reimbursement of expenses pursuant to sections 328, 330(a), or 331 of the Bankruptcy Code or otherwise for the period commencing on the Petition Date and ending on the Effective Date, including Professional Fee Claims; (c) all fees and charges assessed against the Estates pursuant to 28 U.S.C. § 1930, including the U.S. Trustee Fees; (d) the DIP Superpriority Claims; (e) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), or (5) of the Bankruptcy Code and to the extent approved by the Bankruptcy Court; (f) Cure Costs; and (g) any fees and expenses that are earned and payable pursuant to the Plan or the Plan Documents (including the Backstop Premium). For the avoidance of doubt, for the purposes of treatment and Plan Distributions, the DIP Superpriority Claims shall be subject to Article II.A.

8.                “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if the referenced Entity were a Debtor.

9.                “Allowed” means, with respect to any Claim or Interest, except as otherwise provided in the Plan: (a) a Claim or Interest that either (i) is not Disputed or (ii) has been allowed by a Final Order; (b) a Claim or Interest that is allowed, compromised, settled, or otherwise resolved (i) pursuant to the terms of the Plan, (ii) in any stipulation that is approved by the Bankruptcy Court by a Final Order, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith; (c) a Claim relating to a rejected Executory Contract or Unexpired Lease that either (i) is not a Disputed Claim or (ii) has been allowed by a Final Order; or (d) a Claim or Interest as to which a Proof of Claim or Proof of Interest, as applicable, has been timely filed and as to which no objection has been filed. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays the amount, or turns over any property, for which such Entity is liable. For the avoidance of doubt, (a) there is no requirement to File a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim under the Plan, and (b) the (Reorganized) Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law. “Allow” and “Allowing” shall have correlative meanings. Notwithstanding anything to the contrary herein, to the extent applicable, and without prejudice to the rights of any Holder of an Allowed Administrative Claim to argue that section 502(d) of the Bankruptcy Code is inapplicable to its Administrative Claim, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such (Reorganized) Debtor. Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest, late fees, or other similar related charges on such Claim from and after the Petition Date.

10.            “Amended and Restated Loyalty Program Intercompany Note” means that certain intercompany note dated November 17, 2022, among Spirit Airlines, Inc., as payor and Spirit IP Cayman Ltd. and Spirit Loyalty Cayman Ltd., as payees.

11.            “Assets” means all rights, titles, interest, and assets of the Debtors of any nature whatsoever, including all property of the Estates of any kind pursuant to section 541 of the Bankruptcy Code, Cash, Causes of Action, accounts receivable, tax refunds, claims of right, interests in property (including real, personal, tangible, and intangible property), and proceeds from any of the foregoing items in this Article I.A.11.

12.            “Assumption Dispute” has the meaning ascribed to it in Article VII.B.

13.            “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other claims, actions, or remedies that may be brought by or on behalf of the Debtors, their Estates, or other authorized parties in interest to avoid a transfer of property or an obligation incurred by the Debtors pursuant to any applicable section of the Bankruptcy Code, including sections 502, 510, 542, 544, 545, 547 through and including 553, and 724(a) of the Bankruptcy Code, or under similar or related state, federal, and non-U.S. statutes, non-bankruptcy law, and common law, including fraudulent transfer laws or fraudulent conveyance laws.

14.            “Backstop Commitment Agreement” means that certain Backstop Commitment Agreement attached as Exhibit B to the Restructuring Support Agreement, by and among the Debtors and the Backstop Commitment Parties, including all exhibits, annexes, and schedules thereto, and as may be amended from time to time in accordance with its terms.

15.            “Backstop Cash Premium” has the meaning set forth in the Backstop Commitment Agreement.

16.            “Backstop Commitment Parties” has the meaning set forth in the Backstop Commitment Agreement.

17.            “Backstop Motion” means a motion Filed in the Chapter 11 Cases seeking entry of the Backstop Order.

18.            “Backstop Order” means the order entered by the Bankruptcy Court approving and authorizing the Debtors’ entry into the Backstop Commitment Agreement and other Equity Rights Offering Documents and approving the Rights Offering Procedures.

19.            “Backstop Premium” has the meaning set forth in the Backstop Commitment Agreement.

20.            “Backstop Premium Shares” means the backstop premium payable to the Backstop Commitment Parties in New Equity Interests in consideration for the Backstop Commitment on the terms set forth in the Backstop Commitment Agreement.

21.            “Backstop Shares” has the meaning set forth in the Backstop Commitment Agreement.

22.            “Ballot” means the ballot upon which Holders of Claims entitled to vote on the Plan shall cast their vote to accept or reject the Plan, including, as applicable, any E-Ballots.

23.            “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as applicable to the Chapter 11 Cases, as may be amended from time to time.

24.            “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York with jurisdiction over these Chapter 11 Cases and, to the extent any reference made under 28 U.S.C. § 157 is withdrawn or the Bankruptcy Court is determined not to have authority to enter a Final Order on an issue, the United States District Court for the Southern District of New York.

25.            “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. § 2075 and the general and chambers rules of the Bankruptcy Court.

26.            “Beneficial Owner” means a beneficial owner for U.S. federal income tax purposes.

27.            “Business Day” means any day, other than a Saturday, Sunday, or Legal Holiday.

28.            “Case Information Website” means the case information website maintained by the Claims and Solicitation Agent at https://dm.epiq11.com/SpiritGoForward.

29.            “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

30.            “Causes of Action” means any claim, interest, damage, remedy, cause of action, proceeding, demand, right, action, suit, obligation, liability, account, defense, offset, power, privilege, license, Lien, indemnity, guaranty, franchise, debt, judgment, or controversy of any kind or character whatsoever, whether known or unknown, choate or inchoate, foreseen or unforeseen, existing or hereinafter arising, contingent or noncontingent, disputed or undisputed, liquidated or unliquidated, secured or unsecured, matured or unmatured, suspected or unsuspected, assertable directly or derivatively, reduced to judgment or otherwise, whether arising before, on, or after the Petition Date, in contract, tort, law, equity, or otherwise pursuant to any theory of law. For the avoidance of doubt, Causes of Action include the following: (a) any right of setoff, counterclaim, or recoupment and any claim under contracts or for breaches of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, breach of fiduciary duty, violation of local, state, federal, or foreign law, or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) any claims or causes of action for aiding and abetting (including of breaches of fiduciary duties), knowing participation (including knowing participation in breach of fiduciary duty), and conspiracy (including conspiracy to breach fiduciary duty); (d) any claims or causes of action for illegal dividends; (e) any claims or causes of action for fraud, misrepresentations, or omissions; (f) the right to object to, subordinate, disallow, or otherwise contest Claims or Interests; (g) claims or causes of action pursuant to sections 362, 510, 542, 543, 544–550, or 553 of the Bankruptcy Code; (h) any claim or defense, including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; (i) any Avoidance Action; (j) any claim or defense related to tax refunds or tax audits; and (k) any Retained Cause of Action.

31.            “Certificate” means any instrument evidencing a Claim or an Interest.

32.            “Chapter 11 Cases” means (a) when used with reference to a particular Debtor or group of Debtors, the chapter 11 case or cases pending for that Debtor or group of Debtors under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

33.            “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

34.            “Claims and Solicitation Agent” means Epiq Corporate Restructuring, LLC, the claims, noticing, and solicitation agent employed by the Debtors in the Chapter 11 Cases.

35.            “Claims Register” means the official register of Claims maintained by the Claims and Solicitation Agent.

36.            “Class” means a category of Claims against or Interests in the Debtors, as set forth in Article III, under section 1122(a) of the Bankruptcy Code.

37.            “Collateral Agency and Accounts Agreement” means that certain Collateral Agency and Accounts Agreement dated as of September 17, 2020, by and among Spirit IP Cayman Ltd. and Spirit Loyalty Cayman Ltd., each as co-issuers, the other grantors from time to time party thereto, Wilmington Trust, National Association, as depositary, collateral agent and trustee under the Senior Secured Notes Indenture and the other senior secured debt representatives from time to time party thereto, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms.

38.            “Committee” means the official committee of unsecured creditors, as it may be constituted from time to time, appointed on November 29, 2024 by the U.S. Trustee in the Chapter 11 Cases [ECF No. 133] pursuant to section 1102(a) of the Bankruptcy Code.

39.            “Compensation and Benefits Programs” has the meaning set forth in Article VII.C.

40.            “Confirmation” means the entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases.

41.            “Confirmation Date” means the date on which Confirmation occurs.

42.            “Combined Hearing” has the meaning set forth in the Introduction above.

43.            “Confirmation Objection Deadline” has the meaning set forth in the Scheduling Order.

44.            “Confirmation Order” means an order of the Bankruptcy Court (a) approving the Disclosure Statement on a final basis, pursuant to section 1125 of the Bankruptcy Code, to the extent required, (b) confirming the Plan pursuant to section 1129 of the Bankruptcy Code, and (c) granting other related relief in form and substance acceptable to the Debtors and the Required Consenting Stakeholders, including all exhibits, appendices, supplements, and related documents.

45.            “Consenting Convertible Noteholders” means the Convertible Noteholders that are signatories to the Restructuring Support Agreement, and any subsequent Holder of the Convertible Notes that becomes party thereto in accordance with the terms of the Restructuring Support Agreement.

46.            “Consenting Convertible Noteholders Advisors” means, collectively, (a) Paul Hastings LLP, (b) Ducera Partners LLC, (c) one Cayman Islands local counsel, and (d) one aviation specialist counsel.

47.            “Consenting Senior Secured Noteholders” means the Senior Secured Noteholders that are signatories to the Restructuring Support Agreement, and any subsequent Holder of the Senior Secured Notes that becomes party thereto in accordance with the terms of the Restructuring Support Agreement.

48.            “Consenting Senior Secured Noteholders Advisors” means, collectively, (a) Akin Gump Strauss Hauer & Feld LLP, (b) Evercore Group L.L.C., (c) Appleby (Cayman) Ltd, as Cayman Islands local counsel, (d) Watson Farley & Williams LLP, as aviation counsel, and (e) any consultants or other professionals retained by the Consenting Senior Secured Noteholder Advisors with the consent of the Debtors (such consent not to be unreasonably withheld).

49.            “Consenting Stakeholders” means, collectively, the Consenting Convertible Noteholders and the Consenting Senior Secured Noteholders.

50.            “Consummation” means the occurrence of the Effective Date.

51.            “Contingent” means, when used in reference to a Claim, any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event that has not yet occurred as of the date on which such Claim is sought to be estimated or on which an objection to such Claim is Filed, whether or not such event is within the actual or presumed contemplation of the Holder of such Claim and whether or not a relationship between the Holder of such Claim and the applicable Debtor now or hereafter exists or previously existed.

52.            “Continuing Senior Secured Notes Document” has the meaning ascribed to it in Article IV.H.

53.            “Convertible Noteholder” means a “Holder” as defined in the 2025 Convertible Notes Indenture or the 2026 Convertible Notes Indenture.

54.            “Convertible Notes Claims” means, collectively, the 2025 Convertible Notes Claims and 2026 Convertible Notes Claims.

55.            “Convertible Notes Documents” means the Convertible Notes Indentures and certain other documents related to the Convertible Notes Indentures.

56.            “Convertible Notes Equity Distribution” means a share of the Total Convertible Notes Equity Entitlement based on the proportion that the principal amount of a Class 5 Holder’s Claim bears to the aggregate principal amount of all Class 5 Holders’ Claims, subject to any Ineligible Convertible Noteholder Adjustment.

57.            “Convertible Notes Equity Rights Offering Amount” means 21.25% of New Equity Interests issued pursuant to the Equity Rights Offering and the Backstop Commitment Agreement (other than the Backstop Premium Shares).

58.            “Convertible Notes Indentures” means, collectively, the 2025 Convertible Notes Indenture and the 2026 Convertible Notes Indenture.

59.            “Convertible Notes Subscription Rights” means the rights of Holders of the Convertible Notes Claims to purchase their Pro Rata share of the Convertible Notes Equity Rights Offering Amount, subject to the Equity Rights Offering Holdback, on the terms and conditions set forth in the Restructuring Support Agreement and the Equity Rights Offering Documents.

60.            “Convertible Notes Trustee” means Computershare Trust Company, National Association, as successor trustee under the Convertible Notes Indentures, together with any permitted successors and assigns.

61.            “Covered Claim” means a claim or Cause of Action of the type set forth in Article VIII.D, Article VIII.E.1–4, or Article VIII.F.1–4.

62.            “Cure Costs” means an amount (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease), including an amount of $0.00, as applicable, required to cure any monetary defaults under any Executory Contract or Unexpired Lease that is to be assumed, or assumed and assigned, by the Debtors via the Plan pursuant to section 365 or 1123 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) Bankruptcy Code.

63.            “D&O Liability Insurance Policies” means all directors’, managers’, and officers’, or employees’ liability insurance policies (including any “tail policy” or excess policies) of any of the Debtors that have been issued or provide coverage at any time to current or former directors, managers, officers, or employees of the Debtors, and all agreements, documents, or instruments related thereto.

64.            “Debtors,” “Company,” or “Spirit” means, collectively, the above-captioned debtors, in their capacities as debtors and debtors-in-possession in the Chapter 11 Cases.

65.            “DIP Agent” means Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent under certain of the DIP Documents.

66.            “DIP Credit and Note Purchase Agreement” means that certain Debtor in Possession Credit and Note Purchase Agreement on the terms set forth in the DIP Facility Term Sheet.

67.            “DIP Documents” means the DIP Facility Term Sheet, the DIP Credit and Note Purchase Agreement and all other agreements, documents, and instruments related thereto, including the DIP Order and any guaranty agreements, pledge and collateral agreements, intercreditor agreements, and other security agreements, as now in effect or as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with their terms and the terms of the DIP Order.

68.            “DIP Facility” mean the $300 million senior secured superpriority debtor-in-possession facility to be provided pursuant to, and subject to the terms and conditions of, the DIP Documents.

69.            “DIP Facility Term Sheet” means that certain DIP Facility Term Sheet attached as Exhibit E to the Restructuring Support Agreement.

70.            “DIP Lenders” means the lenders from time to time party to the DIP Documents.

71.            “DIP Note Purchasers” means the holders of notes pursuant to the DIP Documents.

72.            “DIP Order” means, collectively, the Interim DIP Order and Final DIP Order entered by the Bankruptcy Court authorizing the Debtors to enter into the DIP Documents and access the DIP Facility.

73.            “DIP Secured Parties” means the DIP Agent, the DIP Lenders, DIP Note Purchasers, and certain other secured parties, as further set forth in the DIP Documents.

74.            “DIP Superpriority Claims” means superpriority Claims relating to or arising out of the DIP Facility, as further set forth in the DIP Order (including for the avoidance of doubt, all adequate protection obligations set forth therein) and the DIP Documents.

75.            “Disallowed” means, with respect to a Claim, Interest, or any portion thereof, (a) the Claim has been disallowed, subordinated, or expunged, in whole or in part, by a Final Order or stipulation, (b) the Claim (other than a General Unsecured Claim) has been withdrawn, in whole or in part, (c) the Claim (other than a General Unsecured Claim) is listed in the Schedules as zero or as Disputed, Contingent, or Unliquidated and in respect of which a Proof of Claim has not been timely Filed or deemed timely Filed pursuant to the Plan, the Bankruptcy Code, or any Final Order of the Bankruptcy Court, (e) the Claim has been reclassified, expunged, subordinated, or estimated to the extent that such reclassification, expungement, subordination, or estimation results in a reduction in amount reflected on the Schedules or the applicable Proof of Claim, or (f) the Claim (other than a General Unsecured Claim) is evidenced by a Proof of Claim which was not timely or properly Filed by the Effective Date.

76.            “Disclosure Statement” means the disclosure statement for the Plan, including all exhibits and schedules thereto, as may be amended, supplemented, or otherwise modified from time to time, which shall be in form and substance reasonably acceptable to the Debtors and the Required Consenting Stakeholders

77.            “Disputed” means, with respect to a Claim, Interest, or any portion thereof, (a) any such Claim to the extent neither Allowed or Disallowed under the Plan or a Final Order nor deemed Allowed under section 502, 503, or 1111 of the Bankruptcy Code or (b) any such Claim to which an objection has been Filed. To the extent that only a portion of a Claim is disputed, such Claim shall be deemed Allowed in the amount not disputed, if any, and Disputed as to the balance of such Claim.

78.            “Distribution Agent” means, as applicable, the Reorganized Debtors or any Entity designated or retained by the Reorganized Debtors with the consent of the Required Consenting Stakeholders without the need for any further order of the Bankruptcy Court, to make or facilitate Plan Distributions; provided, that should the (Reorganized) Debtors designate or retain any Entity for purposes of facilitating Plan Distributions in the form of Cash, they shall promptly file a notice to such effect on the docket of the Chapter 11 Cases.

79.            “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Reorganized Debtors, on or after the Effective Date, upon which the Distribution Agent shall make Plan Distributions to Holders of Allowed Claims entitled to receive Plan Distributions.

80.            “Distribution Record Date” means, other than with respect to Securities held through DTC, the record date for purposes of determining which Holders of Allowed Claims against or Allowed Interests in the Debtors are eligible to receive Plan Distributions, which date shall be the Confirmation Date or such other date and time designated by the (Reorganized) Debtors. For the avoidance of doubt, the Distribution Record Date shall not apply to Securities held through DTC, which shall receive Plan Distributions, if any, in accordance with the applicable procedures of DTC.

81.            “DOT” means the United States Department of Transportation or any successor agency thereto.

82.            “DTC” means The Depository Trust Company.

83.            “Effective Date” means the date that is the first Business Day after the Confirmation Date on which (a) no stay of the Confirmation Order is in effect, (b) all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A have been satisfied or waived in accordance with Article IX.B, and (c) the Debtors declare the Plan effective. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter and shall otherwise be deemed in compliance with the Plan and Confirmation Order.

84.            “Eligible Convertible Noteholder” means any Convertible Noteholder that is not an Ineligible Convertible Noteholder.

85.            “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

86.            “Equity Rights Offering” means the equity rights offering to be consummated on the Effective Date in accordance with the Equity Rights Offering Documents.

87.            “Equity Rights Offering Amount” means $350 million of proceeds generated by the Equity Rights Offering.

88.            “Equity Rights Offering Documents” means the Backstop Commitment Agreement, the Backstop Motion, the Backstop Order, the Scheduling Order, and any and all other agreements, documents, and instruments delivered or entered into in connection with, or otherwise governing, the Equity Rights Offering, including the Equity Rights Offering Procedures, subscription forms, and any other materials distributed in connection with the Equity Rights Offering.

89.            “Equity Rights Offering Holdback” means with respect to the Equity Rights Offering, the holdback only available to the Backstop Commitment Parties in accordance with and in the amounts set forth in the Backstop Commitment Agreement.

90.            “Equity Rights Offering Holdback Shares” means the shares of New Equity Interests that are issued to the Backstop Commitment Parties on account of the Equity Rights Offering Holdback.

91.            “Equity Rights Offering Participants” means the Holders of Convertible Notes Claims and Holders of Senior Secured Notes Claims entitled to participate in the Equity Rights Offering, pursuant to the Equity Rights Offering Procedures.

92.            “Equity Rights Offering Procedures” means those certain rights offering procedures with respect to the Equity Rights Offering, which rights offering procedures shall be set forth in the Equity Rights Offering Documents.

93.            “Equity Rights Offering Shares” means the shares of New Equity Interests issued pursuant to the Equity Rights Offering.

94.            “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001-1461 (2018 & Supp. III 2021).

95.            “Estate” means, as to each Debtor, the bankruptcy estate created for the Debtor pursuant to section 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

96.            “Exculpated Party” means (a) each Debtor, (b) each DIP Secured Party, (c) each Consenting Stakeholder, (d) each Backstop Commitment Party, (e) each Prepetition Agent/Trustee, (f) any Committee and all members thereof, (g) each RCF Secured Party, and (h) with respect to each of the foregoing Entities in clauses (a) through (g), such Entity’s Related Parties.

97.            “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption, assumption and assignment, or rejection under section 365 or 1123 of the Bankruptcy Code.

98.            “Existing Interests” means all Interests in Spirit Airlines, Inc. existing immediately prior to the Effective Date.

99.            “Exit Financing Documents” means, collectively, the Exit Secured Notes Documents and Exit RCF Documents.

100.        “Exit Financing Facilities” means, collectively, the Exit Secured Notes Financing and Exit Revolving Credit Facility.

101.        “Exit Revolving Credit Facility” means a senior secured revolving credit facility to be entered into by one or more Reorganized Debtors in accordance with the Exit RCF Documents.

102.        “Exit RCF Documents” means all documentation effectuating the incurrence of the Exit Revolving Credit Facility.

103.        “Exit Secured Notes” means $840 million of senior secured notes to be issued by Reorganized Parent in accordance with the terms of the Restructuring Support Agreement and the Exit Secured Notes Documents.

104.        “Exit Secured Notes Financing” means $840 million of senior secured notes to be issued to the Required Consenting Stakeholders by the Reorganized Parent and guaranteed by each of the other Reorganized Debtors in accordance with the Restructuring Support Agreement and the Exit Secured Notes Documents.

105.        “Exit Secured Notes Documents” means all documentation effectuating the incurrence of the Exit Secured Notes Financing.

106.        “Federal Judgment Rate” means the federal judgment rate in effect pursuant to 28 U.S.C. § 1961 as of the Petition Date, compounded annually.

107.        “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim, the Claims and Solicitation Agent.

108.        “Final DIP Order” means the order entered by the Bankruptcy Court approving the DIP Facility and providing adequate protection to the holders of Senior Secured Notes Claims and the holders of the Prepetition RCF Claims on a final basis, as such order may be amended from time to time, subject to the consent rights set forth in the Restructuring Support Agreement and the DIP Documents.

109.        “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal, seek leave to appeal, or seek certiorari has expired and no appeal or petition for certiorari or motion for leave to appeal has been timely taken, or as to which any appeal that has been taken or any petition for certiorari or motion for leave to appeal that has been or may be filed, has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari or leave to appeal could be or was sought, or the new trial, reargument, petition for certiorari, leave to appeal, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided, that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not prevent such order from being a Final Order.

110.        “First Day Declaration” means the Declaration of Fred Cromer in Support of the Chapter 11 Proceedings and First Day Pleadings [ECF No. 2], Filed at the onset of the Chapter 11 Cases.

111.        “General Unsecured Claim” means any Claim against any of the Debtors that is not one of the following Claims: (a) Administrative Claim (including a Professional Fee Claim, DIP Superpriority Claim, or a Claim related to U.S. Trustee Fees); (b) Priority Tax Claim; (c) Senior Secured Notes Claim; (d) Convertible Notes Claim; (e) Prepetition RCF Claim; (f) Other Secured Claim; (g) Other Priority Claim; (h) Section 510(b) Claim; or (i) Intercompany Claim.

112.        “Governance Term Sheet” means the governance term sheet attached as
Exhibit H to the Restructuring Support Agreement.

113.        “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

114.        “Holder” means an Entity holding a Claim or Interest.

115.        “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Unimpaired.

116.        “Indemnification Obligations” means each indemnification obligation of a Debtor in effect immediately prior to the occurrence of the Effective Date, whether pursuant to a Debtor’s bylaws, articles or certificate of incorporation, corporate charter, other formation, corporate, or organizational document, policy or practice of providing indemnification, board resolutions, management or indemnification agreements, employment contracts, other agreement or applicable law, or otherwise, to indemnify, defend, reimburse, or otherwise limit the liability of, or to advance fees and expenses to or on behalf of, any of the Debtors’ Related Parties.

117.        “Ineligible Convertible Noteholder” means a Convertible Noteholder that has not affirmatively certified that it is a non-U.S. person (within the meaning of Regulation S under the Securities Act), a Qualified Institutional Buyer, or an Institutional Accredited Investor.

118.        “Ineligible Convertible Noteholder Adjustment” means the reallocation of the Total Convertible Notes Equity Entitlement at the Stated Pre-Money Plan Equity Value to apportion equal value on account of additional equity consideration to any Ineligible Convertible Noteholder for any of the Total Convertible Notes Exit Secured Notes Entitlement not distributed to such Holder. Such reallocation would reduce the Total Convertible Notes Equity Entitlement available to Eligible Convertible Noteholders, who would be distributed equivalent value in additional distribution from the Total Convertible Notes Exit Secured Notes Entitlement.

119.        “Institutional Accredited Investor” means an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7), (8), (9), (12), and (13) under the Securities Act.

120.        “Insurance Contracts” means all insurance policies (including the D&O Liability Insurance Policies) that have been issued (or provide coverage) at any time to any of the Debtors (or any of their predecessors) and all agreements, documents, or instruments relating thereto.

121.        “Insurance Coverage Rights” means any direct or derivative right, interest, claim, entitlement, or Cause of Action of any Debtor under any Insurance Contract, including the rights of any Debtor to proceeds, indemnification, reimbursement, contribution, benefits, or any other payment arising out of or under the Insurance Contracts.

122.        “Insurer” means any company, third-party administrator, or other Entity that issued or entered into an Insurance Contract (or provides insurance coverage) and any respective predecessors, successors, or Affiliates of any of the foregoing Entities in this Article I.A.122.

123.        “Intercompany Claim” means any Claim arising prior to the Petition Date against a Debtor and held by another Debtor, including any Claim arising pursuant to the Amended and Restated Loyalty Program Intercompany Note.

124.        “Intercompany Interest” means any Interest in Spirit Finance Cayman 1 Ltd., Spirit Finance Cayman 2 Ltd., Spirit IP Cayman Ltd., or Spirit Loyalty Cayman Ltd.

125.        “Interest” means, collectively, any equity security (as defined in section 101(16) of the Bankruptcy Code) in a Debtor, including any issued or unissued share of common stock, preferred stock, or other instrument evidencing any other equity, ownership, or profits interests in a Debtor, whether or not transferable, including membership interests in limited liability companies and partnership interests in partnerships, and any option, warrant, right, or other security or agreement, contractual or otherwise, to acquire or subscribe for, or which are convertible into any shares (or any class thereof) of, any such interest in a Debtor that existed immediately prior to the Effective Date, and any award of stock options, restricted stock units, performance stock units, equity appreciation rights, restricted equity, stock appreciation rights, or phantom equity of the Debtors (whether or not arising under or in connection with any employment agreement, separation agreement, or employee incentive plan or program of the Debtors and whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or similar security, other than Intercompany Interests).

126.        “Interim DIP Order” means the order entered by the Bankruptcy Court approving the DIP Facility and providing adequate protection to the holders of Senior Secured Notes Claims and the holders of the Prepetition RCF Claims on an interim basis, as such order may be amended from time to time, subject to the consent rights set forth in the Restructuring Support Agreement and the DIP Documents.

127.        “IRS” means the U.S. Internal Revenue Service.

128.        “Legal Holiday” has the meaning set forth in Bankruptcy Rule 9006(a).

129.        “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

130.        “Local Rules” means the Local Bankruptcy Rules for the Southern District of New York.

131.        “Management Incentive Plan” means a management incentive plan providing for the issuance from time to time, of awards with respect to the New Equity Interests, to be adopted by the New Board promptly following the Effective Date, the terms and conditions of which, including any and all awards granted thereunder, shall be determined by the New Board, including, without limitation, with respect to the participants, allocation, timing, and the form and structure and extent of issuance and vesting.

132.        “MIP Interests” means 10% of the New Equity Interests, as of the Effective Date, reserved for issuance under the Management Incentive Plan in accordance with the terms thereof.

133.        “New Board” means initial members of the board of directors of Reorganized Parent. The New Board shall comprise up to nine members as determined in accordance with the Restructuring Support Agreement and the Governance Term Sheet.

134.        “New Equity Interests” means the equity interests in Spirit Airlines, Inc., as reorganized pursuant to and under the Plan, or any successor or assign thereto by merger, consolidation, reorganization, or otherwise, on and after the Effective Date, including the Pre-Funded Warrants or any other warrants, to the extent applicable.

135.        “New Organizational Documents” means the organizational and governance documents for each of the Reorganized Debtors, including certificates of incorporation (including any certificate of designations), certificates of formation or certificates of limited partnership (or equivalent organizational documents), certificates of designation, bylaws, limited liability company agreements, shareholders’ agreements, limited partnership agreements (or equivalent governing documents), and the Registration Rights Agreement, as applicable, in each case, consistent with the terms and conditions set forth in in the Restructuring Support Agreement, including the Governance Term Sheet attached thereto.

136.        “Nonvoting Classes” means, Class 1, Class 2, Class 3, Class 6, Class 7, Class 8, Class 9, and Class 10.

137.        “Opt-Out Form” means the form (including the E-Opt-Out Form) through which Holders of Claims or Interests in Nonvoting Classes (with the exception of the Holders of Existing Interests) can affirmatively elect to “opt out” of being a Releasing Party, as further set forth thereon and in the Scheduling Order.

138.        “Other Administrative Claims” means any Administrative Claims that are DIP Superpriority Claims, U.S. Trustee Fees, or Professional Fee Claims against a (Reorganized) Debtor.

139.        “Other Priority Claims” means any Claim (other than an Administrative Claim or a Priority Tax Claim) entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

140.        “Other Secured Claims” means any Secured Claim that is not a DIP Superpriority Claim, Prepetition RCF Claim, or Senior Secured Notes Claim.

141.        “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

142.        “Petition Date” means the date on which a Debtor commenced its Chapter 11 Case.

143.        “Plan Distribution” means a payment or distribution to Holders of Allowed Claims under the Plan.

144.        “Plan Documents” means the documents (other than the Plan) to be executed, delivered, assumed, and performed in conjunction with the Consummation of the Plan on, prior to, or after the Effective Date, including any documents Filed with the Plan Supplement, the Equity Rights Offering Documents, Exit Financing Documents, and New Organizational Documents, which shall be in form and substance acceptable to the Required Consenting Stakeholders.

145.        “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits (or substantially final forms thereof) to be Filed no later than the Confirmation Objection Deadline or as soon as reasonably practicable thereafter, in form and substance acceptable to the Debtors and the Required Consenting Stakeholders, which may include, as and to the extent applicable, the following (or summaries of the material terms thereof): (a) a Schedule of Retained Causes of Action; (b) a Schedule of Rejected Contracts; (c) material Exit Financing Documents; (d) New Organizational Documents; (e) the identity of the members of the New Board and any officers of the Reorganized Debtors; (f) the Restructuring Steps Memorandum; (g) the Pre-Funded Warrants; and (h) any other documentation that is contemplated by the Plan. For the avoidance of doubt, the Plan Supplement shall be subject to Article XII.

146.        “Pre-Funded Warrants” has the meaning set forth in Article IV.D.

147.        “Prepetition Agents/Trustees” means, collectively, (a) Wilmington Trust, National Association, as trustee under the Convertible Notes Indentures, (b) Wilmington Trust, National Association, as trustee and collateral custodian under the Senior Secured Notes Indenture,

(c) Wilmington Trust, National Association, as depositary, collateral agent and trustee under the Collateral Agency and Accounts Agreement, (d) Citibank, N.A., as administrative agent under the Prepetition Revolving Credit Facility, and (e) Wilmington Trust, National Association, as collateral agent under the Prepetition Revolving Credit Facility, in each case including any successors thereto.

148.        “Prepetition RCF Administrative Agent” means Citibank, N.A., as administrative agent under the Prepetition Revolving Credit Facility.

149.        “Prepetition RCF Claim” means a Claim on account of the Prepetition Revolving Credit Facility.

150.        “Prepetition RCF Documents” means the Prepetition Revolving Credit Facility, the “Loan Documents” (as defined in the Prepetition Revolving Credit Facility), and all related agreements, documents, and instruments delivered or executed in connection with the Prepetition Revolving Credit Facility.

151.        “Prepetition RCF Lenders” means the lenders from time to time party to the Prepetition Revolving Credit Facility.

152.        “Prepetition Revolving Credit Facility” refers to that certain credit and guaranty agreement, dated as of March 30, 2020 (as amended, amended and restated, supplemented, or otherwise modified from time to time), among Spirit Airlines, Inc., as borrower, the guarantors from time to time party thereto, each lender from time to time party thereto, Citibank, N.A., as administrative agent, and Wilmington Trust, National Association, as collateral agent.

153.        “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

154.        “Pro Rata” means, as applicable, the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in such particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan.

155.        “Professional” means an Entity (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with section 327, 328, 330, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to (i) sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code or (ii) a Final Order authorizing such retention or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code (excluding those Entities entitled to compensation for services rendered after the Petition Date in the ordinary course of business pursuant to or in accordance with a Final Order granting such relief).

156.        “Professional Fee Claims” means, at any given moment, all Administrative Claims arising from all accrued fees and expenses (including success fees) for services rendered by all Professionals through and including the Effective Date under sections 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code to the extent such fees and expenses have not been paid pursuant to or in accordance with an order of the Bankruptcy Court and regardless of whether a fee application has been Filed for such fees and expenses. To the extent that the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.

157.        “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors in an amount equal to the Professional Fee Reserve Amount no later than the earlier of (a) ten Business Days following the Confirmation Date and (b) the Effective Date.

158.        “Professional Fee Reserve Amount” has the meaning set forth in Article II.B.3(c).

159.        “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

160.        “Qualified Institutional Buyer” means an entity that is a qualified institutional buyer as defined in Rule 144A of the Securities Act.

161.        “RCF Expenses” means the reasonable and documented fees, costs, expenses, disbursements, and contribution or indemnification obligations, including attorneys’ or agents’ fees, costs, expenses, or disbursements, incurred by any RCF Secured Party, whether before, on, or after the Effective Date, to the extent payable or reimbursable under the Prepetition Revolving Credit Facility or the Exit Revolving Credit Facility.

162.        “RCF Secured Parties” means the administrative agent, collateral agent, lenders, and any other secured party under the Prepetition Revolving Credit Facility or the Exit Revolving Credit Facility.

163.        “Registration Rights Agreement” means that certain registration rights agreement that will provide certain registration rights to certain holders of New Equity Interests (including the Pre-Funded Warrants) and which shall be consistent with the Governance Term Sheet.

164.        “Reinstated” or “Reinstatement” means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim or Interest entitles the Holder of such Claim or Interest so as to leave such Claim or Interest Unimpaired or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of a Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default (i) curing any such default that occurred before, on, or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) of the Bankruptcy Code expressly does not require to be cured, (ii) reinstating the maturity (to the extent such maturity has not otherwise accrued by the passage of time) of such Claim or Interest as such maturity existed before such default, (iii) compensating the Holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law, (iv) if such Claim or Interest arises from a failure to perform a nonmonetary obligation other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the Holder of such Claim or Interest (other than the Debtors or an insider) for any actual pecuniary loss incurred by such

Holder as a result of such failure, and (v) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Interest entitles the Holder.

165.        “Rejection Claim” means a Claim under section 502(g) of the Bankruptcy Code.

166.        “Rejection Damages Bar Date” means with respect to Claims purportedly arising from the rejection an Executory Contract or Unexpired Lease, 4:00 p.m. (prevailing Eastern Time) on the date that is 30 days from the date that the (Reorganized) Debtors provide notice of the Bankruptcy Court’s entry of any order (including the Confirmation Order) authorizing such rejection to the affected contract or lease counterparty.

167.        “Related Parties” means, with respect to an Entity, each of, and in each case in its capacity as such, such Entity’s current and former Affiliates, and such Entity’s and such Affiliates’ current and former directors, board observers, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds (including any beneficial holders for the account of whom such funds are managed), predecessors, participants, successors, assigns, subsidiaries, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, actuaries, consultants, representatives, and other professionals and advisors and any such person’s or Entity’s respective heirs, executors, estates, and nominees.

168.        “Released Party” means each of the following, and in each case, solely in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) each DIP Secured Party; (d) each Consenting Senior Secured Noteholder; (e) each Consenting Convertible Noteholder; (f) each Prepetition Agent/Trustee; (g) each RCF Secured Party; (h) each Backstop Commitment Party; (i) the Distribution Agent; (j) any Committee and all members thereof; and (k) with respect to each of the foregoing Entities in clauses (a) through (j), such Entity’s Related Parties; provided, however, that an Entity that (i) affirmatively elects to “opt out” of being a Releasing Party by timely objecting to Confirmation or by checking the appropriate box on such Holder’s timely and properly submitted Ballot or Opt-Out Form, thereby indicating that such Holder elects to opt out of the Plan’s release provisions, or (ii) timely objects to the releases herein and such objection is not resolved before Confirmation shall not be considered a “Released Party” notwithstanding anything to the contrary herein.

169.        “Releasing Party” means each of the following, and in each case, solely in its capacity as such: (a) the Debtors and their Estates; (b) the Reorganized Debtors; (c) each DIP Secured Party; (d) each Consenting Senior Secured Noteholder; (e) each Consenting Convertible Noteholder; (f) each Prepetition Agent/Trustee; (g) each RCF Secured Party; (h) each Backstop Commitment Party; (i) each Holder of a Claim entitled to vote to accept or reject the Plan that does not affirmatively elect to “opt out” of being a Releasing Party by checking the appropriate box on such Holder’s timely and properly submitted Ballot to indicate that such Holder elects to opt out of the Plan’s release provisions; (j) each Holder of a Claim or Interest in a Nonvoting Class (with the exception of Holders of Existing Interests) that does not affirmatively elect to “opt out” of being a Releasing Party by checking the appropriate box on such Holder’s timely and properly submitted Opt-Out Form to indicate that such Holder elects to opt out of the Plan’s release provisions; and (k) with respect to each of the foregoing Entities in clauses (a) through (j), such Entities’ Related Parties; provided, that, for the avoidance of doubt, any opt-out election made by a Consenting Stakeholder (that has not terminated the Restructuring Support Agreement as to itself and remains a party thereto) in any capacity shall be void ab initio.

170.        “Reorganized Debtors” means, collectively, the Debtors (including, for the avoidance of doubt, Reorganized Parent) and any successors thereto, whether by merger, consolidation, or otherwise (including, to the extent applicable, any new Entity that may be formed to, among other things, directly or indirectly acquire substantially all of the assets or equity of any of the Debtors pursuant to the Plan), in each case, on and after the Effective Date.

171.        “Reorganized Parent” means as determined by the Debtors with the express consent of the Required Consenting Stakeholders, either (a) Spirit Airlines, Inc., as reorganized pursuant to and under the Plan, or any successor or assign thereto by merger, consolidation, reorganization, or otherwise, or (b) a new Entity that may be formed or caused to be formed to, among other things, directly or indirectly acquire substantially all of the assets or equity of the Debtors and issue the New Equity Interests (including the Pre-Funded Warrants) to be distributed pursuant to the Plan, in each case, on and after the Effective Date.

172.        “Required Consenting Convertible Noteholders” has the meaning set forth in the Restructuring Support Agreement.

173.        “Required Consenting Senior Secured Noteholders” has the meaning set forth in the Restructuring Support Agreement.

174.        “Required Consenting Stakeholders” has the meaning set forth in the Restructuring Support Agreement.

175.        “Restructuring Steps Memorandum” means a document setting forth the material components of the Restructuring Transactions, as well as a description of the steps to effectuate such transactions, contemplated in accordance with the Plan.

176.        “Restructuring Support Agreement” means that certain Restructuring Support Agreement and attached to the First Day Declaration as Exhibit B, by and among the Debtors and the other parties thereto, including all schedules and exhibits thereto, as it may be amended, supplemented, or otherwise modified from time to time in accordance with its terms.

177.        “Restructuring Transactions” has the meaning ascribed to it in the Restructuring Support Agreement.

178.        “Retained Causes of Action” means the Causes of Action listed on the Schedule of Retained Causes of Action.

179.        “Rights Offering Backstop Commitment” has the meaning set forth in the Backstop Commitment Agreement.

180.        “Schedule of Rejected Contracts” means a schedule, if any, of Executory Contracts or Unexpired Leases that the Debtors intend to reject pursuant hereto, as the same may be amended, supplemented, or otherwise modified from time to time.

181.        “Schedule of Retained Causes of Action” means a schedule of certain Causes of Action, a copy of which is attached to the Disclosure Statement, that are not released, exculpated, or waived pursuant to the Plan or otherwise, as the same may be amended, supplemented, or otherwise modified from time to time.

182.        “Scheduling Motion” means a motion Filed in the Chapter 11 Cases seeking approval of the Debtors’ Chapter 11 solicitation and tabulation procedures.

183.        “Scheduling Order” means the Bankruptcy Court’s order approving the Scheduling Motion.

184.        “SEC” means the United States Securities and Exchange Commission.

185.        “Section 510(b) Claim” means a Claim or Cause of Action against any of the Debtors (a) arising from rescission of a purchase or sale of shares, notes, or any other Securities of any of the Debtors or an Affiliate of any of the Debtors, (b) for damages arising from the purchase or sale of any such Security, (c) for violations of the Securities laws, misrepresentations, or any similar Claims related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, (d) for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including Claims based upon allegations that the Debtors made false and misleading statements or engaged in other deceptive acts in connection with the offer or sale of Securities, or (e) for attorneys’ fees, other charges, or costs incurred on account of any of the foregoing Claims or Causes of Action.

186.        “Secured” means a Claim that is (a) secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Final Order of the Bankruptcy Court, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) Allowed pursuant to the Plan, or separate Final Order of the Bankruptcy Court, as a secured claim.

187.        “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, together with the rules and regulations promulgated thereunder, as amended from time to time, or any similar federal, state, or local law.

188.        “Securities Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a–78nn, as now in effect and hereafter amended, or any similar federal, state, or local law.

189.        “Security” has the meaning set forth in section 2(a)(1) of the Securities Act.

190.        “Senior Secured Notes” means the 8.00% Senior Secured Notes due 2025 issued by Spirit IP Cayman Ltd. and Spirit Loyalty Cayman Ltd. under the Senior Secured Notes Indenture.

191.        “Senior Secured Notes Claim” means a Claim on account of the Senior Secured Notes or any other agreement, instrument or document executed at any time in connection therewith, including all Obligations (as defined in the Senior Secured Notes Indenture).

192.        “Senior Secured Notes Documents” means the Senior Secured Notes Indenture and certain other documents related to the Senior Secured Notes Indenture, including all “Transaction Documents” (as defined in the Senior Secured Notes Indenture).

193.        “Senior Secured Notes Equity Rights Offering Amount” means 78.75% of the New Equity Interests issued pursuant to the Equity Rights Offering and the Backstop Commitment Agreement (other than the Backstop Premium Shares).

194.        “Senior Secured Notes Indenture” means that certain Indenture originally dated as of September 17, 2020, by and among Spirit IP Cayman Ltd. and Spirit Loyalty Cayman Ltd., each as co-issuers, Spirit Airlines, Inc., as parent guarantor, the other guarantors from time to time party thereto, and Wilmington Trust, National Association, as trustee and collateral custodian, as amended by that certain First Supplemental Indenture, dated as of November 17, 2022, as further amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms.

195.        “Senior Secured Notes Subscription Rights” means the rights of Holders of the Senior Secured Notes Claims to purchase their Pro Rata Share of the Senior Secured Notes Equity Rights Offering Amount, subject to the Equity Rights Offering Holdback and on the terms and conditions set forth in the Restructuring Support Agreement and the Equity Rights Offering Documents.

196.        “Senior Secured Notes Trustee” means Wilmington Trust, National Association, as trustee under the Senior Secured Notes Indenture, together with any permitted successors and assigns.

197.        “Senior Secured Noteholder” means a “Holder” as defined in the Senior Secured Notes Indenture.

198.        “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on its website, currently at www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

199.        “Solicitation” means the solicitation of votes with respect to this Plan.

200.        “Stated Pre-Money Plan Equity Value” means $456 million.

201.        “Subscription Rights” means, collectively, the Senior Secured Notes Subscription Rights and the Convertible Notes Subscription Rights.

202.        “Tax Code” means the Internal Revenue Code of 1986, as amended from time to time.

203.        “Total Convertible Notes Equity Entitlement” means 24.0% of the New Equity Interests, subject to dilution by the Equity Rights Offering (including the Equity Rights Offering Shares, the Equity Rights Offering Holdback Shares and the Backstop Shares), the Backstop Premium Shares, and the MIP Interests.

204.        “Total Convertible Notes Exit Secured Notes Entitlement” means $140 million in principal value of Exit Secured Notes, for distribution only to Eligible Convertible Noteholders upon the Effective Date.

205.        “Treasury Regulations” means the regulations promulgated under the Tax Code.

206.        “Unsubscribed Equity” means the Equity Rights Offering Shares that are not subscribed for in the Equity Rights Offering.

207.        “U.S. Trustee” means the office of the United States Trustee for the Southern District of New York.

208.        “U.S. Trustee Fees” means fees arising under 28 U.S.C. § 1930(a)(6) and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717, or as otherwise agreed by the U.S. Trustee.

209.        “Unclaimed Distribution” means (a) any Plan Distribution returned to the Reorganized Debtors or a Distribution Agent as undeliverable and remains unclaimed for 90 days thereafter, (b) any check issued on account of an Allowed Claim that is not negotiated within 120 calendar days from and after the date of issuance thereof, or (c) any Plan Distribution that remains unclaimed within 180 days of the later of the applicable Claim becoming an Allowed Claim and the Effective Date for any reason, including a Holder failing to return or otherwise provide the Reorganized Debtors or a Distribution Agent, as applicable, with forms or information necessary or requested to effectuate a Plan Distribution (e.g., tax identification information, properly completed distribution forms (to the extent required)).

210.        “Unexpired Lease” means a nonresidential lease to which one or more of the Debtors is a party that is subject to assumption, assumption and assignment, or rejection under section 365 or 1123 of the Bankruptcy Code.

211.        “Unimpaired” means, with respect to a Class of Claims or Interests, a Class consisting of Claims or Interests that are not impaired within the meaning of section 1124 of the Bankruptcy Code.

212.        “Unliquidated” means, when used in reference to a Claim, any Claim, the amount of liability for which has not been fixed, whether pursuant to an agreement, applicable law, or otherwise, as of the date on which such Claim is sought to be estimated.

213.        “Voting Classes” means Class 4 and Class 5.

214.        “Voting Deadline” has the meaning set forth in the Scheduling Order.

215.        “Voting Record Date” has the meaning set forth in the Scheduling Order.

B.                 Rules of Interpretation

The following rules for interpretation and construction shall apply to the Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether Filed, to be Filed, or otherwise, shall mean such document, schedule, or exhibit as it may have been or thereafter may be amended, modified, or supplemented; provided, that any capitalized terms herein that are defined with reference to another document or other source, are defined with reference to such other source as of the date hereof, without giving effect to any termination of such other document or amendments to such capitalized terms in any such other source following the date hereof; (4) unless otherwise specified, all references herein to “Articles” or “Sections” are references to articles or sections, respectively, hereof or hereto; (5) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion hereof; (6) captions and headings to Articles, Sections, schedules, and exhibits are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (7) unless otherwise specified, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (8) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (9) references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (10) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like, as applicable; (11) references to “shareholders,” “directors,” and “officers” shall also include “members” and “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws or applicable foreign law; (12) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and are deemed to be followed by the words “without limitation”; (13) unless otherwise stated, all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time; (14) any references herein to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter; (15) any reference herein to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (16) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form; (17) “(Reorganized) Debtors” are deemed to be written as “the Debtors or the Reorganized Debtors, as applicable”; and (18) unless otherwise specified, any section or exhibit references to an existing document, schedule, or exhibit are deemed to reference the equivalent provisions in any amendment thereto, whether or not such references herein are updated.

Any immaterial effectuating provisions may be interpreted by the (Reorganized) Debtors in such a manner that is consistent with the overall purpose and intent of the Plan and without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; provided, that no effectuating provision shall be immaterial or deemed immaterial if it has any substantive legal or economic effect on any Entity.

C.                Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. Unless otherwise specified, all references herein to times of day shall be references to prevailing Eastern Time. In the event that any payment or act hereunder is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

D.                Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules), or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws (other than section 5-1401 and section 5-1402 of the New York General Obligations Law), shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection herewith (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters, without giving effect to conflict of laws principles; provided, however, that corporate governance matters relating to the (Reorganized) Debtors not incorporated in New York shall be governed by the laws of the state or other jurisdiction of incorporation of the applicable (Reorganized) Debtor.

E.                 Reference to Monetary Figures

All monetary figures referenced herein are denominated in U.S. dollars, unless otherwise expressly provided.

F.                 Nonconsolidated Plan

For purposes of administrative convenience and efficiency, the Plan has been Filed as a joint plan for each of the Debtors and presents together Classes of Claims against and Interests in the Debtors. The Plan does not provide for the substantive consolidation of any of the Debtors.

G.                Consent Rights

Notwithstanding anything to the contrary herein, the Confirmation Order, or the Disclosure Statement, all consent, consultation, and approval rights set forth in the Restructuring Support Agreement and Plan Documents are incorporated herein by reference (including to the applicable definitions in Article I.A) and are fully enforceable as if stated in full herein. In case of a conflict with respect to consent, consultation, or approval rights between the Restructuring Support

Agreement or a Plan Document, on the one hand, and the Plan, on the other hand, the former shall control and govern.

ARTICLE II.
DIP SUPERPRIORITY CLAIMS; ADMINISTRATIVE CLAIMS;
PRIORITY CLAIMS; AND U.S. Trustee FEES

All Claims and Interests (except Administrative Claims, Professional Fee Claims, DIP Superpriority Claims, Priority Tax Claims, and U.S. Trustee Fees) are placed in the Classes set forth in Article III. In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Superpriority Claims, Administrative Claims, Professional Fee Claims, Priority Tax Claims, and U.S. Trustee Fees have not been classified, and the Holders thereof are not entitled to vote on the Plan.

A.                DIP Superpriority Claims

In accordance with the DIP Order, all DIP Superpriority Claims are Allowed Claims for all purposes under the Plan. Except to the extent already paid, on the Effective Date, each Holder of an Allowed DIP Superpriority Claim shall receive, in full and final satisfaction, compromise, settlement, discharge, and release of its Allowed DIP Superpriority Claim, either payment in full in Cash in accordance with the terms of the applicable DIP Documents or such other treatment acceptable to such Holder, in each case, that results in the full satisfaction of its Allowed DIP Superpriority Claims. In addition, on the Effective Date, any outstanding fees and expenses incurred by the DIP Agent, the DIP Lenders, or their respective advisors, as required under the DIP Order, shall be paid in Cash in full.

B.                 Administrative Claims

1.                  General Administrative Claims

The (Reorganized) Debtors shall have exclusive authority (with the consent of the Required Consenting Stakeholders) to settle Administrative Claims without further Bankruptcy Court approval. The (Reorganized) Debtors and the Claims and Solicitation Agent are authorized to update the Claims Register to reflect the foregoing without the need to File an application, motion, complaint, objection, or any other legal proceeding seeking to adjust such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court or the Holder of such Claim, as applicable.

Except with respect to Other Administrative Claims, and except to the extent that (a) an Administrative Claim has already been paid during the Chapter 11 Cases or (b) a Holder of an Allowed Administrative Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, discharge, and release of each Allowed Administrative Claim, each Holder of an Allowed Administrative Claim shall receive an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (i) if an Administrative Claim is allowed on or prior to the Effective Date, on the Effective Date or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (ii) if such Administrative Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (iii) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction or course of business giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim; (iv) at such time and upon such terms as may be agreed upon by such Holder and the (Reorganized) Debtors; or (v) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

For the avoidance of doubt, the failure by a Holder of an Allowed Administrative Claim to properly object to this Article II.B.1 before the Confirmation Objection Deadline shall be deemed to be such Holder’s consent, pursuant to section 1129(a)(9) of the Bankruptcy Code, to be paid in accordance with the Plan following the Effective Date.

Notwithstanding the foregoing, requests for payment of Administrative Claims need not be Filed for Administrative Claims that (a) previously have been Allowed by Final Order of the Bankruptcy Court or pursuant to this Article II.B, (b) the (Reorganized) Debtors (with the consent of the Required Consenting Stakeholders) have otherwise agreed in writing (email being sufficient) do not require such a Filing, (c) relate to post-petition ordinary course operations and are set forth in the (Reorganized) Debtors’ books and records, or (d) arise pursuant to 28 U.S.C. § 1930.

2.                  Professional Fee Claims

Except to the extent that an Allowed Professional Fee Claim has already been paid during the Chapter 11 Cases or except to the extent that a Holder of an Allowed Professional Fee Claim agrees to a less favorable treatment with the (Reorganized) Debtors, each Holder of a Professional Fee Claim shall be paid in full in Cash pursuant to the provisions of this Article II.B.2.

a.	Final Fee Applications

All applications for payment of Professional Fee Claims shall be Filed within 45 days of the Effective Date or as soon as reasonably practicable thereafter. Distributions on account of Allowed Professional Fee Claims shall be made as soon as reasonably practicable after such applications are approved by the Bankruptcy Court.

b.	Post-Confirmation Date Fees and Expenses

Except as otherwise specifically provided for herein, on the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the (Reorganized) Debtors may employ and pay all professionals without any further notice to, action by, or order or approval of the Bankruptcy Court or any other party; provided, however, that each Professional shall provide, during the period from the Confirmation Date to the Effective Date (and with respect to the Committee, from and after the Confirmation Date, including after the Effective Date subject to Article XII.C), its fee and expense statements or invoices, in summary form, which shall not be required to contain time entries but shall include the number of hours billed by the applicable Professional (except for financial advisors compensated on other than an hourly basis) and a summary statement of services provided and the expenses incurred (which summary may be redacted or modified to the extent necessary to delete any information subject to the attorney-client or other privilege, any information constituting attorney work product, or any other confidential or otherwise sensitive information, and the provision of such invoices shall not constitute any waiver of the attorney-client privilege or of any benefits of the attorney work product doctrine) to the (Reorganized) Debtors.

The (Reorganized) Debtors shall pay in Cash all such fees and expenses of any Professional, within ten days of presentment of such statements or invoices, if no written objections to the reasonableness of the fees and expenses charged in any such statement or invoice (or portion thereof) is made by the (Reorganized) Debtors. Any objection raised by the (Reorganized) Debtors with respect to such fee and expense statements or invoices shall specify in writing the amount of the contested fees and expenses and the detailed basis for such objection. To the extent an objection only contests a portion of an invoice, the undisputed portion thereof shall be promptly paid. If any such objection to payment of an invoice (or any portion thereof) is not otherwise resolved between the (Reorganized) Debtors, on the one hand, and the issuer of the invoice, on the other hand, either party may submit such dispute to the Bankruptcy Court for a determination as to the reasonableness of the relevant disputed fees and expenses set forth in the invoice.

c.	Professional Fee Reserve Amount

All Professionals shall (i) estimate their accrued and unpaid Professional Fee Claims (whether billed or unbilled) prior to and as of the Effective Date and (ii) estimate their expected fees and expenses for professional services to be rendered or costs to be incurred following the Effective Date (the aggregate amount of such estimated fees and expenses, the “Professional Fee Reserve Amount”); provided, that such estimates shall not be considered an admission or limitation with respect to the fees and expenses incurred or to be incurred by the Professionals. Each Professional shall deliver its respective estimates for its portion of the Professional Fee Reserve Amount to the Debtors no later than five Business Days following the Confirmation Date. If a Professional does not provide its estimate, then the Debtors may estimate in good faith the unbilled fees and expenses for such Professional and shall fund such amount into the Professional Fee Escrow Account.

Within ten business days following the Confirmation Date, but in no event later than the Effective Date, the Debtors shall fund the Professional Fee Escrow Account with Cash in an amount equal to the Professional Fee Reserve Amount.

Fees owing to the applicable Holder of a Professional Fee Claim shall be paid in Cash to such Holder from funds held in the Professional Fee Escrow Account when such Claims are Allowed by an order of the Bankruptcy Court or authorized to be paid pursuant to the Interim Compensation Order; provided, that obligations with respect to Professional Fee Claims shall not be limited by nor deemed limited to the balance of funds held in the Professional Fee Escrow Account. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of accrued Professional Fee Claims, the Reorganized Debtors shall pay any such outstanding Professional Fee Claims in accordance with Article V.B.

The Professional Fee Escrow Account shall be maintained in trust solely for the benefit of the Professionals. Such funds shall not be considered property of the (Reorganized) Debtors or their Estates, but shall revert to the Reorganized Debtors, without any further order or action of the Bankruptcy Court, only after all Allowed Professional Fee Claims have been paid in full. No Liens, Claims, or interests shall encumber the Professional Fee Escrow Account in any way.

3.                  Treatment of Priority Tax Claims

Except to the extent that (a) a Priority Tax Claim has already been paid during the Chapter 11 Cases or (b) a Holder of an Allowed Priority Tax Claim and the Debtors agree to a less favorable treatment, in full and final satisfaction, settlement, discharge, and release of each Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim will receive, at the option of the applicable (Reorganized) Debtor and the Required Consenting Stakeholders, in full satisfaction of its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, either (i) Cash equal to the amount of such Allowed Priority Tax Claim on the Effective Date or (ii) treatment otherwise in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between the (Reorganized) Debtors and the Holder of such Claim, as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business. The Reorganized Debtors shall have the right to pay any Allowed Priority Tax Claim or any remaining balance of an Allowed Priority Tax Claim (together with accrued but unpaid interest) in full at any time on or after the Effective Date without premium or penalty.

C.                U.S. Trustee Fees

On the Effective Date or as soon thereafter as reasonably practicable, the Reorganized Debtors shall pay all U.S. Trustee Fees that are due and owing on the Effective Date. Following the Effective Date, the Reorganized Debtors shall pay the U.S. Trustee Fees for each open Chapter 11 Case for each quarter (including any fraction thereof) until the first to occur of the Chapter 11 Cases being converted, dismissed, or closed.

ARTICLE III.
CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

The Plan groups the Debtors together solely for the purposes of describing treatment hereunder, Confirmation hereof, and making Plan Distributions in accordance herewith in respect of Claims against and Interests in the Debtors under the Plan. Notwithstanding such groupings, the Plan constitutes a separate chapter 11 plan for each Debtor. The Plan is not premised upon, and shall not cause, the substantive consolidation of any of the Debtors. Except for the Claims addressed in Article II, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class. A Claim or an Interest also is classified in a particular Class for the purpose of receiving Plan Distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. The votes of each Class shall be tabulated in accordance with the procedures contained in the Scheduling Order. Such classification shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets. Except as otherwise provided by or permitted hereunder, all Debtors shall continue to exist as separate legal entities.

The categories of Claims and Interests listed in the table below classify Claims and Interests for all purposes, including voting, confirmation, and Plan Distributions pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.3 The treatment provided in this chart is for informational purposes only and is qualified in its entirety by this Plan, including this Article III and the disclaimers included herein. The Class numbers assigned below are for purposes of identifying each separate Class.

Class	Claims or Interests	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Deemed to accept
2	Other Priority Claims	Unimpaired	Deemed to accept
3	Prepetition RCF Claims	Unimpaired	Deemed to accept
4	Senior Secured Notes Claims	Impaired	Entitled to vote
5	Convertible Notes Claims	Impaired	Entitled to vote
6	General Unsecured Claims	Unimpaired	Deemed to Accept
7	Section 510(b) Claims	Impaired	Presumed to Reject
8	Intercompany Claims	Unimpaired or Impaired	Deemed to accept or presumed to reject
9	Intercompany Interests	Unimpaired or Impaired	Deemed to accept or presumed to reject
10	Existing Interests	Impaired	Presumed to reject

A.                Classification and Treatment of Claims and Interests

Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, discharge, and release of such Holder’s Allowed Claim or Allowed Interest (except to the extent (1) an Allowed Claim has been paid or otherwise satisfied or (2) a Holder has agreed to receive less favorable treatment than it would otherwise be entitled to), as specified below:

1.                  Class 1 — Other Secured Claims

a.	Classification: Class 1 consists of all Other Secured Claims.

3 The claims contained in this Article III do not represent claims actually asserted by Holders in Proofs of Claim or otherwise. Any controversies regarding the classification of any Claim herein shall be governed by the procedures set forth in the Scheduling Order. If the Bankruptcy Court finds that the classification of any Claim is improper, then such Claim shall be reclassified and the Ballot previously cast by the Holder of such Claim shall be counted in, and the Claim shall receive the treatment prescribed in, the Class in which the Bankruptcy Court determines such Claim should have been classified, without the necessity of resoliciting any votes on the Plan.

b.	Treatment: Each Holder of an Allowed Other Secured Claim shall receive, at the option of the (Reorganized) Debtor(s) (with the consent of the Required Consenting Stakeholders), either of the following:

i.	payment in full in Cash, payable on the later of (A) the Effective Date and (B) the date that is 30 Business Days after the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, in each case, or as soon as reasonably practicable thereafter; or

ii.	Reinstatement or such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

c.	Voting: Class 1 is Unimpaired by the Plan. Each Holder of an Allowed Other Secured Claim in Class 1 is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject the Plan.

2.                  Class 2 — Other Priority Claims

a.	Classification: Class 2 consists of all Other Priority Claims.

b.	Treatment: Each Holder of an Allowed Other Priority Claim shall receive, at the option of the (Reorganized) Debtor(s) (with the consent of the Required Consenting Stakeholders), any of the following:

i.	payment in full in Cash;

ii.	Reinstatement or such other treatment rendering its Allowed Other Priority Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code; or

iii.	other treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code.

The failure to object to Confirmation by a Holder of an Allowed Other Priority Claim shall be deemed to be such Holder’s consent to receive treatment for such Claim that is different from that set forth in section 1129(a)(9) of the Bankruptcy Code.

c.	Voting: Class 2 is Unimpaired by the Plan. Each Holder of an Allowed Other Priority Claim in Class 2 is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject the Plan.

3.                  Class 3 — Prepetition RCF Claims

a.	Classification: Class 3 consists of all Prepetition RCF Claims.

b.	Allowance: The Prepetition RCF Claims shall be deemed Allowed as Secured Claims against Debtor Spirit Airlines, Inc. in the aggregate principal amount of no less than $300 million, plus (i) accrued and unpaid interest up to and including the Effective Date and (ii) fees, costs, expenses, and other amounts arising and payable under and in accordance with the Prepetition RCF Documents.

c.	Treatment: If the Exit Revolving Credit Facility is consummated on the Effective Date, each Holder of an Allowed Prepetition RCF Claim shall receive payment in full in Cash upon the Effective Date. Otherwise, each such Holder shall receive payment in full in Cash upon the Effective Date, Reinstatement, or such other treatment rendering its Allowed Prepetition RCF Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

d.	Voting: Class 3 is Unimpaired by the Plan. Each Holder of an Allowed Prepetition RCF Claim in Class 3 is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject the Plan.

4.                  Class 4 — Senior Secured Notes Claims

a.	Classification: Class 4 consists of all Senior Secured Notes Claims.

b.	Allowance: The Senior Secured Notes Claims shall be deemed Allowed against all of the Debtors in the aggregate principal amount outstanding under the Senior Secured Notes Indenture of $1.11 billion plus any and all other obligations related thereto or arising therefrom, including accrued and unpaid interest, costs, fees, expenses, and indemnities as of the Petition Date.

c.	Treatment: Each Holder of a Senior Secured Notes Claim shall receive its Pro Rata share of: (i) 76.0% of the New Equity Interests, subject to dilution by the Equity Rights Offering (including the Equity Rights Offering Shares, the Equity Rights Offering Holdback Shares, and the Backstop Shares), the Backstop Premium Shares, and the MIP Interests; (ii) the Senior Secured Notes Subscription Rights (after accounting for the Equity Rights Offering Holdback); (iii) $700 million of the Exit Secured Notes; and (iv) to the extent not paid as adequate protection, cash in an amount equal to all accrued and unpaid interest (at the non-default rate) under the Senior Secured Notes Indenture through the Effective Date.

d.	Voting: Class 4 is Impaired by the Plan. Each Holder of a Senior Secured Notes Claim in Class 4 is entitled to vote to accept or reject the Plan.

5.                  Class 5 — Convertible Notes Claims

a.	Classification: Class 5 consists of all Convertible Notes Claims.

b.	Allowance: The Convertible Notes Claims shall be deemed Allowed against Debtor Spirit Airlines, Inc. in the aggregate principal amount outstanding under the Convertible Notes Indentures of $525.1 million plus any and all other obligations related thereto or arising therefrom, including accrued and unpaid interest, costs, fees, expenses, and indemnities as of the Petition Date.

c.	Treatment: Each Holder of a Convertible Notes Claim shall receive (a) its Convertible Notes Equity Distribution; (b) its Pro Rata share of the Convertible Notes Subscription Rights (after accounting for the Equity Rights Offering Holdback); (c) its Pro Rata share of the Total Convertible Notes Exit Secured Notes Entitlement, subject to adjustment for any Ineligible Convertible Noteholder Adjustment; and (d) cash in an amount equal to all accrued and unpaid interest (at the non-default rate) under the Convertible Notes Indenture through the Effective Date.

d.	Voting: Class 5 is Impaired by the Plan. Each Holder of a Convertible Notes Claim in Class 5 is entitled to vote to accept or reject the Plan.

6.                  Class 6 — General Unsecured Claims

a.	Classification: Class 6 consists of all General Unsecured Claims.

b.	Treatment: Each Holder of a General Unsecured Claim shall receive Reinstatement or such other treatment rendering its General Unsecured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code. On and after the Effective Date, the Reorganized Debtors shall continue to pay each Holder of a General Unsecured Claim in the ordinary course of business, subject to the Reorganized Debtors’ right to dispute such Claim in the ordinary course of business.

c.	Voting: Class 6 is Unimpaired by the Plan. Each Holder of a General Unsecured Claim in Class 6 is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject the Plan.

7.                  Class 7 — Section 510(b) Claims

a.	Classification: Class 7 consists of all Section 510(b) Claims.

b.	Treatment: All Section 510(b) Claims shall be cancelled, released, extinguished, and otherwise eliminated, and Holders of Section 510(b) Claims shall not receive any Plan Distributions or retain any interest in property on account of such Section 510(b) Claims. Notwithstanding anything to the contrary herein, no Holder of a Class 7 Section 510(b) Claim (in its capacity as such) shall be a Releasing Party, Released Party, or Exculpated Party.

c.	Voting: Class 7 is Impaired by the Plan. Each Holder of a Section 510(b) Claim is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, is not entitled to vote to accept or reject the Plan.

8.                  Class 8 — Intercompany Claims

a.	Classification: Class 8 consists of all Intercompany Claims.

b.	Treatment: All Allowed Intercompany Claims shall either be, in the discretion of the (Reorganized) Debtors (with the consent of the Required Consenting Stakeholders), (i) cancelled, released, extinguished, and otherwise eliminated and Holders of such Intercompany Claims shall not receive any Plan Distributions or retain any interest in property on account of such Intercompany Claims or (ii) Reinstated (including, as amended).

c.	Voting: Class 8 is either (i) Unimpaired, in which case the Holders of Allowed Intercompany Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired and receiving no Plan Distributions (and retaining no interest in property), in which case the Holders of such Intercompany Claims are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, no Holder of an Intercompany Claim is entitled to vote to accept or reject the Plan.

9.                  Class 9 — Intercompany Interests

a.	Classification: Class 9 consists of all Intercompany Interests.

b.	Treatment: All Allowed Intercompany Interests shall either be, in the discretion of the (Reorganized) Debtors, (i) cancelled, released, extinguished, and otherwise eliminated and Holders of such Intercompany Interests shall not receive any Plan Distributions or retain any interest in property on account of such Intercompany Interests or (ii) Reinstated.

c.	Voting: Class 9 is either (i) Unimpaired, in which case the Holders of Allowed Intercompany Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired and receiving no Plan Distributions (and retaining no interest in property), in which case the Holders of such Intercompany Interests are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, no Holder of an Intercompany Interest is entitled to vote to accept or reject the Plan.

10.              Class 10 — Existing Interests

a.	Classification: Class 10 consists of all Existing Interests.

b.	Treatment: All Existing Interests shall be cancelled, released, extinguished, or otherwise eliminated and Holders of such Existing Interests shall not receive any Plan Distributions or retain any interest in property on account of such Existing Interests. Notwithstanding anything to the contrary herein, no Holder of a Class 10 Existing Interest (in its capacity as such) shall be a Releasing Party, Released Party, or Exculpated Party.

c.	Voting: Class 10 is Impaired by the Plan. Each Holder of an Existing Interest is conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, no Holder of Existing Interests is entitled to vote to accept or reject the Plan.

B.                 Special Provision Governing Unimpaired Claims

Except as otherwise provided herein, nothing under the Plan shall affect the Debtors’ rights regarding any Unimpaired Claims or Interests, including all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims or Interests.

C.                Voting Classes; Presumed Acceptance or Rejection by Nonvoting Classes

1.                  Voting Classes Under the Plan

Under the Plan, Classes 4 and 5 are Impaired, and each Holder of a Claim as of the Voting Record Date in such Classes is entitled to vote to accept or reject the Plan.

2.                  Acceptance of the Plan by Impaired Classes of Claims

Pursuant to section 1126(c) of the Bankruptcy Code, and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class that actually voted on the Plan have voted to accept the Plan.

3.                  Presumed Acceptance of the Plan

Under the Plan, (a) Classes 1, 2, 3, and 6 are Unimpaired, (b) the Holders of Claims in such Classes are conclusively presumed to have accepted the Plan, and (c) such Holders are not entitled to vote to accept or reject the Plan and the votes of such Holders shall not be solicited.

4.                  Presumed Rejection of the Plan

Under the Plan, (a) Classes 7 and 10 are Impaired, (b) the Holders of Claims or Interests in such Classes are deemed to have rejected the Plan and shall receive no Plan Distributions on account of their Claims or Interests, and (c) such Holders are not entitled to vote to accept or reject the Plan and the votes of such Holders shall not be solicited.

5.                  Presumed Acceptance or Rejection of the Plan

Under the Plan, Classes 8 and 9 are each either (a) Unimpaired, in which case the Holders of such Claims or Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (b) Impaired and receiving no Plan Distributions (and retaining no interest in property), in which case the Holders of such Claims or Interests are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. In either (a) or (b), as applicable, such Holders are not entitled to vote to accept or reject the Plan and the votes of such Holders shall not be solicited.

6.                  Presumed Acceptance by Voting Classes with No Votes

If a Class contains Claims eligible to vote on the Plan, and no Holder of Claims eligible to vote in such Class votes to accept or reject the Plan, the Plan shall be presumed accepted by such Class.

D.                Elimination of Vacant Classes

Any Class of Claims or Interests that does not contain a Holder of an Allowed Claim or Allowed Interest, or a Claim or Interest temporarily Allowed by the Bankruptcy Court in an amount greater than zero as of the date of the Combined Hearing, may be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.                 Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class thereof, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

ARTICLE IV.
IMPLEMENTATION OF THE PLAN

A.                Continued Existence and Vesting of Assets

1.                  Reorganized Debtors

Unless otherwise provided in the Restructuring Steps Memorandum, the Debtors shall continue to exist after the Effective Date as Reorganized Debtors in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized, and pursuant to the New Organizational Documents, for the purposes of satisfying their obligations under the Plan and the continuation of their businesses.

Except as otherwise provided herein (including in the Restructuring Steps Memorandum), on and after the Effective Date, all property of the Estates, wherever located, including all claims, rights, and Causes of Action, shall vest in each respective Reorganized Debtor free and clear of all Claims, Liens, charges, and other encumbrances and interests. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property, wherever located, and prosecute, compromise, or settle any Claims (including any Administrative Claims) and Causes of Action without supervision of or approval by the Bankruptcy Court, and free and clear of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, other than restrictions expressly imposed by this Plan, and the Confirmation Order. Such claims and Causes of Action include any of the Debtors’ rights to indemnification from third parties and the Debtors’ rights in respect of any Insurance Contracts.

2.                  Transfer of Books and Records; Privilege

On or prior to the Effective Date, all documents, books, and records of the Debtors shall be transferred and assigned to the Reorganized Debtors, and such transfer or assignment shall not result in the destruction or waiver of any attorney-client privilege, work-product protection, joint defense or common interest privilege, or other privilege or protection of immunity (a) held by any or all of the Debtors or their Estates, (b) held by the board of directors (or similar body) or any subcommittee of the board of directors (or similar body) of any of the Debtors, or (c) attaching to any document, communication, or thing (regardless of media); each such privilege shall be transferred to and vest exclusively in the Reorganized Debtors.

For the avoidance of doubt, any communications prior to the Effective Date between the Debtors, the Prepetition Agents/Trustees (including their predecessors), the Consenting Stakeholders, and their respective Related Parties shall be protected by common interest privilege.

B.                 Transactions Related to the Plan

On, before, or after the Effective Date, the (Reorganized) Debtors, with the consent of the Required Consenting Stakeholders, may take all actions as may be deemed necessary or appropriate to effectuate the Plan or any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the following: (1) the execution, filing, and delivery, as applicable, of any appropriate agreements, instruments, or other documents of borrowing, financing, merger, amalgamation, consolidation, restructuring, conversion, disposition, sale, transfer, formation, incorporation, partnership, organization, operation, governance, equity issuance, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including the documents comprising the Plan Supplement; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan; (3) the cancelation, extinguishment or transfer of any of the Debtors’ interests in the equity of any non-Debtor Affiliates, if any; (4) the implementation of appropriate structures for the issuance of the New Equity Interests (including potentially alternative forms of New Equity Interests) pursuant to the Plan in order to comply with any applicable DOT rules and regulations (including to address any applicable limitations on the amount of equity or voting stock in Reorganized Parent that may be owned by non-U.S. Citizens (as defined by the DOT rules and regulations)) and other applicable law; and (5) all other actions that the (Reorganized) Debtors or the Required Consenting Stakeholders deem to be necessary or appropriate to implement the Plan and the transactions contemplated hereby (including, for the avoidance of doubt, in a tax efficient manner), including making filings or recordings that may be required by applicable law or retaining the corporate existence and structure of the Debtors and non-Debtor Affiliates.

C.                New Equity Interests

1.                  Issuance of New Equity Interests

On the Effective Date or as soon as reasonably practicable thereafter, the New Equity Interests shall be issued by the Reorganized Parent pursuant to the Plan and the Equity Rights Offering Documents, and the New Equity Interests shall be distributed by the Distribution Agent to the Entities entitled to receive the New Equity Interests pursuant to, and in accordance with, the terms of the Plan, the Equity Rights Offering Documents, the Restructuring Support Agreement, and the New Organizational Documents.

All such New Equity Interests, and all New Equity Interests issuable in accordance with this Plan shall, upon issuance, be duly authorized, validly issued, fully paid, and nonassessable. The issuance of such New Equity Interests is authorized without the need for any further corporate or other similar action and without any further action by any Holder of an Allowed Claim or Interest.

In connection with the foregoing, the (Reorganized) Debtors shall undertake and execute all necessary actions in order to comply with the terms and conditions of the Plan, Equity Rights Offering Documents, Restructuring Support Agreement, and New Organizational Documents. Any Entity’s receipt of New Equity Interests shall be deemed as its acceptance and agreement to be bound by the New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms.

2.                  Exchange Act Registration and Listing

Reorganized Parent shall use its reasonable best efforts to, on or as soon as reasonably practicable after the Effective Date, (a) cause the New Equity Interests to be registered under Section 12(b) of the Securities Exchange Act, (b)  obtain a listing of the New Equity Interests on the New York Stock Exchange or Nasdaq, and (c) register all of the New Equity Interests that constitute “restricted securities” or “control securities” for purposes of Rule 144 under the Securities Act on a shelf registration statement on Form S-1, which shall provide for offerings on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

3.                  Exemption from Registration

The New Equity Interests (including the Pre-Funded Warrants) are “securities,” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws.

After the Petition Date, the Debtors will rely on (a) section 1145(a) of the Bankruptcy Code to exempt from registration under the Securities Act and Blue-Sky Laws the offer, issuance, and distribution, if applicable, of New Equity Interests (including the Pre-Funded Warrants) under the Plan (other than New Equity Interests representing, or Pre-Funded Warrants issued in lieu of, the Equity Rights Offering Holdback Shares, the Backstop Shares, and the Backstop Premium Shares),

and to the extent such exemption is not available, then such New Equity Interests or Pre-Funded Warrants will be offered, issued, and distributed under the Plan pursuant to other applicable exemptions from registration under the Securities Act and any other applicable securities laws and (b) Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, or Regulation S under the Securities Act, and similar Blue-Sky Laws provisions, to exempt from registration under the Securities Act and Blue-Sky Laws the offer, issuance, and distribution, if applicable, of the Equity Rights Offering Holdback Shares, the Backstop Shares and the Backstop Premium Shares to certain Holders of Senior Secured Notes Claims and certain eligible Holders of Convertible Notes Claims.

Section 1145(a)(1) of the Bankruptcy Code exempts the issuance, offer, sale, and distribution of Securities under a plan of reorganization from registration under section 5 of the Securities Act and state or local Securities laws if the following three principal requirements are satisfied: (a) the Securities must be offered and sold under a plan of reorganization and must be Securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (b) the recipients of the Securities must hold prepetition or administrative expense claims against the debtor or interests in the debtor; and (c) the Securities must be issued entirely in exchange for the recipient’s claim against or interest in the debtor, or principally in exchange for such claim or interest and partly for cash or property. See 11 U.S.C. § 1145(a)(1).

The offer, issuance, and distribution of the New Equity Interests (including the Pre-Funded Warrants, but excluding any New Equity Interests representing, and Pre-Funded Warrants issued in lieu of, the Equity Rights Offering Holdback Shares, the Backstop Shares, and the Backstop Premium Shares) satisfies the requirements of section 1145 of the Bankruptcy Code and, therefore, such offering, issuance, and distribution are exempt from registration under the Securities Act and any state or local law requiring registration. To the extent any “offer or sale” of New Equity Interests or Pre-Funded Warrants may be deemed to have occurred, such offer or sale is made under the Plan and in exchange for Claims against one or more of the Debtors, or principally in exchange for such Claims and partly for cash or property, within the meaning of section 1145(a)(1) of the Bankruptcy Code. The availability of the exemptions under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to occurrence of the Effective Date of the Plan.

To the degree that section 1145 of the Bankruptcy Code is not available for the offer, issuance, and distribution of the New Equity Interests (including the Pre-Funded Warrants), Section 4(a)(2) of the Securities Act provides that the issuance of securities by an issuer in transactions not involving a public offering are exempt from registration under the Securities Act. Regulation D is a non-exclusive safe harbor from registration promulgated by the SEC under the Securities Act. Regulation S provides that the offering or issuance of securities to persons that, at the time of the issuance, were outside of the United States and were not “U.S. persons” (and were not purchasing for the account or benefit of a “U.S. person”) within the meaning of Regulation S is exempt from registration under Section 5 of the Securities Act.

The Equity Rights Offering Holdback Shares, the Backstop Shares, and the Backstop Premium Shares may be offered and issued without registration under the Securities Act in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act

(including, potentially, pursuant to the safe harbor provided by Regulation D promulgated under the Securities Act) or Regulation S or other applicable exemptions. Each Holder of a Senior Secured Notes Claim or a Convertible Notes Claim that will receive the Equity Rights Offering Holdback Shares, the Backstop Shares, and the Backstop Premium Shares is required to represent that it is an Institutional Accredited Investor, a “qualified institutional buyer” (as defined under Rule 144A of the Securities Act) or a “non-U.S. person” within the meaning of Regulation S of the Securities Act.

The Equity Rights Offering Holdback Shares, the Backstop Shares, and the Backstop Premium Shares will be deemed “restricted securities” (as defined by Rule 144 under the Securities Act), will bear customary legends and transfer restrictions, and may not be offered, sold, exchanged, assigned, or otherwise transferred unless they are registered under the Securities Act, or an exemption from registration under the Securities Act (such as Rule 144) is available, in each case, subject to the limitations in the applicable New Organizational Documents. Any persons receiving restricted securities under the Plan should consult with their own counsel concerning the availability of an exemption from registration for resale of these securities under the Securities Act and other applicable law.

Subject to any limitations in the New Organizational Documents, the New Equity Interests (including the Pre-Funded Warrants, but excluding any New Equity Interests representing, and Pre-Funded Warrants issued in lieu of, the Equity Rights Offering Holdback Shares, the Backstop Shares, and the Backstop Premium Shares) issued and distributed under the Plan in reliance on section 1145(a)(1) of the Bankruptcy Code may be freely transferred by recipients following the initial issuance under the Plan without registration unless, as more fully described below, the holder is an “underwriter” with respect to such securities.

Generally, an “underwriter” (for purposes of section 1145 of the Bankruptcy Code) is any person who:

(A)	purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such a claim or interest;

(B)	offers to sell securities offered or sold under the plan for the holders of such securities;

(C)	offers to buy securities offered or sold under the plan from the holders of such securities, if such offer to buy is—

(i)	with a view to distribution of such securities; and

(ii)	under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or

(D)	is an issuer, as defined in section 2(a)(11) of the Securities Act, with respect to such securities.

11 U.S.C. § 1145(b)(1). Under section 2(a)(11) of the Securities Act, an “issuer” includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control of the issuer. “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

To the extent that any Entities who receive New Equity Interests (including Pre-Funded Warrants) pursuant to the Plan are deemed to be “underwriters” as defined in section 1145(b) of the Bankruptcy Code, resales of such New Equity Interests or Pre-Funded Warrants by such Entities would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. However, resales of such New Equity Interests or Pre-Funded Warrants satisfying the applicable requirements of Rule 144 under the Securities Act with respect to “control securities” (or another available exemption under the Securities Act) may be permitted. Rule 144 permits the public resale of Securities received by such persons if current information regarding the issuer is publicly available and if volume limitations and certain other conditions are met.

Whether or not any particular person may be deemed to be an “underwriter” with respect to the New Equity Interests or any other Security issued pursuant to the Plan depends upon various facts and circumstances applicable to that Entity. Accordingly, the Debtors express no view as to whether any particular Entity receiving New Equity Interests or other Securities hereunder may be an “underwriter” with respect to such New Equity Interests or other Securities.

Any transfer agent, or other similarly situated agent, trustee, or other non-governmental Entity shall accept and rely upon the Plan and Confirmation Order in lieu of a legal opinion for purposes of determining whether the initial offer and sale of the New Common Interests were exempt from registration under section 1145(a) of the Bankruptcy Code, and whether the New Common Interests were, under the Plan, validly issued, fully paid, and non-assessable.

The Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order to any Entity (including DTC, any transfer agent for the New Equity Interests, or any warrant agent for the Pre-Funded Warrants) with respect to the treatment of the New Equity Interests or Pre-Funded Warrants to be issued under the Plan under applicable securities laws. DTC, any transfer agent for the New Equity Interests, or any warrant agent for the Pre-Funded Warrants shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Equity Interests or Pre-Funded Warrants to be issued under the Plan are exempt from registration or eligible for DTC book-entry delivery, settlement, and depository services, and whether the New Equity Interests or Pre-Funded Warrants are, under the Plan, validly issued, fully paid, and non-assessable. Notwithstanding anything to the contrary in the Plan, no Entity (including DTC, any transfer agent for the New Equity Interests, or any warrant agent for the Pre-Funded Warrants) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Equity Interests or Pre-Funded Warrants to be issued under the Plan are exempt from registration, and whether the New Equity Interests or Pre-Funded Warrants were, under the Plan, validly issued, fully paid, and non-assessable.

D.                Equity Rights Offering

The Plan provides that the Equity Rights Offering Amount will be raised through the Equity Rights Offering. On the Effective Date, the Debtors shall consummate the Equity Rights Offering, subject to the terms and conditions set forth in the Backstop Commitment Agreement, the other Equity Rights Offering Documents, and the Plan.

Upon exercise of the Subscription Rights by the Equity Rights Offering Participants pursuant to the terms of the Backstop Commitment Agreement, the Equity Rights Offering Procedures, the Plan, and the other Equity Rights Offering Documents, the Reorganized Debtors shall be authorized to issue the Equity Rights Offering Shares (including the Equity Rights Offering Holdback Shares) issuable pursuant to the exercise of Subscription Rights in accordance with the Plan, the Backstop Commitment Agreement, the Equity Rights Offering Procedures, and the other Equity Rights Offering Documents.

The Equity Rights Offering Amount will be 100% backstopped by the Backstop Commitment Parties, and the Backstop Commitment Parties shall be obligated on a several, but not joint and several, basis to purchase the Unsubscribed Equity in accordance with and subject to the terms and conditions of the Backstop Commitment Agreement.

Subject to, and in accordance with the Backstop Commitment Agreement, as consideration for the Rights Offering Backstop Commitment, (a) on the Effective Date, the Backstop Commitment Parties shall receive the Backstop Premium Shares, which will be payable on, and as a condition to, the Effective Date in New Equity Interests in accordance with and subject to the terms of the Backstop Commitment Agreement, subject to dilution on account of the MIP Interests or (b) in the circumstances provided in the Backstop Commitment Agreement and subject to the terms thereof, shall receive the Backstop Cash Premium, and shall have been fully earned as of the effective date of the Backstop Commitment Agreement.

For the avoidance of doubt, the Equity Rights Offering Holdback Shares, the Backstop Shares, and the Backstop Premium Shares shall be solely on account of the new money provided through the Equity Rights Offering Holdback and the Rights Offering Backstop Commitments and not on account of any Holder’s Senior Secured Notes Claims or Convertible Notes Claims.

Notwithstanding any other provision of this Plan, any Backstop Commitment Party that will hold, on a pro forma basis, 5.00% or more of the New Equity Interests may elect at any time prior to the Closing Date to receive, in lieu of all or a portion of the New Equity Interests that would otherwise be issuable to it, pre-funded warrants to acquire such New Equity Interests exercisable for an exercise price equal to the par value of the New Equity Interests (the “Pre-Funded Warrants”). The Pre-Funded Warrants will include customary beneficial ownership limitation provisions prohibiting the exercise of the Pre-Funded Warrants to the extent that, after giving effect to an exercise of the Pre-Funded Warrants, the Backstop Commitment Party, together with any affiliates and any members of a Section 13(d) group with the Backstop Commitment Party or its affiliates, would beneficially own (as such term is defined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in excess either 4.99% or 9.99% of the outstanding New Equity Interests (which threshold shall be specified by the applicable Backstop Commitment Party).

E.                 Exit Financing

1.                  Entry into Exit Financing Documents

On the Effective Date, the Reorganized Debtors shall be authorized to enter into the Exit Financing Documents (including, for the avoidance of doubt, all documentation allowing for the issuance of (i) the Exit Secured Notes and (ii) the Exit Revolving Credit Facility) without the need for any further corporate or other similar action. The material Exit Financing Documents shall have terms acceptable to the Required Consenting Stakeholders and the agents for and lenders under each respective Exit Financing Facility, the forms of which shall be set forth in the Plan Supplement.

The entry of the Confirmation Order shall be deemed approval of the Exit Financing Documents (including the transactions contemplated thereby, and all actions taken, to be taken, undertakings to be made, and obligations to be incurred by the (Reorganized) Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein and the grant of all guarantees, Liens, and other security interests contemplated thereby) and authorization for the (Reorganized) Debtors to enter into and execute the Exit Financing Documents and such other documents as the agents and lenders thereunder may reasonably require, subject to such modifications as the (Reorganized) Debtors, Required Consenting Stakeholders, and, solely with respect to the Exit Revolving Credit Facility, the Prepetition RCF Administrative Agent may deem to be reasonably necessary to consummate the Exit Financing Facilities. The Reorganized Debtors may use the Exit Financing Facilities for any purpose permitted thereunder.

With respect to each Exit Financing Facility, on the effective date of such Exit Financing Facility, (a) the (Reorganized) Debtors are authorized to execute and deliver the applicable Exit Financing Documents and perform their obligations thereunder, including the payment or reimbursement of any fees, expenses, losses, damages, or indemnities, (b) the applicable Exit Financing Documents shall constitute the legal, valid, and binding obligations of the Reorganized Debtors that are parties thereto, enforceable in accordance with their terms, and (c) no obligation, payment, transfer, grant, or perfection of security under the applicable Exit Financing Documents shall be stayed, restrained, voidable, or recoverable under the Bankruptcy Code or under any applicable law or subject to any defense, reduction, recoupment, subordination (including equitable subordination), avoidance, recharacterization, setoff, or counterclaim. The Reorganized Debtors and the other persons granting or granted any Liens and security interests to secure the obligations under the applicable Exit Financing Documents are authorized to make all filings and recordings, and to obtain all governmental approvals and consents deemed necessary or desirable to establish and further evidence perfection of such Liens or security interests under the provisions of any applicable federal, state, provincial, or other law (whether domestic or foreign) (it being understood that perfection shall occur automatically by virtue of the occurrence of the Effective Date, subject to the satisfaction in full or waiver of all DIP Obligations in accordance with the terms of the DIP Documents, and any such filings, recordings, approvals, and consents shall not be required), and the Reorganized Debtors and the other persons granting any such Liens and security interests will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

2.                  Exemption from Registration

In connection with the Exit Secured Notes Financing, the Plan provides for the offering, issuance, and distribution of the Exit Secured Notes, which are “securities,” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws.

The Debtors are relying on Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, or Regulation S under the Securities Act, and similar Blue-Sky Laws provisions, to exempt from registration under the Securities Act and Blue-Sky Laws the offer, issuance, and distribution under the Plan of the Exit Secured Notes to Holders of Senior Secured Notes Claims and certain eligible Holders of Convertible Notes Claims, including in connection with the Solicitation.

Section 4(a)(2) of the Securities Act provides that the offering or issuance of securities by an issuer in transactions not involving a public offering are exempt from registration under Section 5 of the Securities Act. Regulation D is a non-exclusive safe harbor from registration promulgated by the SEC under the Securities Act. Regulation S provides that the offering or issuance of securities to persons that, at the time of the issuance, were outside of the United States and were not “U.S. persons” (and were not purchasing for the account or benefit of a “U.S. person”) within the meaning of Regulation S is exempt from registration under Section 5 of the Securities Act.

The Exit Secured Notes may be offered and issued without registration under the Securities Act in reliance upon the exemption from registration provided under section 4(a)(2) of the Securities Act (including, potentially, pursuant to the safe harbor provided by Regulation D promulgated under the Securities Act) or Regulation S or other applicable exemptions. Each Holder of a Senior Secured Notes Claim is a “qualified institutional buyer” (as defined under Rule 144A of the Securities Act) or a “non-U.S. person” within the meaning of Regulation S of the Securities Act. Each Holder of a Convertible Notes Claim that will receive the Exit Secured Notes is required to represent that it is an Institutional Accredited Investor, a “qualified institutional buyer” (as defined under Rule 144A of the Securities Act) or a “non-U.S. person” within the meaning of Regulation S of the Securities Act.

The Exit Secured Notes will be deemed “restricted securities” (as defined by Rule 144 of the Securities Act) that may not be offered, sold, exchanged, assigned, or otherwise transferred unless they are registered under the Securities Act, or an exemption from registration under the Securities Act (such as Rule 144A or Regulation S) is available, and in compliance with any applicable state or foreign securities laws. Any and all of the Exit Secured Notes offered, issued, or distributed under the Plan pursuant to Regulation S under the Securities Act shall be subject to any applicable restrictions on transfer set forth in Regulation S and may not be offered, sold, exchanged, assigned, or otherwise transferred unless they are registered under the Securities Act, or an exemption from registration under the Securities Act (such as Rule 144A or Regulation S) is available, and in compliance with any applicable state or foreign securities laws.

Any persons receiving restricted securities under the Plan should consult with their own counsel concerning the availability of an exemption from registration for resale of these securities under the Securities Act and other applicable law.

The Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order to any Entity (including DTC) with respect to the treatment of the Exit Secured Notes to be issued under the Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the Exit Secured Notes to be issued under the Plan are exempt from registration or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Exit Secured Notes to be issued under the Plan are exempt from registration.

F.                 Boards of Directors/Managers

The number of directors or managers that initially, on the Effective Date, shall be members of the Reorganized Debtors’ boards of directors or managers (or similar governing entities) shall be as set forth in the New Organizational Documents or otherwise set forth in the Plan Supplement, and shall be consistent with the terms set forth in the Governance Term Sheet. Pursuant to section 1129(a)(5) of the Bankruptcy Code, to the extent known, the Debtors shall disclose, in the Plan Supplement, the identity and affiliations of the Persons proposed to serve on the Reorganized Debtors’ boards of directors or managers (or similar governing entities). Commencing on the Effective Date, each of the Reorganized Debtors’ directors or managers shall serve pursuant to the terms of applicable law and the applicable organizational documents of such Reorganized Debtor and may be replaced or removed in accordance therewith.

Unless reappointed pursuant to the preceding paragraph, the members of the boards of directors or managers (or similar governing entities) of the Debtors prior to the Effective Date shall have no continuing obligations to the Company in their capacities as such on and after the Effective Date, and each such member shall be deemed to have resigned or shall otherwise cease to be a director or manager of the applicable Debtor on the Effective Date.

G.                New Organizational Documents; No Further Action

On the Effective Date, the New Organizational Documents of each of the Reorganized Debtors shall be deemed executed and authorized in all respects (including by the holders of New Equity Interests and Pre-Funded Warrants).

Notwithstanding any requirement under non-bankruptcy law, except as set forth herein, upon the Effective Date, (1) all actions contemplated by the Plan (including the New Organizational Documents, the Exit Financing Documents, and any other document contemplated by the Plan Supplement) and (2) all matters provided for hereunder involving the (Reorganized) Debtors’ corporate structure, or corporate action to be taken by or required of the (Reorganized) Debtors, shall be deemed authorized and approved in all respects and shall be deemed to have occurred (unless contemplated hereunder to occur after the Effective Date) and be effective as provided herein, without the need for further approval, act, action (including corporate, board, shareholder, manager, or similar action), consent, or authorizations under any applicable law, order, rule, or regulation with respect thereto.

On the Effective Date, the Reorganized Debtors may—and, to the extent required under this Plan or applicable non-bankruptcy law, shall—file the New Organizational Documents with the applicable Secretary of State or other applicable authorities in its respective state or country of incorporation or organization. After the Effective Date, the Reorganized Debtors may amend and restate the New Organizational Documents in accordance with their terms, the Plan, and applicable law.

Pursuant to, and only to the extent required by, section 1123(a)(6) of the Bankruptcy Code, except as required by applicable law, the New Organizational Documents shall include a provision prohibiting the issuance of nonvoting equity securities.

On the Eﬀective Date, the Reorganized Parent shall enter into and deliver the Registration Rights Agreement to each Holder of New Equity Interests (including the Pre-Funded Warrants), which shall become eﬀective and binding in accordance with its terms and conditions upon the parties thereto without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule, or the vote, consent, authorization, or approval of any Entity. Holders of New Equity Interests (including the Pre-Funded Warrants) shall be deemed to have executed the Registration Rights Agreement and be parties thereto, without the need to deliver signature pages thereto.

H.                Cancellation of Instruments, Certificates, and Other Documents

On the Effective Date, except as otherwise provided in the Plan or the Confirmation Order, (1) the DIP Facility, the Senior Secured Notes Documents, the Convertible Notes Documents, and any Interest, Certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of, or ownership interest in, the Debtors giving rise to any Claim or Interest, including, for the avoidance of doubt, any and all shareholder or similar agreements related to Interests and the DIP Documents, Senior Secured Notes Documents, and Convertible Notes Documents shall terminate, be cancelled, discharged, and deemed surrendered, as applicable; none of the Reorganized Debtors shall have any continuing obligations thereunder, and each Prepetition Agent/Trustee and its respective agents, successors, and assigns shall each be automatically and fully released and discharged of and from all duties and obligations thereunder, and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, certificate or articles of incorporation, or similar documents governing the shares, Certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors shall be released; provided, that notwithstanding such termination, cancellation, discharge, Confirmation, Consummation, or anything to the contrary contained in the Plan, any such agreement that governs the rights of the Holder of an Allowed Claim (including the DIP Documents, Senior Secured Notes Documents, Prepetition RCF Documents, and Convertible Notes Documents) shall continue in effect solely for purposes of: (1) enabling (A) such Holder to receive Plan Distributions on account of such Allowed Claim, as provided herein and (B) the Prepetition Agents/Trustees to exercise their respective charging liens for the payment of fees and expenses and for indemnification as provided in the applicable indenture or other debt documentation; (2) preserving all rights (including rights of enforcement), remedies, exculpations, indemnities (including with respect to any indemnification or contribution from the respective

Holders of Allowed Claims under the DIP Documents, Senior Secured Notes Documents, Prepetition RCF Documents, or Convertible Notes Documents), powers, and protections of the Prepetition Agents/Trustees against any Entity, pursuant to and subject to the terms of the DIP Documents, the Senior Secured Notes Documents, Prepetition RCF Documents, and Convertible Notes Documents, as applicable; (3) permitting the Prepetition Agents/Trustees to enforce the respective obligations owed to them or their respective Holders of Claims under the Plan or the Confirmation Order, in accordance with the DIP Documents, Senior Secured Notes Documents, Prepetition RCF Documents, and Convertible Notes Documents, as applicable; and (4) permitting the Prepetition Agents/Trustees to perform any functions that are necessary to effectuate the foregoing, including appearing in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court; provided, further, that the preceding proviso shall not affect the resolution of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any expense or liability to the (Reorganized) Debtors, as applicable, except to the extent set forth in or provided for under the Plan or the Confirmation Order. For the avoidance of doubt, (i) to the extent any Senior Secured Notes Document is, upon Consummation, either (a) an Exit Secured Notes Document or (b) is otherwise agreed by the Debtors and the Required Consenting Noteholders to remain in full force and effect on the Effective Date (a “Continuing Senior Secured Notes Document”), or (ii) to the extent any Prepetition RCF Document is, upon Consummation, an Exit RCF Document, this Article IV.H shall not apply with respect to such Senior Secured Notes Document or Prepetition RCF Document, respectively.

I.                   Subordination

The allowance, classification, and treatment of all Claims and Interests under the Plan takes into consideration any and all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. On the Effective Date, any and all subordination rights or obligations that a Holder of a Claim or Interest may have with respect to any Plan Distributions shall be terminated, and all actions related to the enforcement of such subordination rights shall be enjoined permanently. Accordingly, Plan Distributions to Holders of Allowed Claims shall not be subject to turnover or payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights; provided, that any such subordination rights shall be preserved in the event the Confirmation Order is vacated, the Effective Date does not occur in accordance with the terms hereunder, or the Plan is revoked or withdrawn.

J.                  Structural Simplification

At any time after the Confirmation Date, with the consent of the Required Consenting Stakeholders, the (Reorganized) Debtors may take any action reasonably designed to simplify the corporate structure of the (Reorganized) Debtors without the need for (1) a further order of the Bankruptcy Court, (2) any other or further actions to be taken by or on behalf of the (Reorganized) Debtors, or (3) any payments to be made in connection therewith.  Such action may include causing any (Reorganized) Debtor to merge with and into any other (Reorganized) Debtor or causing any (Reorganized) Debtor to liquidate or dissolve. Each of the (Reorganized) Debtors may execute and file documents, and take all other actions as each deems appropriate, relating to the allowance of and to effect the prompt corporate restructuring of the (Reorganized) Debtors as provided herein without the payment of any fee, tax, or charge and without the need for the filing of reports or certificates.

Moreover, on and after the first day following the date of any such action, the applicable (Reorganized) Debtor(s) (1) shall be deemed to have withdrawn business operations from any jurisdiction in which they were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum, or take any other action in order to effectuate such withdrawal and (2) shall not be liable in any manner to any taxing or other authority for franchise, business, license, or similar taxes accruing on or after such the date of any such action.

K.                Management Incentive Plan

Promptly after the Effective Date, the New Board shall adopt the Management Incentive Plan, which will provide for the grants of equity and equity-based awards, including the MIP Interests, to employees, directors, consultants, and other service providers of the Reorganized Debtor(s), as determined at the discretion of the New Board. The terms and conditions, including with respect to participants, allocation, timing, and the form and structure of the equity or equity-based awards, shall be determined at the discretion of the New Board after the Effective Date.

L.                 DTC Eligibility

The Debtors and the Reorganized Debtors, as applicable, shall use commercially reasonable efforts to promptly make the New Equity Interests (including the Pre-Funded Warrants), other than any New Equity Interests or Pre-Funded Warrants required to bear a “restricted” legend under applicable securities laws (which shall be deposited in DTC to the extent permitted by DTC, otherwise in book entry form), and the Exit Secured Notes, eligible for deposit with DTC.

ARTICLE V.
PROVISIONS GOVERNING DISTRIBUTIONS

A.                Timing and Calculation of Amounts to Be Distributed

Subject to any reserves or holdbacks established pursuant to the Plan, on the applicable Distribution Date or as soon as practicable thereafter, Holders of Allowed Claims shall receive the full amount of Plan Distributions provided for Allowed Claims in the applicable Classes as of such date. Because of the size and complexities of the Chapter 11 Cases, the Debtors at the present time cannot accurately predict the timing of the Distribution Dates. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

If and to the extent there are Disputed Claims, Plan Distributions on account of any such Disputed Claims (which shall only be made if and when they become Allowed Claims) shall be made pursuant to the provisions set forth in the Plan with respect to the treatment of Allowed Claims on or as soon as reasonably practicable after the next Distribution Date that is at least 20 calendar days after each such Claim is Allowed; provided, that Plan Distributions on account of

Professional Fee Claims shall be made as soon as reasonably practicable after such Claims are Allowed by the Bankruptcy Court or as provided in any other applicable order of the Bankruptcy Court.

For all purposes associated with Plan Distributions, all guarantees by any Debtor of the obligations of any other Debtor, as well as any joint and several liability of any Debtor with respect to any other Debtor, shall be deemed eliminated so that any obligation that could otherwise be asserted against more than one Debtor shall result in a single Plan Distribution. For the avoidance of doubt, Claims held by a single Entity at different Debtors that are not based on guarantees or joint and several liability shall be entitled to the applicable distribution for such Claim at each applicable Debtor. Any such Claims shall be released and discharged pursuant to Article VIII and shall be subject to all potential objections, defenses, and counterclaims, and to estimation pursuant to section 502(c) of the Bankruptcy Code.

B.                 Sources for Plan Distributions and Transfers of Funds Among Debtors

Plan Distributions shall be funded, as applicable, with (1) Cash on hand, including any proceeds from the Equity Rights Offering and the Exit Financing Facilities, and (2) the other Assets of the Reorganized Debtors. The (Reorganized) Debtors shall be entitled to transfer funds between and among the Debtors and non-Debtor subsidiaries as the (Reorganized) Debtors as deemed necessary or appropriate to enable the payments and Plan Distributions required by the Plan.

C.                Distribution Agent

The (Reorganized) Debtors may serve as the Distribution Agent or may retain and direct another Entity as Distribution Agent to assist with the Plan Distributions. A Distribution Agent may make all Plan Distributions and shall be empowered to effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties hereunder and to exercise such other powers as may be vested in such Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by such Distribution Agent to be necessary and proper to carry out its duties.

Except as otherwise set forth herein, the Reorganized Debtors shall be authorized, without further Bankruptcy Court approval, to reimburse any Entity for its reasonable, documented, and customary out-of-pocket expenses incurred in providing post-Confirmation services directly related to Plan Distributions.

If a Distribution Agent is an independent third party designated to serve in such capacity, the Reorganized Debtors shall be permitted to provide to such Distribution Agent, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable, actual, and documented out-of-pocket expenses incurred in providing post-Confirmation services directly related to Plan Distributions.

D.                De Minimis Distributions

Notwithstanding anything herein to the contrary, neither the Reorganized Debtors nor any Distribution Agent shall be required to make Plan Distributions or payments of less than $250

(whether Cash or otherwise), and Cash that otherwise would be payable under the Plan to Holders of Allowed Claims but for this provision shall be available for Plan Distributions to other Holders of Allowed Claims; provided, however, that this provision shall not apply to General Unsecured Claims.

E.                 Delivery of Plan Distributions—Allowed Claims

The Distribution Record Date shall not apply to Securities held through DTC for which a Plan Distribution is made in exchange for such Securities. Distributions to claims other than with respect to Securities held through DTC shall only be made to the record Holders of Allowed Claims as of the Distribution Record Date, at which time the Claims Register shall be deemed closed for purposes of determining whether a Holder of such a Claim is a record Holder entitled to Plan Distributions. The (Reorganized) Debtors, any Distribution Agent, the Prepetition Agents/Trustees, and each of the foregoing’s respective Related Parties shall have no obligation to recognize, for purposes of Plan Distributions pursuant to, or in any way arising from, the Plan (or for any other purpose), any Claims that are transferred after the Distribution Record Date. Instead, the foregoing parties shall be entitled to recognize only those record Holders set forth in the registers as of the Distribution Record Date. Furthermore, if a Claim is transferred 20 or fewer calendar days before the Distribution Record Date, Plan Distributions shall be made to the transferee only if the transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

With respect to a Plan Distribution to be made with Cash, if any dispute arises as to the identity of a Holder of an Allowed Claim that is entitled to receive a Plan Distribution, in lieu of making such Plan Distribution to such person, the Plan Distributions may be made into an escrow account until the disposition thereof is determined by Final Order or by written agreement among the interested parties to such dispute.

Subject to Bankruptcy Rule 9010, a Plan Distribution to a Holder of an Allowed Claim to be sent by mail may be delivered to (1) the address provided by such Holder, if any, (2) the address set forth on the first page of any Proof of Claim Filed by such Holder, (3) the last known address of such Holder on the books and records of the Debtors or their agents if such Holder did not File a Proof of Claim, (4) the address set forth in any written notice of an address change delivered to the (Reorganized) Debtors or any Distribution Agent, (5) in the case of a Holder whose Claim is governed by an agreement and administered by an agent, the address contained in the official records of such Entity, or (6) the address of any counsel that has appeared in the Chapter 11 Cases on such Holder’s behalf. The foregoing shall also apply with respect to any forms or notices related to Plan Distributions that, for the avoidance of doubt, may be sent via email to an email address that satisfies any of subclauses (1)–(6) in the previous sentence.

All distributions on account of the Senior Secured Notes Claims shall be made to, or at the direction of, the Senior Secured Notes Trustee for further distribution to the Senior Secured Noteholders in accordance with the Senior Secured Notes Documents, and subject to the rights of the Senior Secured Notes Trustee to assert its charging lien under the Senior Secured Notes Documents. If the Senior Secured Notes Trustee is unable to make, or consents to the Reorganized Debtors making, such distributions, the Reorganized Debtors, with the cooperation of the Senior Secured Notes Trustee, shall make such distributions to the extent practicable to do so; provided, that any charging lien of the Senior Secured Notes Trustee shall attach to the property to be distributed in the same manner as if such distributions were made through the Senior Secured Notes Trustee. The Senior Secured Notes Trustee shall have no duties or responsibility relating to any form of distribution that is not DTC eligible and the (Reorganized) Debtors shall seek the cooperation of DTC so that any distribution on account of a Senior Secured Notes Claim that is held in the name of, or by a nominee of, DTC, shall be made through the facilities of DTC on the Effective Date or as soon as practicable thereafter. The Reorganized Debtors shall reimburse the Senior Secured Notes Trustee for any reasonable and documented fees and expenses incurred after the Effective Date in connection with making distributions pursuant to and in accordance with the Plan.

All distributions on account of the Convertible Notes Claims shall be made to, or at the direction of, the Convertible Notes Trustee for further distribution to the Convertible Noteholders in accordance with the Convertible Notes Documents, and subject to the rights of the Convertible Notes Trustee to assert its charging lien under the Convertible Notes Documents. If the Convertible Notes Trustee is unable to make, or consents to the Reorganized Debtors making, such distributions, the Reorganized Debtors, with the cooperation of the Convertible Notes Trustee, shall make such distributions to the extent practicable to do so; provided, that any charging lien of the Convertible Notes Trustee shall attach to the property to be distributed in the same manner as if such distributions were made through the Convertible Notes Trustee. The Convertible Notes Trustee shall have no duties or responsibility relating to any form of distribution that is not DTC eligible and the (Reorganized) Debtors shall seek the cooperation of DTC so that any distribution on account of a Convertible Notes Claim that is held in the name of, or by a nominee of, DTC, shall be made through the facilities of DTC on the Effective Date or as soon as practicable thereafter. The Reorganized Debtors shall reimburse the Convertible Notes Trustee for any reasonable and documented fees and expenses incurred after the Effective Date in connection with making distributions pursuant to and in accordance with the Plan.

All distributions on account of the Prepetition RCF Claims shall be made to, or at the direction of, the Prepetition RCF Administrative Agent for further distribution in accordance with the Prepetition RCF Documents, and subject to the rights of the Prepetition RCF Administrative Agent to assert its charging lien under the Prepetition RCF Documents. If the Prepetition RCF Administrative Agent is unable to make, or consents to the Reorganized Debtors making, such distributions, the Reorganized Debtors, with the cooperation of the Prepetition RCF Administrative Agent, shall make such distributions to the extent practicable to do so; provided, that any charging lien of the Prepetition RCF Administrative Agent shall attach to the property to be distributed in the same manner as if such distributions were made through the Prepetition RCF Administrative Agent. The Reorganized Debtors shall reimburse the Prepetition RCF Administrative Agent for any reasonable and documented fees and expenses incurred after the Effective Date in connection with making distributions pursuant to and in accordance with the Plan.

F.                 Fractional New Equity Interests

Notwithstanding any other provision herein to the contrary, no fractional New Equity Interests shall be issued or distributed pursuant to this Plan. Whenever any Plan Distribution of a fraction of a New Equity Interest would otherwise be required hereunder, the actual Plan

Distribution made shall reflect a rounding of such fraction to the nearest whole New Equity Interest (up or down), with fractions half or less being rounded down and fractions in excess of a half being rounded up. If two or more Holders are entitled to equal fractional entitlements and the number of Holders so entitled exceeds the number of whole New Equity Interests, as the case may be, which remain to be allocated, the (Reorganized) Debtors shall allocate the remaining whole New Equity Interests to such Holders by random lot or such other impartial method as the (Reorganized) Debtors deem fair (in the (Reorganized) Debtors’ sole discretion). Upon the allocation of all the whole New Equity Interests authorized hereunder, all remaining fractional portions of the entitlements shall be cancelled and shall be of no further force and effect.

G.                Manner of Payment Under the Plan

Any Cash payment may be made by check, wire transfer, or any other customary payment method. In the case of non-U.S. creditors, Cash payments may be made in such funds and by such means as are necessary or customary in the applicable jurisdiction.

H.                Allocation of Plan Distributions Between Principal and Interest

Plan Distributions in respect of Allowed Claims shall be allocated first to the principal amount of the Allowed Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of an Allowed Claim, to any portion of such Allowed Claim for accrued but unpaid interest for all purposes, including federal income tax purposes.

I.                   Compliance Matters

In connection with the Plan, each Reorganized Debtor and any Distribution Agent, as applicable, shall comply with all tax deduction, withholding, payment, and reporting requirements imposed by applicable law, and all Allowed Claims and Plan Distributions shall be subject to any such deduction, withholding, and reporting requirements as determined in the good-faith discretion of the Reorganized Debtors or a Distribution Agent, as applicable. In connection with the Plan and all Plan Distributions, the (Reorganized) Debtors and any Distribution Agent are authorized to take any and all actions that may be deemed necessary or appropriate to comply with the foregoing requirements (including, in the case of a non-Cash issuance that is subject to withholding, liquidating a portion of the Plan Distributions to generate sufficient funds to pay applicable withholding taxes; provided, however, that, in such case, the Distribution Agent shall first notify the intended recipient in writing of such contemplated sale and offer the intended recipient a reasonable opportunity to provide sufficient Cash to satisfy such withholding tax in lieu of such liquidation, and withholding Plan Distributions pending receipt of information necessary to facilitate such Plan Distributions) and establish any other mechanisms that the (Reorganized) Debtors or any Distribution Agent, as applicable, believe are reasonable and appropriate, and all Allowed Claims and Plan Distributions shall be subject to any such withholding and reporting requirements. All Holders of Claims shall be required to provide an IRS Form W-9 or an appropriate IRS Form W-8 and any other IRS Form and any other information (including information with respect to any underlying Beneficial Owners) necessary to allow the Reorganized Debtors to comply with all withholding, payment, and reporting requirements with respect to such taxes. The Reorganized Debtors and any Distribution Agent, as applicable, reserve the right to withhold the full amount required by law on any Plan Distribution on account of any Holder of an Allowed Claim that fails to timely provide the required information to a Distribution Agent or the Reorganized Debtors. The Reorganized Debtors and any Distribution Agent each reserve the right to allocate and distribute all Plan Distributions in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, Liens, and similar encumbrances. Any amounts deducted, withheld, or reallocated pursuant to this Article V shall be treated as if distributed to the Holder of the Allowed Claim.

J.                  Foreign Currency Exchange Rate

As of the Confirmation Date, any Claim denominated in a currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate on the Petition Date, as quoted at 4:00 p.m. (prevailing Eastern Time), midrange spot rate of exchange for the applicable currency as published in the Wall Street Journal, National Edition, on the day after the Petition Date. The (Reorganized) Debtors and the Claims and Solicitation Agent are authorized to update the Claims Register to reflect the foregoing without the need to File an application, motion, complaint, objection, or any other legal proceeding seeking to adjust such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court or the Holder of such Claim, as applicable.

K.                Fractional Dollars

Notwithstanding any other provision of the Plan, Plan Distributions or payments pursuant to the Plan need not be made in fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction down to the nearest whole dollar.

L.                 Undeliverable, Unclaimed, or Non-Negotiated Plan Distributions

Plan Distributions shall not be made to a Holder who is the intended recipient of an Unclaimed Distribution. The underlying Claim of an Unclaimed Distribution shall be automatically discharged and cancelled, and may be expunged from the Claims Register by the Reorganized Debtors or the Claims and Solicitation Agent without the need to File an application, motion, complaint, objection, or any other legal proceeding seeking to expunge such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court or the Holder of such Claim, as applicable. The Holder of such Claim shall be deemed to have forfeited its Claim and shall be forever barred and enjoined from asserting any such claim against the (Reorganized) Debtors and their Estates, any Distribution Agent, and each of the foregoing’s respective agents, attorneys, representatives, employees, or independent contractors or any of its or their property. Unclaimed Distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code. All title to and all beneficial interests in the Cash relating to such Unclaimed Distribution, including any dividends or interest attributable thereto, shall remain with or revert to the Reorganized Debtors; checks previously delivered with respect to a now-Unclaimed Distribution shall be null and void; Unclaimed Distributions that are New Equity Interests shall be cancelled notwithstanding any state or other escheat or similar laws to the contrary. The reversion of such Cash shall be free of any restrictions thereon notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing the Plan Distribution that is an Unclaimed Distribution, to the contrary. Nothing contained in the Plan shall require the (Reorganized) Debtors or any Distribution Agent to attempt to locate any Holder of an Allowed Claim.

M.               Claims Paid by Third Parties

To the extent a Holder of an Allowed Claim receives a Plan Distribution on account of a Claim and also receives payment from a party that is not a (Reorganized) Debtor or a Distribution Agent on account of such Claim, such Holder shall, within 14 calendar days of receipt thereof, repay or return the Plan Distribution to the applicable Reorganized Debtor, to the extent that the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of the Claim as of the date of any such Plan Distribution. The failure of such Holder to timely repay or return such Plan Distribution shall result in the Holder owing the Reorganized Debtors annualized interest at the Federal Judgment Rate on such amount owed for each calendar day after the 14-day grace period specified above until the amount is repaid.

To the extent that a Holder receives payment in full or in part on account of a Claim, such Claim may be adjusted or expunged on the Claims Register without a claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court or the Holder of such Claim, as applicable; provided, that, to the extent the non-Debtor party making the payment is subrogated to the Holder’s Claim, the non-Debtor party shall have a 30-calendar-day grace period following payment in full to notify the Claims and Solicitation Agent and the Reorganized Debtors of such subrogation rights.

N.                Claims Payable by Third Parties

To the extent that one or more of the Debtors’ Insurers satisfies any Claim in full or in part, then immediately upon such satisfaction, such Claim may be expunged from or reduced on (to the extent of such satisfaction) the Claims Register without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court or the Holder of such Claim, as applicable. Nothing contained herein shall constitute or be deemed a waiver of any Cause of Action that a Debtor or any Entity may hold against any other non-Debtor Entity (including Insurers) under any Insurance Contract, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any defenses, including coverage defenses, held by such Insurers under any such Insurance Contract.

ARTICLE VI.
PROCEDURES FOR RESOLVING CLAIMS

This Article VI shall not apply to DIP Superpriority Claims, Senior Secured Notes Claims, Prepetition RCF Claims, and Convertible Notes Claims, which Claims shall be Allowed in accordance with the Plan and not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, crossclaims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any Entity. This Article VI shall also not apply to Professional Fee Claims, objections to which shall be governed by the Bankruptcy Rules, Local Rules, or an order of the Bankruptcy Court.

A.                Objections to Claims

Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all General Unsecured Claims under the Plan such Claims shall be deemed neither Allowed, Disallowed, nor Disputed and Holders of Claims need not File Proofs of Claim, and the (Reorganized) Debtors and the Holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims in the ordinary course of business as if the Chapter 11 Cases had not been commenced, except that (unless expressly waived pursuant to the Plan) the amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable. If a Holder of a General Unsecured Claim Files or submits a Proof of Claim in the Chapter 11 Cases, such Claim shall be automatically deemed withdrawn and such Claim shall be treated in the ordinary course of business in accordance with the Plan.

After the Effective Date, the Reorganized Debtors shall have the exclusive authority to object to all Claims that are not Allowed Claims. If any objection to a Claim Filed by the Debtors remains pending as of the Effective Date, the Reorganized Debtors shall be deemed substituted for the Debtors as the objecting party.

The Reorganized Debtors shall have the exclusive authority to determine, without the need for notice to or action, order, or approval of the Bankruptcy Court, that any Unimpaired Claim is Allowed. The Reorganized Debtors shall also be entitled to assert all of the (Reorganized) Debtors’ rights, claims, defenses, offsets, rights of recoupment, setoffs, rights of disallowance, subrogation, recharacterization, and equitable subordination and counterclaims with respect to Claims in the ordinary course of business.

B.                 Resolution of Disputed Claims

On and after the Effective Date, the Reorganized Debtors shall have the exclusive authority to File, litigate, compromise, settle, otherwise resolve, or withdraw any objections to Claims, to compromise and settle any such Claims, and to administer and adjust the Claims Register to reflect any such settlement or compromise, in each case, without notice to or approval by the Bankruptcy Court or any other party.

C.                Estimation of Claims and Interests

Before the Effective Date, the Debtors, and on or after the Effective Date, the Reorganized Debtors, in consultation with the Required Consenting Stakeholders, may (but are not required to) determine, resolve, and otherwise adjudicate all Contingent Claims, Unliquidated Claims, and Disputed Claims (other than General Unsecured Claims) in the Bankruptcy Court or such other court of the (Reorganized) Debtors’ choice having jurisdiction over the validity, nature, or amount thereof. At any time, the (Reorganized) Debtors may request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim, or Disputed Claim (other than a General Unsecured Claim) pursuant to section 502(c) of the Bankruptcy Code for any reason or purpose, regardless of whether any party in interest has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. Notwithstanding any provision to the contrary in the Plan, a Claim that has been expunged from the Claims Register, but either is subject to appeal or has not become a Final Order, shall be deemed to be estimated at zero dollars unless otherwise ordered by the Bankruptcy Court. If the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim, or Disputed Claim, that estimated amount shall constitute the maximum limitation on such Claim for all purposes and may be used as evidence in any supplemental proceedings, and the (Reorganized) Debtors may pursue supplementary proceedings to object to the ultimate allowance of such Claim; provided, that such limitation shall not apply to Claims requested by the Debtors to be estimated for voting purposes only.

Each of the foregoing Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such Claim unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before 20 calendar days after the date such Claim is estimated by the Bankruptcy Court.

D.                No Distributions Pending Allowance or Settlement of Causes of Action

Notwithstanding any other provision hereof, no payments or Plan Distributions shall be made (1) for a Disputed Claim, unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order and the Disputed Claim has become an Allowed Claim, (2) to a specific Holder of an Allowed Claim, if such Holder is also the Holder of a Disputed Claim, unless and until all objections to such Disputed Claim(s) have been settled or withdrawn or have been determined by a Final Order and each Disputed Claim has become an Allowed Claim, or (3) to a specific Holder of an Allowed Claim, if such Holder is or may be liable to the (Reorganized) Debtors on account of a Cause of Action, unless and until such Cause of Action (to the extent applicable and without prejudice to the rights of any Holder of an Allowed Administrative Claim to argue that section 502(d) of the Bankruptcy Code is inapplicable to its Administrative Claim) has been settled or withdrawn or has been determined by Final Order of the Bankruptcy Court or such other court having jurisdiction over the matter; provided, that if only a portion of an Allowed Claim is Disputed, such Claim shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount. Following any such settlement or determination in clause (3) of the preceding sentence where the Holder of a Claim is liable to the (Reorganized) Debtors on account of any Cause of Action, any such payment or Plan Distribution to such Holder may be offset against the liability such Holder has to the (Reorganized) Debtors.

Notwithstanding the foregoing or any other provision in the Plan or the Plan Documents, nothing in the Plan or the Plan Documents shall (1) constitute a determination that section 502(d) of the Bankruptcy Code is, or is not, applicable to Administrative Claims or (2) prejudice the rights of (a) any Holder of an Allowed Administrative Claim to File a motion (or prosecute a pending motion) before or after the Effective Date, seeking entry of an order compelling payment of its Allowed Administrative Claim on or after the Effective Date on the basis that section 502(d) of the Bankruptcy Code is inapplicable to its Allowed Administrative Claim or (b) the (Reorganized) Debtors to oppose any such motion on any grounds.

E.                 No Amendments to Claims

On and after the Confirmation Date, the Holder of a Claim (other than a Professional Fee Claim or General Unsecured Claim) must obtain the (Reorganized) Debtors’ written consent (email being sufficient) or a Final Order of the Bankruptcy Court to amend a Claim. Unless otherwise permitted by a Final Order of the Bankruptcy Court, any Proofs of Claim that violate this Article VI.E shall be Disallowed without the need for any objection by the (Reorganized) Debtors or any further notice to or action, order, or approval of the Bankruptcy Court and can be expunged from the Claims Register (including by the Claims and Solicitation Agent).

F.                 No Late-Filed Claims

All Claims, other than General Unsecured Claims, Filed after the Effective Date and for which no Final Order has been entered by the Bankruptcy Court determining that such Claims were timely Filed shall be Disallowed and expunged from the Claims Register (including by the Claims and Solicitation Agent) at the direction of the (Reorganized) Debtors to reflect the same, without the need to File an application, motion, complaint, objection, or any other legal proceeding seeking to adjust or expunge such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court or the Holder of such Claim, as applicable. The (Reorganized) Debtors have no obligation to review or respond to any Claim, other than General Unsecured Claims, Filed after the Effective Date unless (1) the filer has obtained a Final Order from the Bankruptcy Court authorizing it to File such Claim after the Effective Date or (2) the (Reorganized) Debtors have consented to the Filing of such Claim in writing.

G.                No Interest

Other than as provided by section 506(b) of the Bankruptcy Code or as specifically provided for in the DIP Order, the Plan, or the Confirmation Order, post-petition interest shall not accrue or be paid on Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Claim or Disputed Claim for the period from and after the Effective Date; provided, that nothing in this Article VI shall limit any rights of any Governmental Unit to interest under section 503, 506(b), 1129(a)(9)(A), or 1129(a)(9)(C) of the Bankruptcy Code or as otherwise provided for under applicable law.

H.                Adjustment to Claims Without Objection

Any Claim that has been paid or otherwise satisfied (in whole or in part), amended, superseded, cancelled, or otherwise Disallowed (including pursuant to the Plan), any Claim that has been Filed against the wrong Debtor, and any Claim that is duplicative or redundant of another Claim against the same Debtor, may, on or after the Confirmation Date, be adjusted on or expunged from the Claims Register (including by the Claims and Solicitation Agent) at the direction of the (Reorganized) Debtors to reflect the same, without the need to File an application, motion, complaint, objection, or any other legal proceeding seeking to adjust or expunge such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court or the Holder of such Claim, as applicable.

I.                   Reservation of Rights to Object to Claims

The failure of the (Reorganized) Debtors to object to any Claim shall not be construed as an admission to the amount, priority, character, or validity of any such Claim, any portion thereof, or any other claim related thereto, whether or not such claim is asserted in any currently pending or subsequently initiated proceeding, and shall be without prejudice to the right of the (Reorganized) Debtors to contest, challenge the validity of, or otherwise defend against, any such Claim in the Bankruptcy Court or non-bankruptcy forum.

J.                  Disallowance of Claims

Any Claims held by an Entity from which the Bankruptcy Court has determined that property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code, or that is a transferee of a transfer that the Bankruptcy Court has determined is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, unless such Entity has paid the amount, or turned over any such property, for which such Entity is liable under section 522(i), 542, 543, 550, or 553 of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any Plan Distributions on account of such Claims until such time as all Causes of Action against that Entity have been settled or a Final Order of the Bankruptcy Court with respect thereto has been entered and the full amount of such obligation to the Debtors has been paid or turned over in full.

K.                Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is Contingent as of the Effective Date, such Claim, notwithstanding section 502(j) of the Bankruptcy Code, (1) shall be deemed Disallowed as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court and (2) can be expunged from the Claims Register (including by the Claims and Solicitation Agent) unless, in each case, prior to the Effective Date (1) such Claim has been adjudicated as noncontingent or (2) the Holder of such Claim has Filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer Contingent.

ARTICLE VII.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.                Assumption and Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided in the Plan or a Final Order, each Executory Contract and Unexpired Lease shall be deemed automatically assumed (subject to the payment of any applicable Cure Cost), pursuant to sections 365 and 1123 of the Bankruptcy Code, as of the Effective Date, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, unless such Executory Contract or Unexpired Lease: (1) has been previously assumed, assumed and assigned, or rejected by the Debtors pursuant to a Final Order of the Bankruptcy Court, in which case, such Final Order shall control; (2) previously expired or was terminated pursuant to its terms; (3) is the subject of a motion or notice of intent to assume, assume and assign, or reject pending as of the Effective Date; or (4) is otherwise rejected pursuant to the terms hereof (including any Schedule of Rejected Contracts), in which case such rejections shall be deemed effective on the Effective Date (or earlier, if so set forth herein or on any Schedule of Rejected Contracts). Except as otherwise provided herein, each Executory Contract or Unexpired Lease to be assumed pursuant to the Plan shall revest in and be fully enforceable by the applicable Reorganized Debtor(s) in accordance with its terms, except as modified hereby.

Contracts and leases entered into after the Petition Date by any Debtor will be performed by the applicable (Reorganized) Debtor liable thereunder in the ordinary course of its business or as authorized by the Bankruptcy Court. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) shall survive and remain unaffected by entry of the Confirmation Order and, on the Effective Date, shall revest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as such terms may have been modified by a Final Order of the Bankruptcy Court.

Except as otherwise provided herein, or agreed to by the (Reorganized) Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, indemnities, options, rights of first refusal, and any other interests. To the maximum extent permitted by law, and to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease, then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases and actions taken in accordance therewith (1) do not alter in any way the prepetition nature of the Executory Contracts and Unexpired Leases, or the validity, priority, or amount of any Claims that may arise under the same, (2) are not and do not create post-petition contracts or leases, (3) do not elevate to administrative expense priority any prepetition Claims of the counterparties to the Executory Contracts and Unexpired Leases against any of the Debtors, and (4) do not entitle any Entity to a Claim under any section of the Bankruptcy Code on account of the difference between the terms of any prepetition Executory Contracts and Unexpired Leases and subsequent modifications, amendments, supplements, or restatements.

The Restructuring Support Agreement shall be assumed upon Confirmation and the Debtors and Consenting Stakeholders shall continue to perform thereunder and comply therewith in all respects during the period through and including the Effective Date.

The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, and rejections described in this Article VII, pursuant to sections 365 and 1123 of the Bankruptcy Code, as of the date made applicable by the preceding paragraph.

B.                 Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

All Cure Costs shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or in the ordinary course of business, subject to the limitations described herein, or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree. In the event of a dispute regarding (1) the amount of any Cure Claim, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, including Zim Aircraft Solutions, LLC v. Spirit Airlines, Inc., Adv. Pro. No. 24-04044 (SHL) (each, an “Assumption Dispute”), the Bankruptcy Court shall hear such dispute prior to the assumption becoming effective; provided, that the (Reorganized) Debtors may settle any such dispute and shall pay any agreed upon cure amount without any further notice to any party or any action, order, or approval.

To the extent an Assumption Dispute relates solely to proposed Cure Costs, the applicable (Reorganized) Debtor may assume or assume and assign the applicable Executory Contract or Unexpired Lease prior to the resolution of the Assumption Dispute; provided, that such (Reorganized) Debtor reserves Cash in an amount sufficient to pay the full amount asserted as the required cure payment by the non-Debtor party to such Executory Contract or Unexpired Lease (or such smaller amount as may be fixed or estimated by the Bankruptcy Court).

Notwithstanding anything to the contrary herein, (1) no pending Assumption Dispute shall prevent or delay Plan Consummation and (2) to the extent an Assumption Dispute is resolved or determined against the applicable (Reorganized) Debtor, within 45 days of such resolution or determination, such (Reorganized) Debtor may reject the applicable Executory Contract or Unexpired Lease, and the non-Debtor counterparty may thereafter File a Proof of Claim for any purported Rejection Damages in accordance with the Plan.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, and full payment of any applicable Cure Costs pursuant to this Article VII.B, shall result in the full release and satisfaction of any Cure Costs, other Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure Cost has been fully satisfied, shall be deemed Disallowed upon the later of entry of the Confirmation Order or such satisfaction in full without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court and can be expunged from the Claims Register (including by the Claims and Solicitation Agent).

C.                Employment-Related Provisions

1.                  Employment Agreement and Benefit Programs

Each of the Debtors may, prior to the Effective Date, enter into new employment or similar agreements with employees that become effective on or prior to the Effective Date and survive Consummation of the Plan; provided, that the consent of the Required Consenting Senior Secured Noteholders shall be required with respect to any such agreement with an insider (as defined in the Bankruptcy Code).

Notwithstanding anything to the contrary herein, all employment, confidentiality, and non-competition agreements (including, for the avoidance of doubt, any agreements with third-party personnel vendors or any agreements with independent contractors), offer letters (including any severance set forth therein), bonus, gainshare, and incentive programs (including short-term and long-term cash incentive programs), vacation, holiday pay, paid-time off, leaves, retention, change in control, sale bonus, severance, retirement, supplemental retirement, indemnity, executive retirement, pension, deferred compensation, medical, dental, vision, life and disability insurance, flexible spending account, and other health and welfare benefit plans, programs, agreements and arrangements, and all other wage, compensation, employee expense reimbursement, unemployment insurance, workers’ compensation, and all other compensation or benefit obligations (including, for the avoidance of doubt, letter agreements with respect to certain employees’ rights and obligations in the event of certain terminations of their employment in connection with and following the Consummation of the Plan) in each case with the Debtors as of immediately prior to the Effective Date (the “Compensation and Benefit Programs”) are deemed to be, and will be treated as, Executory Contracts under this Plan and, on the Effective Date, shall be deemed assumed pursuant to sections 365 and 1123 of the Bankruptcy Code (as amended prior to or on the Effective Date, in each case, as applicable) except for: (a) all (1) equity or equity-based incentive plans, employee stock purchase plans, and any other agreements or awards, or provisions set forth in the Compensation and Benefits Programs that provide for rights to acquire Interests or New Equity Interests and (2) any agreement or plan whose value is related to Interests or New Equity Interests or other ownership interests of the Debtors, in each case, shall not constitute or be deemed to constitute Executory Contracts and shall be deemed terminated on the Effective Date; (b) Compensation and Benefits Programs that have been rejected pursuant to an order of a Bankruptcy Court; (c) Compensation and Benefits Programs that, as of the entry of the Confirmation Order, have been specifically waived by the beneficiaries of any employee benefit plan or contract; and (d) Compensation and Benefit Programs that have been superseded by a new agreement that has been executed with the counterparty thereto prior to Consummation of the Plan in accordance with the first paragraph of this Article VII.C.1.

2.                  Collective Bargaining Agreements

Subject to the occurrence of the Effective Date, the Debtors’ collective bargaining agreements with (a) the Aircraft Mechanics Fraternal Association, (b) the Transportation Workers Union of America, (c) the International Association of Machinists and Aerospace Workers, (d) the Professional Airline Flight Control Association, (e) the Association of Flight Attendants, and (f) the Air Line Pilots Association, International, and (g) with respect to each of the foregoing entities in clauses (a) through (f), each of their affiliated local unions, as applicable, shall be deemed assumed pursuant to sections 365 and 1123 of the Bankruptcy Code and the Reorganized Debtors shall be bound by all obligations thereunder in all respects, with Cure Costs relating to such agreements being determined and paid in the ordinary course.

D.                Rejection Claims

Any Rejection Claim must be Filed with the Claims and Solicitation Agent by the Rejection Damages Bar Date. Any Rejection Claim for which a Proof of Claim is not properly and timely Filed and served in accordance with the Plan, the Bankruptcy Rules, or the Local Rules shall be Disallowed as of the Rejection Damages Bar Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court and can be expunged from the Claims Register (including by the Claims and Solicitation Agent).

The (Reorganized) Debtors may contest any Rejection Claim in accordance herewith. Allowed Rejection Claims shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.

E.                 Reservation of Rights

Nothing contained in the Plan (including the Plan Supplement) constitutes an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor, any Reorganized Debtor, or any other Entity has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the (Reorganized) Debtors shall have 90 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. If any such dispute is not timely resolved, either party may submit the dispute to the Bankruptcy Court for adjudication.

F.                 Transferred Cure Costs

With respect to payment of any Cure Costs or disputes over any Cure Costs, none of the (Reorganized) Debtors, any Distribution Agent, or any other Entity, as applicable, shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease as of the Distribution Record Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Cure Cost.

G.                Indemnification

1.                  Debtor Indemnification Obligations

Each Indemnification Obligation shall be deemed to be and treated as an Executory Contract under the Plan. Subject to the occurrence of the Effective Date, each Indemnification Obligation shall (a) be deemed assumed by the (Reorganized) Debtors in accordance with Article VII.A pursuant to sections 365 and 1123 of the Bankruptcy Code, (b) remain intact, in full force and effect, (c) not be modified, reduced, discharged, impaired, revoked, or otherwise affected in any way, (d) not be limited, reduced, or terminated after the Effective Date, and (e) survive unaffected irrespective of whether such indemnification is owed for an act or event occurring before, on, or after the Petition Date; provided, that the immediately preceding subclauses (a)–(e)

shall not apply to any obligation of any Debtor to indemnify, hold harmless, or any obligation of similar import that is on account of conduct determined in a Final Order as constituting fraud, willful misconduct, gross negligence, bad faith, self-dealing, or breach of the duty of loyalty. For the avoidance of doubt, subject to the occurrence of the Effective Date, the indemnification obligations in the proviso of the immediately preceding sentence shall be deemed rejected by the (Reorganized) Debtors pursuant to section 365 of the Bankruptcy Code.

2.                  Third-Party Indemnities

All of the Debtors’ rights to indemnification by third parties shall vest in the Reorganized Debtors on the Effective Date.

H.                Insurance-Related Provisions

Notwithstanding anything to the contrary in the Plan, the Plan Documents, the Confirmation Order, any Claim objection, any other document related to any of the foregoing, or any other order of the Bankruptcy Court (including any other provision that purports to be preemptory or supervening, grants an injunction, discharge, or release, confers Bankruptcy Court jurisdiction, or requires a party to opt out of any releases):

1.	nothing, including the vesting of the Insurance Contracts with the Reorganized Debtors or any relief permitting any Entity to pursue proceeds available under any Insurance Contracts granted pursuant to this Plan, the Plan Documents, the Confirmation Order, or any other Final Order of the Bankruptcy Court, shall impair, expand, or modify (a) the rights and obligations of the (Reorganized) Debtors (and their Estates), named insureds, any insured or beneficiary, or any of the Insurers under any of the Insurance Contracts, (b) the coverage and benefits provided under the Insurance Contracts, (c) the obligations, terms, and conditions of the Insurance Contracts, or (d) the enforceability of the Insurance Contracts; and

2.	on and after the Effective Date (a) all Insurance Contracts which identify any of the Debtors as first named insureds or as a counterparty thereto shall vest unaltered in their entireties with the Reorganized Debtors, (b) any nonmonetary obligations, together with direct or derivative rights, interests, claims, entitlements, or Causes of Action, of any Debtor under any of the Insurance Contracts, including the rights of any Debtor to proceeds, indemnification, reimbursement, contribution, benefits, or other payment arising, at any time, out of or under the Insurance Contracts, regardless of whether such rights or obligations arise or become due before or after the Effective Date, shall vest with the Reorganized Debtors, (c) the Reorganized Debtors shall have standing to pursue the Insurance Coverage Rights, and (d) the Reorganized Debtors shall be authorized to perform any administrative responsibilities on behalf of any named insured under the Insurance Contracts.

For the avoidance of doubt, each Insurer is prohibited and enjoined from denying, refusing, altering, or delaying coverage on any basis regarding or related to the Chapter 11 Cases or the Plan, including the treatment set out herein for any insured claim or Causes of Action.

After the Confirmation Date, none of the (Reorganized) Debtors shall terminate or otherwise reduce the “side-A” coverage under any D&O Liability Insurance Policy in effect on the Confirmation Date with respect to conduct occurring prior thereto. Each such Entity shall be entitled to the full benefits of any such side-A coverage for the full term of such policy, subject to the terms and conditions thereof and hereof, regardless of whether such Entity is an “insured” on or after the Effective Date.

At all times after the Effective Date, the Reorganized Debtors shall purchase or maintain “side-A” liability tail coverage for the six-year period following the Effective Date on terms no less favorable than, and with an aggregate limit of liability upon the Effective Date of no less than the aggregate limit of liability under, the “side-A” coverage provided through the Debtors’ existing D&O Liability Insurance Policies. From and after the Effective Date, reasonable directors’ and officers’ insurance policies shall remain in place in the ordinary course.

I.                   Aircraft-Related Provisions

Unless otherwise provided in an order entered by the Bankruptcy Court on or before the Confirmation Date, (a) each unexpired lease of aircraft equipment (as such term is described in section 1110(a)(3)(A)(i) of the Bankruptcy Code) shall be assumed as of the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code and (b) each financing secured by aircraft equipment (as such term is described in section 1110(a)(3)(A)(i) of the Bankruptcy Code) shall be Reinstated as of the Effective Date.

ARTICLE VIII.
EFFECT OF CONFIRMATION OF THE PLAN

A.                Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan or the Confirmation Order, on the Effective Date and concurrently with the applicable Plan Distributions being made and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, discharged, and compromised, without any further approval or order of the Bankruptcy Court and without any action or filing being required to be made by the (Reorganized) Debtors, and all rights, titles, and interests of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall revert to the Reorganized Debtors and their successors and assigns. On and after the Effective Date, each party secured by such pre-Effective Date mortgages, deeds of trust, Liens, pledges, or other security interests (including, to the extent applicable, the Prepetition Agents/Trustees) shall execute and deliver (at the request and expense of the Reorganized Debtors), and the Reorganized Debtors shall be authorized to file, any documents deemed necessary or appropriate to evidence such release in the name of such party secured by such pre-Effective Date mortgages, deeds of trust, Liens, pledges, or other security interests. With respect to the security interests securing the DIP Obligations, the release and termination of such security interests shall be subject to satisfaction in full or waiver of all DIP Obligations in accordance with the terms of the applicable DIP Documents.

To the extent that any Holder of a Secured Claim that has been satisfied in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or its agent) shall take any and all steps requested by the Reorganized Debtors that are deemed reasonable, necessary, or appropriate to record or effectuate the cancellation or extinguishment of such Liens or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf.

B.                 Releases; Discharges

The releases and discharges of Claims, Interests, and Causes of Action described in the Plan, including releases by the Debtors and by Holders, constitute good-faith compromises and settlements of the matters covered thereby and such releases are consensual. Such compromises and settlements are made in exchange for consideration, are in the best interest of Holders, are fair, equitable, and reasonable, and are integral elements of the resolution of the Chapter 11 Cases in accordance with the Plan.

Each of the release, indemnification, discharge, and exculpation provisions set forth in the Plan or in the Confirmation Order (1) is within the jurisdiction of the Bankruptcy Court under sections 1334(a), 1334(b), and 1334(e) of title 28 of the United States Code, (2) is an essential means of implementing the Plan, (3) is an integral and non-severable element of the transactions incorporated into the Plan, (4) confers a material benefit on, and is in the best interests of, the Debtors, their Estates, and their creditors, (5) is important to the overall objectives of the Plan to finally resolve all claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors, (6) is fair, equitable, and reasonable and in exchange for good and valuable consideration, and (7) is consistent with sections 105, 1123, 1129, 1141, and other applicable provisions of the Bankruptcy Code. Notwithstanding anything to the contrary herein, the releases, stipulations, and exculpation provisions hereof are in addition to and do not replace, the release, stipulations, and other provisions of any Final Order of the Bankruptcy Court.

To the fullest extent provided under section 1141(d)(1)(A) of the Bankruptcy Code and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided in the Plan or the Confirmation Order: (1) all consideration distributed under the Plan shall be in complete satisfaction, settlement, discharge, and release of, or in exchange for (as applicable), all Claims and Interests of any kind or nature whatsoever against the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Interests; (2) the Plan shall bind all Entities who have held, hold, or may hold Claims against or Interests in the Debtors; and (3) all Entities shall be precluded from asserting against the (Reorganized) Debtors, their Estates, their successors and assigns, and their assets and properties any other Claims or Interests based upon any documents, instruments, act, omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise expressly provided for in the Plan or the Confirmation Order, upon the Effective Date, the Debtors shall be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Interests of any kind or nature whatsoever, including demands and liabilities that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

C.                Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the later of (1) the Effective Date or (2) the date indicated in the order providing for such injunction or stay. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

D.                Exculpation

Pursuant to section 1123(b) and 105(a) of the Bankruptcy Code, to the fullest extent permitted by applicable law, and except as otherwise specifically provided for in the Plan or Confirmation Order, none of the Exculpated Parties shall have or incur any liability for, and each Exculpated Party is released, discharged, and exculpated from any Cause of Action for any claim related to, any act or omission in connection with, related to, or arising out of the Chapter 11 Cases, the formulation, preparation, marketing, dissemination, negotiation, filing, or pursuit of approval, confirmation, or consummation of the DIP Facility, the DIP Documents, the Restructuring Support Agreement, the Plan (including the Plan Supplement and other Plan Documents), the Disclosure Statement, the Exit Financing Facilities, the Exit Financing Documents, the Equity Rights Offering, the Equity Rights Offering Documents, any settlement, contract, instrument, release, or other agreement or document created or entered into in connection therewith or in the Chapter 11 Cases, and any other act taken or omitted to be taken in connection with or in contemplation of the Chapter 11 Cases, the reorganization of the Debtors, or the administration of, or property to be distributed under, the Plan (including the issuance and distribution of any interests (including the New Equity Interests) issued or to be issued under or in connection with the Plan), except for claims related to any act or omission that is determined in a Final Order to have constituted willful misconduct (including actual fraud) or gross negligence. Notwithstanding anything to the contrary herein, the scope of claims subject to exculpation pursuant to this Article VIII.D is temporally limited to claims arising during the period between the commencement of the Chapter 11 Cases and the Effective Date. Each Exculpated Party shall be entitled to reasonably rely upon the advice of counsel concerning its duties and responsibilities pursuant to, or in connection with, the Plan.

The Exculpated Parties have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation of votes on, and distribution of consideration (including the New Equity Interests) pursuant to, the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. To the extent that any of the Exculpated Parties owed fiduciary duties to the Debtors, their Estates, or the Bankruptcy Court in connection with the Chapter 11 Cases, the Exculpated Parties have, and upon Confirmation of the Plan shall be deemed to have, fully, completely, professionally, and admirably satisfied such duties.

E.                 Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided for in the Plan or Confirmation Order, on and after the Effective Date, for good and valuable consideration, including their cooperation and contributions to the Chapter 11 Cases, the Released Parties shall be deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all claims, obligations, debts, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity, or otherwise, whether for tort, fraud, contract, violations of federal, state, foreign, or other applicable laws, or otherwise, including Avoidance Actions, those Causes of Action based on veil piercing or alter-ego theories of liability, contribution, indemnification, lender liability, joint liability, or otherwise that the Debtors, the Reorganized Debtors, their Estates, and their respective Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or that any Holder of a Claim or Interest or other Entity would have been legally entitled to assert derivatively for or on behalf of the Debtors, the Reorganized Debtors, their Estates, or their respective Affiliates, based on, relating to, or in any manner arising from, in whole or in part, the following:

1.	the Debtors or their non-Debtor Affiliates (including the management, ownership, or operation thereof or the issuance of Securities thereby), the Reorganized Debtors, the Chapter 11 Cases, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, or the formulation, preparation, marketing, dissemination, negotiation, or Filing of the DIP Facility, the DIP Documents, Restructuring Support Agreement, the Senior Secured Notes Documents, the Convertible Notes Documents, the Prepetition Revolving Credit Facility, the Prepetition RCF Documents, the Plan (including the Plan Supplement and other Plan Documents), the Disclosure Statement, the Exit Financing Facilities, the Exit Financing Documents, the Equity Rights Offering, the Equity Rights Offering Documents, any settlement, contract, instrument, release, or other agreement or document created or entered into in connection therewith, any prepetition transactions, or in the Chapter 11 Cases, and any other prepetition or post-petition act taken or omitted to be taken in connection with or in contemplation of the Chapter 11 Cases, the reorganization of the Debtors, or the administration of, or property to be distributed under, the Plan (including the issuance and distribution of any Securities (including the New Equity Interests) issued or to be issued under or in connection with the Plan);

2.	any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by, or in furtherance of, the Plan or the reliance by any Released Party on the Plan, or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan or the Disclosure Statement;

3.	the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between the Debtors and any Released Party (excluding any assumed Executory Contract or Unexpired Lease), or the restructuring of Claims or Interests prior to or in the Chapter 11 Cases; and

4.	the negotiation, formulation, marketing, preparation, or performance of or under the Plan and Disclosure Statement (including the Plan Supplement and other Plan Documents), the DIP Facility, the DIP Documents, the Restructuring Support Agreement, the Senior Secured Notes Documents, the Convertible Notes Documents, the Prepetition Revolving Credit Facility, the Prepetition RCF Documents, the Exit Financing Facilities, the Exit Financing Documents, the Equity Rights Offering, the Equity Rights Offering Documents, or, in each case, related agreements, instruments, or other documents, or any other act, omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, that if any Released Party directly or indirectly brings or asserts any Claim or Cause of Action that has been released or is contemplated to be released pursuant to the Plan in any way arising out of or related to any document or transaction that was in existence prior to the Effective Date against any other Released Party, and such Released Party does not abandon such Claim or Cause of Action upon request, then the release set forth in the Plan shall automatically and retroactively be null and void ab initio with respect to the Released Party bringing or asserting such Claim or Cause of Action; provided, further, that the immediately preceding proviso shall not apply to (a) any action by a Released Party in the Bankruptcy Court (or any other court determined to have competent jurisdiction), including any appeal therefrom, to prosecute the amount, priority, or secured status of any prepetition or ordinary course Administrative Claim against the Debtors or (b) any release or indemnification provided for in any settlement or granted under any other Final Order (provided, that, in the case of the preceding proviso, the Debtors shall retain all defenses related to any such action).

The foregoing releases in this Article VIII.E shall not apply to any Retained Causes of Action or any claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct (including actual fraud) or gross negligence. Notwithstanding anything contained herein to the contrary, the foregoing releases shall not release any obligation of any party under the Plan or any document, instrument, or agreement executed to implement the Plan (including the Plan Supplement and any of the Continuing Senior Secured Notes Documents).

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases described in the Plan, which includes by reference each of the related provisions and definitions contained in the Plan and, further, shall constitute its finding that each release described in the Plan is (1) in exchange for the good and valuable consideration provided by the Released Parties (including the Released Parties’ contributions to facilitate the resolution of the Chapter 11 Cases and implementation of the Plan), a good-faith settlement, and compromise of such claims, (2) in the best interests of the Debtors and all Holders of Claims, (3) fair, equitable, and reasonable, (4) given and made after due notice and opportunity for hearing, and (5) subject to the occurrence of the Effective Date, a bar to the Debtors or the Reorganized Debtors asserting any Covered Claim released under or pursuant to the Plan against any of the applicable Released Parties or their respective property.

F.                 Voluntary Releases by the Releasing Parties

Except as otherwise specifically provided for in the Plan or Confirmation Order, on and after the Effective Date, for good and valuable consideration, including their cooperation and contributions to the Chapter 11 Cases, each Releasing Party shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged the Released Parties from any and all claims, interests, obligations, debts, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity, or otherwise, whether for tort, fraud, contract, violations of federal, state, or other applicable laws, or otherwise, including Avoidance Actions, those Causes of Action based on veil piercing or alter-ego theories of liability, contribution, indemnification, joint liability, or otherwise that such Releasing Party would have been legally entitled to assert (whether individually or collectively), based on, relating to, or in any manner arising from, in whole or in part, the following:

1.	the Debtors or their non-Debtor Affiliates (including the management, ownership, or operation thereof or the issuance of Securities thereby), the Reorganized Debtors, the Chapter 11 Cases, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, or the formulation, preparation, marketing, dissemination, negotiation, or Filing of the DIP Facility, the DIP Documents, Restructuring Support Agreement, the Senior Secured Notes Documents, the Convertible Notes Documents, the Prepetition Revolving Credit Facility, the Prepetition RCF Documents, the Plan (including the Plan Supplement and other Plan Documents), the Disclosure Statement, the Exit Financing Facilities, the Exit Financing Documents, the Equity Rights Offering, the Equity Rights Offering Documents, any settlement, contract, instrument, release, or other agreement or document created or entered into in connection therewith, any prepetition transactions, or in the Chapter 11 Cases, and any other prepetition or post-petition act taken or omitted to be taken in connection with or in contemplation of the Chapter 11 Cases, the reorganization of the Debtors, or the administration of, or property to be distributed under, the Plan (including the issuance and distribution of any Securities (including the New Equity Interests) issued or to be issued under or in connection with the Plan);

2.	any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by, or in furtherance of, the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan or the Disclosure Statement;

3.	the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between the Debtors and any Released Party (excluding any assumed Executory Contract or Unexpired Lease), or the restructuring of Claims or Interests prior to or in the Chapter 11 Cases; and

4.	the negotiation, formulation, marketing, preparation, or performance of or under the Plan and Disclosure Statement (including the Plan Supplement and other Plan Documents), the DIP Facility, the DIP Documents, Restructuring Support Agreement, the Senior Secured Notes Documents, the Convertible Notes Documents, the Prepetition Revolving Credit Facility, the Prepetition RCF Documents, the Exit Financing Facilities, the Exit Financing Documents, the Equity Rights Offering, the Equity Rights Offering Documents, or, in each case, related agreements, instruments, or other documents, or any other act, omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, that if any Released Party directly or indirectly brings or asserts any claim or Cause of Action that has been released or is contemplated to be released pursuant to the Plan in any way arising out of or related to any document or transaction that was in existence prior to the Effective Date against any other Released Party, and such Released Party does not abandon such claim or Cause of Action upon request, then the release set forth in the Plan shall automatically and retroactively be null and void ab initio with respect to the Released Party bringing or asserting such claim or Cause of Action; provided, further, that the immediately preceding proviso shall not apply to (a) any action by a Released Party in the Bankruptcy Court (or any other court determined to have competent jurisdiction), including any appeal therefrom, to prosecute the amount, priority, or secured status of any prepetition or ordinary course Administrative Claim against the Debtors or (b) any release or indemnification provided for in any settlement or granted under any other Final Order (provided, that, in the case of the preceding proviso, the Debtors shall retain all defenses related to any such action).

The foregoing releases in this Article VIII.F shall not apply to any (1) Retained Causes of Action, (2) claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct (including actual fraud) or gross negligence,

(3) rights, remedies, exculpations, indemnities, powers, and protections preserved in Article IV.H, or (4) with respect to the payment and satisfaction of any General Unsecured Claims, any claims, interests, obligations, debts, rights, suits, damages, Causes of Action, remedies, or defenses. Notwithstanding anything contained herein to the contrary, the foregoing releases shall not release any obligation of any party under the Plan or any document, instrument, or agreement executed to implement the Plan (including the Plan Supplement and any the Continuing Senior Secured Notes Documents).

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases described in the Plan, which includes by reference each of the related provisions and definitions contained in the Plan and, further, shall constitute its finding that each release described in the Plan is (1) in exchange for the good and valuable consideration provided by the Released Parties, a good-faith settlement, and compromise of such claims, (2) in the best interests of the Debtors and all Holders of Claims, (3) fair, equitable, and reasonable, (4) given and made after due notice and opportunity for hearing, and (5) subject to the occurrence of the Effective Date, a bar to the Releasing Party asserting any Covered Claim released under or pursuant to the Plan against any of the applicable Released Parties or their respective property.

G.                Injunction

Except as otherwise specifically provided in the Plan, the Confirmation Order, or any Final Order entered by the Bankruptcy Court in the Chapter 11 Cases, all Entities who have held, hold, or may hold claims or interests that arose prior to the Effective Date, and all other parties in interest, along with their respective Related Parties, are permanently enjoined, from and after the Effective Date, on account of, in connection with, or with respect to any such claim or interest for which an Exculpated Party has been exculpated under Article VIII.D of the Plan or for which a Released Party has been released under Article VIII.E or Article VIII.F of the Plan (as applicable), from (1) commencing or continuing in any manner any action or other proceeding on account of, in connection with, or with respect to any such claims or interests released, exculpated, or settled pursuant to the Plan, other than to enforce any right to a Plan Distribution, (2) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against any Released Party or Exculpated Party, or the property or interest in property thereof, on account of, in connection with, or with respect to any such claims or interests released, exculpated, or settled pursuant to the Plan, other than to enforce any right to a Plan Distribution, (3) creating, perfecting, or enforcing any Lien or encumbrance against any Released Party or Exculpated Party, or the property or interest in property thereof, on account of, in connection with, or with respect to any such claims or interests released, exculpated, or settled pursuant to the Plan, other than to enforce any right to a Plan Distribution, (4) asserting any right of setoff or subrogation against any obligation due from any Released Party or Exculpated Party, or against the property or interest in property thereof, on account of, in connection with, or with respect to any such claims or interests released, exculpated, or settled pursuant to the Plan, notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise, except to the extent that (a) a right to setoff is asserted with respect to a Proof of Claim that explicitly preserves such setoff and is timely and properly Filed by the

Effective Date or pursuant to section 502(h) of the Bankruptcy Code and Bankruptcy Rule 3002(c)(3) or (b) such Entity was excused from Filing or otherwise not required to File a Proof of Claim pursuant to a Final Order of the Bankruptcy Court, and (5) interfering with the implementation or Consummation of the Plan or any of the Plan Documents. Such injunction shall extend to any successors or assignees of the Released Parties and Exculpated Parties and their respective properties and interest in properties. Each of the Debtors, the Reorganized Debtors, the Exculpated Parties, and the Released Parties is expressly authorized hereby to seek the enforcement of such injunctions.

No Entity may commence, continue, amend, or otherwise pursue, join in, or support any other Entity commencing, continuing, amending, or pursuing, a Cause of Action, Covered Claim, or claim of any kind against any Released Party or Exculpated Party, as applicable, that arose, arises from, or is reasonably likely to arise from, or relates to or is reasonably likely to relate to, any Covered Claim subject to Articles VIII.D, E, or F of the Plan without first (1) requesting a determination from the Bankruptcy Court, after notice (to all affected parties) and a hearing, that such claim, Cause of Action, or Covered Claim, as applicable, represents a colorable claim against a Debtor or a Released Party, as applicable, and is not a claim, Cause of Action, or Covered Claim that was released or exculpated under or pursuant to the Plan, which request must attach the complaint or petition proposed to be filed by the requesting Entity (which complaint or petition must satisfy the applicable Rules of Federal Procedure), and (2) obtaining from the Bankruptcy Court, in the form of a Final Order, specific authorization for such Entity to bring such claim, Cause of Action, or Covered Claim, as applicable, against a Debtor or any other Released Party or Exculpated Party, as applicable. Any such request shall include a proposed attorney fee reserve, subject to modification by the Bankruptcy Court, that shall be deposited to the Bankruptcy Court’s registry to indemnify all potential defendants against costs associated with the successful defense of any claim that is allowed to proceed. For the avoidance of doubt, any Entity that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any claim, Cause of Action, or Covered Claim not explicitly included in the authorized complaint or petition must first obtain authorization from the Bankruptcy Court before filing any such amendment in the court where such complaint or petition is pending. The Bankruptcy Court shall have sole and exclusive jurisdiction to determine whether a claim, Cause of Action, or Covered Claim is colorable and, only to the extent legally permissible, shall have jurisdiction to adjudicate the underlying colorable claim, Cause of Action, or Covered Claim.

H.                Setoff and Recoupment

Except as otherwise expressly provided for in the Plan or the Confirmation Order, each (Reorganized) Debtor, as applicable, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may, but shall not be required to, set off or recoup (to the extent applicable) against any Allowed Claim and any Plan Distribution to be made on account of such Claim, any and all claims, rights, and Causes of Action of any nature that such (Reorganized) Debtor, as applicable, may have against the Holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim shall constitute a waiver, abandonment, or release by such Debtor, such Reorganized Debtor, of any such claims, rights, and Causes of Action that they may have against such Holder. Except as otherwise specifically provided in the Plan, including Article VIII.G, nothing herein shall (1) alter any rights of setoff or recoupment (to the extent available under applicable law) of any Holder of an Allowed Claim or Allowed Administrative Claim against the (Reorganized) Debtors or (2) constitute a waiver of the rights, claims, or defenses of the (Reorganized) Debtors or any other party in interest to dispute such rights of setoff or recoupment on any grounds. In no event shall any Holder of a Claim be entitled to set off any such Claim against any Claim, right, or Cause of Action of the Debtor, unless (1) such Holder has indicated in any timely- and properly-Filed Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise or (2) such Holder was not required to File a Proof of Claim pursuant to a Final Order of the Bankruptcy Court.

I.                   Preservation of Causes of Action

The Debtors, the Reorganized Debtors, and their Estates retain all Retained Causes of Action and may enforce all rights related thereto that they may have or choose to assert on behalf of their respective Estates, as applicable, under any provision of the Bankruptcy Code or any applicable analogous statute or non-bankruptcy law, whether such Cause of Action arose before or after the Petition Date. For the avoidance of doubt, and notwithstanding anything to the contrary herein, the Retained Causes of Action shall not include any Causes of Action of any kind that were released pursuant to a Final Order of the Bankruptcy Court or any other claims against any DIP Agent or DIP Lender. Upon Consummation, the Reorganized Debtors shall have, retain, reserve, and be entitled to commence, assert, and pursue all Retained Causes of Action.

Except as set forth in the Plan, the Confirmation Order, or a Final Order of the Bankruptcy Court, nothing contained in the Plan or the Confirmation Order shall, or shall be deemed to, release any post-Effective Date obligations of any party under the Plan, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or in connection with Consummation. Notwithstanding anything herein, the Reorganized Debtors waive their rights to assert any preference actions pursuant to section 547 of the Bankruptcy Code against Holders of General Unsecured Claims.

The Debtors’ inclusion or failure to include or describe with sufficient specificity any Retained Cause of Action herein, on any Schedule of Retained Causes of Action, or in the Confirmation Order shall not be deemed an admission, denial, or waiver of any Retained Cause of Action that the Debtors or their Estates may hold. No preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or Consummation, including any argument of waiver on account of the failure to include or describe with sufficient specificity any Retained Cause of Action herein, on any Schedule of Retained Causes of Action, or in the Confirmation Order. For the avoidance of doubt, in no instance shall “Retained Causes of Action” include any claim or Cause of Action with respect to, or against, a Released Party that was released pursuant to the Plan.

No Entity may rely on the absence of a specific reference herein, on any Schedule of Retained Causes of Action, or in the Confirmation Order to any Cause of Action against them as any indication that the (Reorganized) Debtors will not pursue any and all available Causes of Action against them.

J.                  Compromise and Settlement of Claims and Controversies

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the Plan Distributions and other benefits provided under the Plan and as a mechanism to effect a fair distribution of value to the Debtors’ constituencies, the provisions of the Plan shall also constitute a good-faith compromise and settlement of all Claims, Causes of Action, and controversies incorporated in the Plan.

The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, controversies, and Causes of Action and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors, their Estates, and the Holders of such Claims, and is fair, equitable, and reasonable. Subject to Article V, all Plan Distributions made to or for the benefit of Holders of Allowed Claims in any Class are intended to be and shall be final. In accordance with the provisions of the Plan, pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice or action, order, or approval of the Bankruptcy Court, the Debtors, with the consent of the Required Consenting Stakeholders, may compromise and settle claims and Causes of Action against other Entities and, upon Consummation, such right shall pass to the Reorganized Debtors.

K.                Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any (Reorganized) Debtor or any Entity with which a (Reorganized) Debtor has been or is associated, solely because such (Reorganized) Debtor (1) is or was a debtor under chapter 11, (2) may have been insolvent before the commencement of the Chapter 11 Cases or during the Chapter 11 Cases prior to the Effective Date, or (3) has not paid a debt that is dischargeable in the Chapter 11 Cases.

L.                 SEC

Notwithstanding any language to the contrary herein, in the Disclosure Statement, or in the Confirmation Order, no provision shall (1) preclude the SEC from enforcing its police or regulatory powers or (2) enjoin, limit, impair, or delay the SEC from commencing or continuing any claims, causes of action, proceedings, or investigations against any non-Debtor Entity in any forum.

ARTICLE IX.
CONDITIONS TO EFFECTIVE DATE

A.                Conditions Precedent to the Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied on or prior to the Effective Date or waived in accordance with Article IX.B:

1.	The Restructuring Support Agreement shall not have been terminated and shall remain in full force and effect.

2.	The Backstop Commitment Agreement shall not have been terminated and shall remain in full force and effect.

3.	The Bankruptcy Court shall have approved the Disclosure Statement on a final basis.

4.	The Bankruptcy Court shall have entered the Confirmation Order, which shall have become a Final Order, and the Plan shall not have been amended, altered, or modified from the Plan as confirmed by the Confirmation Order in any material respect, unless such material amendment, alteration, or modification has been made in accordance with the Plan.

5.	All applicable authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan shall have been obtained (and all applicable waiting periods shall have expired).

6.	Any and all professional fees and expenses of Professionals already approved by the Bankruptcy Court shall have been paid in full.

7.	The Professional Fee Reserve Amount shall have been funded into the Professional Fee Escrow Account.

8.	The unpaid, reasonable, and documented fees and expenses of the Consenting Senior Secured Noteholder Advisors, the Consenting Convertible Noteholder Advisors, and the Prepetition Agents/Trustees (in each case inclusive of any estimates through the Effective Date) shall have been paid in full in Cash; provided, that payment of any such amounts incurred by such professionals as of the Effective Date but not invoiced to the Debtors at least two Business Days prior to the Effective Date shall not be a condition precedent to the effectiveness of the Plan and shall be payable by the Reorganized Debtors within five Business Days after the receipt of summary invoices therefor (in all cases without any requirement (y) to provide itemized time detail or (z) for the Bankruptcy Court review or approval (including to File a fee application with the Bankruptcy Court)).

9.	No governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any law or order (whether temporary, preliminary, or permanent) in any case that is in effect and that prevents or prohibits consummation of the Plan, and no Governmental Unit shall have instituted any action or proceeding (that remains pending on what could otherwise be the Effective Date) seeking to stay, enjoin, restrain, or otherwise prohibit Plan Consummation.

10.	All documents and agreements necessary to implement the Plan, including the New Organizational Documents, the Exit Financing Documents, the Equity Rights Offering Documents, and all other items contained in the Plan Supplement, shall be in form and substance acceptable to the Debtors and the Required Consenting Stakeholders and shall have been effected or executed and remain in full force and effect.

11.	All conditions precedent to the consummation of the Exit Financing Facilities, Equity Rights Offering, and Backstop Commitment shall have been satisfied or waived in accordance with the terms of the Exit Financing Documents, Equity Rights Offering Documents, and Backstop Commitment Agreement, as applicable.

12.	All conditions precedent to the issuance of the New Equity Interests, other than any conditions related to the occurrence of the Effective Date, shall have occurred.

B.                 Waiver of Conditions to Effectiveness

The Debtors, with the consent of the Required Consenting Stakeholders, may waive or modify any of the conditions set forth in Article IX.A at any time (other than the conditions set forth in Article IX.A.4), without any notice to other parties in interest or the Bankruptcy Court and without any further notice to or formal action other than proceeding to confirm or consummate the Plan; provided, that (a) the condition in Articles IX.A.6–A.8 may only be waived with the express written consent of each affected professional or agent and (b) any waiver of the condition in Article IX.A.11 (solely with respect to the Exit Revolving Credit Facility) shall additionally require the express written consent of the administrative agent under the Exit Revolving Credit Facility. The failure to satisfy any condition before the Confirmation Date or the Effective Date may be asserted by the Debtors as a reason not to seek Confirmation or declare an Effective Date, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors). The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of such rights or any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

C.                Effect of Non-Occurrence of Conditions to the Effective Date

If the Effective Date does not occur on or before the termination of the Restructuring Support Agreement, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan, the Confirmation Order, or the Disclosure Statement shall (i) constitute a waiver or release of any Claims, Interests, or Causes of Action, (ii) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity, or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors, any Holders of Claims or Interests, or any other Entity in any respect; provided, however, that such termination of the Restructuring Support Agreement and rendering of the Plan null and void shall not affect the validity or enforceability of any other order entered by the Bankruptcy Court or of any agreement, instrument, or other documents executed by any Debtor prior to the date of such termination, including the DIP Documents and any other agreement, instrument, or other document executed in connection therewith.

ARTICLE X.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.                Plan Modifications

Subject to certain restrictions and requirements set forth in section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors, with the consent of the Required Consenting Stakeholders, may alter, amend, or modify the Plan, including the Plan Supplement, in its entirety, in part, or as to a particular Debtor, without additional disclosure pursuant to section 1125 of the Bankruptcy Code prior to the Confirmation Date. In addition, should the Plan fail to be accepted by the requisite number and amount of Claims voting, as required to satisfy section 1129 of the Bankruptcy Code, and notwithstanding any other provision of the Plan to the contrary, the Debtors reserve the right to reclassify Claims and Interests.

After the Confirmation Date and before substantial consummation of the Plan, the Debtors, in consultation with the Required Consenting Stakeholders, may institute proceedings in the Bankruptcy Court pursuant to section 1127(b) of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistencies in the Plan, including the Plan Supplement or the Confirmation Order, relating to such matters as may be necessary to carry out the purposes and effects of the Plan.

After the Confirmation Date but before the Effective Date, the Debtors, in consultation with the Consenting Stakeholders, may make appropriate technical adjustments and modifications to the Plan, including the Plan Supplement, without further order or approval of the Bankruptcy Court; provided, that such adjustments and modifications do not materially and adversely affect the treatment of Holders or their Claims or Interests.

After the Effective Date, the Reorganized Debtors may amend, supplement, or otherwise modify the Plan Documents in accordance with their terms and applicable non-bankruptcy law.

Entry of the Confirmation Order shall constitute approval of all modifications to the Plan occurring after the solicitation of votes thereon, pursuant to section 1127(a) of the Bankruptcy Code, and a finding that such modifications to the Plan do not require additional disclosure or solicitation under Bankruptcy Rule 3019.

B.                 Revocation or Withdrawal of Plan and Effects of Nonoccurrence of Confirmation or Effective Date

The Debtors, with the consent of the Required Consenting Stakeholders, reserve the right to revoke, withdraw, or delay consideration of the Plan prior to the Confirmation Date and to File subsequent plans. If the Debtors revoke or withdraw the Plan, or if the Confirmation Order is vacated pursuant to a Final Order, in each case, in its entirety, in part, or as to a particular Debtor, or if the Confirmation Date or the Effective Date does not occur, then, absent further order of the Bankruptcy Court and as to all or such Debtors, as applicable, (1) the Plan shall be null and void in all respects, (2) any settlement or compromise not previously approved by Final Order of the Bankruptcy Court embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases affected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void, and (3) nothing contained in the Plan or the Confirmation Order, and no acts taken in preparation for Consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims or Interests, (b) prejudice in any manner the rights of such Debtors or any other Entity (including the application of res judicata or collateral estoppel), or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

If the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction over any request to extend the deadline for assuming or rejecting Executory Contracts or Unexpired Leases.

ARTICLE XI.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on or after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code to:

1.	hear, adjudicate, decide, determine, or resolve all matters relating to the assumption or rejection of Executory Contracts or Unexpired Leases, including any Assumption Disputes and whether a contract or lease is or was executory or expired, and the allowance of Claims resulting therefrom;

2.	hear, adjudicate, decide, determine, or resolve any motion, adversary proceeding, application, contested matter, or other matter pending on the Effective Date;

3.	hear, adjudicate, decide, determine, or resolve all matters relating to the allowance, disallowance, liquidation, classification, priority, amount, validity, or estimation of any Claim;

4.	ensure that Plan Distributions to Holders of Allowed Claims are accomplished as provided herein;

5.	hear, adjudicate, decide, determine, or resolve all applications for compensation and reimbursement of Professional Fee Claims;

6.	hear, adjudicate, decide, determine, or resolve any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

7.	hear, adjudicate, decide, determine, or resolve disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any Plan Document, any settlements, transactions, or payments contemplated hereby or in furtherance hereof, or any agreement, instrument, or other document governing or relating to any of the foregoing;

8.	take any action, issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Entity with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, any Plan Document, or any other order of the Bankruptcy Court;

9.	take any action or issue such orders as may be necessary or appropriate to construe, enforce, execute, implement, and consummate, or to maintain the integrity of, the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan, the Confirmation Order, the Plan Documents, and contracts, instruments, releases, and other agreements or documents created or entered into in connection with the Plan;

10.	enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

11.	hear, adjudicate, decide, determine, or resolve matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

12.	hear, adjudicate, decide, determine, or resolve any other matter not inconsistent with the Bankruptcy Code or title 28 of the United States Code;

13.	hear, adjudicate, decide, determine, or resolve any other matters that may arise in connection with or are related to the Plan, the Disclosure Statement, the Confirmation Order, any of the Plan Documents, or any other contract, instrument, release, or other agreement or document related to the Plan, the Disclosure Statement, or the Plan Supplement; provided, that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in a Plan Document that have a jurisdictional, forum selection, or dispute resolution clause that refers disputes to a different court and any disputes concerning such Plan Documents shall be governed in accordance with the provisions thereof;

14.	recover all assets of the Debtors and property of the Debtors’ Estates for the benefit of the Reorganized Debtors, wherever located;

15.	hear, adjudicate, decide, determine, or resolve any rights, claims, or Causes of Action held by or accruing to the (Reorganized) Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;

16.	enforce and interpret all orders, judgments, injunctions, releases, discharges, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases with respect to any Entity;

17.	hear, adjudicate, decide, determine, or resolve matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

18.	enter final decrees in each of the Chapter 11 Cases;

19.	enforce any order for the sale of property pursuant to section 363, 1123, or 1146(a) of the Bankruptcy Code, including the Sale Order;

20.	grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

21.	grant any consensual request to extend the deadline for the lessors, conditional vendors, or Holders of Secured Interests in equipment, to take possession of such equipment pursuant to section 1110(b) of the Bankruptcy Code;

22.	hear, adjudicate, decide, determine, or resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including (a) with respect to the repayment or return of Plan Distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Article V, (b) with respect to the releases, injunctions, discharges, and other provisions contained in Article VIII, including entry of such orders as may be necessary or appropriate to implement such provisions, (c) those that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan, the Confirmation Order, and contracts, instruments, releases, and other agreements or documents created in connection with the Plan, or (d) related to section 1141 of the Bankruptcy Code;

23.	hear, adjudicate, decide, determine, or resolve whether a party’s potential claim or Cause of Action represents a colorable claim against a Debtor or any other Released Party or Exculpated Party, as applicable, and is not a claim that was released or exculpated hereunder;

24.	hear, adjudicate, decide, determine, or resolve any and all disputes concerning whether an Entity had sufficient notice of the Chapter 11 Cases, the Combined Hearing, the Rejection Damages Bar Date, or the deadline for responding or objecting to a Cure Cost;

25.	hear, adjudicate, decide, determine, or resolve such other matters, and for such other purposes as may be provided in the Confirmation Order; and

26.	hear, adjudicate, decide, determine, or resolve any and all disputes arising from or relating to the Chapter 11 Cases, any orders entered therein (including the interpretation thereof), and any of the foregoing.

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have jurisdiction to hear and determine disputes concerning Claims that arose prior to the Effective Date.

ARTICLE XII.
MISCELLANEOUS PROVISIONS

A.                Exemption from Transfer Taxes and Recording Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, (1) the issuance, distribution, transfer, or exchange of any securities, instruments, or documents (including the New Equity Interests, Exit Secured Notes, and Subscription Rights), (2) the creation, filing, or recording of any lien, mortgage, deed of trust, or other security interest, (3) the making, assignment, filing or recording of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan or the reinvesting, transfer, or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated in the Plan, (4) the grant of collateral under the Exit Financing Documents, and (5) the issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery, or recording of any deed, bill of sale, assignment, or other instrument of transfer under, in furtherance of, contemplated by, arising out of, or in any way related to, the Plan, and Plan Documents, or the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, personal or real property tax (including real estate transfer tax), mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment. Upon entry of the Confirmation Order, the appropriate federal, state, or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Entity with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forgo the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

B.                 Request for Expedited Determination of Taxes

The Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date, and in the case of any Debtor that is to be dissolved in accordance with the Restructuring Steps Memorandum or the Plan, through the completion of its dissolution.

C.                Dissolution of Any Committee

On the Effective Date, any appointed Committee shall dissolve automatically and the members thereof shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code, except for the limited purposes of (1) prosecuting requests for payment of Professional Fee Claims for services and reimbursement of expenses incurred prior to the Effective Date by any Committee and its Professionals and (2) appearing in connection with any appeals taken of the Confirmation Order. From and after the Effective Date, the Reorganized Debtors shall continue to pay, when due and payable in the ordinary course of business, the reasonable and documented fees and expenses of the Committee’s professionals solely to the extent arising out of or related to the foregoing without further order of the Bankruptcy Court.

D.                Plan Supplement and Other Plan Documents

Draft forms of certain Plan Documents and certain other documents, agreements, instruments, schedules, and exhibits specified in the Plan shall, where expressly so provided for in the Plan, be contained in the Plan Supplement and Filed from time to time. Unless otherwise expressly provided in the Plan, the Debtors may alter, modify, or amend any Plan Supplement document in accordance with Article X.

On or before the Confirmation Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Once Filed, copies of such Filings shall be available for free download on the Debtors’ Case Information Website.

The (Reorganized) Debtors, all Holders of Claims receiving Plan Distributions, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

E.                 No Admission

Other than as expressly provided under the Plan or in the Confirmation Order, nothing in the Plan, Disclosure Statement, or any document or pleading Filed in connection therewith shall constitute or be deemed to constitute an admission that any of the Debtors are subject to or liable for any Claim.

F.                 Substantial Consummation

On the Effective Date, the Plan shall be deemed to be “substantially consummated,” as defined in section 1101 of the Bankruptcy Code.

G.                Section 1125 of the Bankruptcy Code

As of, and subject to the occurrence of, the Confirmation Date, the Debtors and their Related Parties shall be deemed to have solicited votes on the Plan and participated in the issuance or distribution of any Securities and interests (including the New Equity Interests) under the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code (including sections 1125(a) and 1125(e) of the Bankruptcy Code) and any applicable non-bankruptcy law, rule, or regulation, including those governing the adequacy of disclosure in connection with such solicitation; therefore, none of the Debtors nor their Related Parties shall have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the issuance or distribution of any Securities and interests (including the New Equity Interests) under the Plan.

No Entity may commence, continue, amend, or otherwise pursue, join in, or support any other party commencing, continuing, amending, or pursuing, a claim or Cause of Action subject to the terms of the immediately preceding paragraph against any Debtor or any of their Related Parties, without first (1) requesting a determination from the Bankruptcy Court, after notice (to all affected parties) and a hearing, that such claim or Cause of Action, as applicable, represents a colorable claim against a Debtor or one of their Related Parties, as applicable, and is not a claim or Cause of Action that was released or exculpated pursuant to the immediately preceding paragraph, which request must attach the complaint or petition proposed to be filed by the requesting party (which complaint or petition must satisfy the applicable Rules of Federal Procedure), and (2) obtaining from the Bankruptcy Court, in the form of a Final Order, specific authorization for such party to bring such claim or Cause of Action, as applicable, against a Debtor or any of their Related Parties, as applicable. Any such request shall include a proposed attorney fee reserve, subject to modification by the Bankruptcy Court, that shall be deposited to the Bankruptcy Court’s registry to indemnify all potential defendants against costs associated with the successful defense of any claim that is allowed to proceed. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any claim or Cause of Action not explicitly included in the authorized complaint or petition must first obtain authorization from the Bankruptcy Court before filing any such amendment in the court where such complaint or petition is pending. The Bankruptcy Court shall have sole and exclusive jurisdiction to determine whether a claim or Cause of Action is colorable and, only to the extent legally permissible, shall have jurisdiction to adjudicate the underlying colorable claim or Cause of Action.

H.                Non-Severability

If, before Confirmation, any term or provision of the Plan or any other Plan Document is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided, that any such alteration or interpretation shall be acceptable to the Debtors and the Required Consenting Stakeholders.

Entry of the Confirmation Order shall constitute a judicial determination that each term and provision of the Plan and each Plan Document, as it may have been altered or interpreted in accordance with the foregoing, is (1) valid and enforceable pursuant to its terms, (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors, as well as the Required Consenting Stakeholders, and (3) non-severable and mutually dependent.

I.                   Binding Effect

Notwithstanding any Bankruptcy Rule (including Bankruptcy Rules 3020(e), 6003, and 6004(h)) or Local Rule to the contrary, upon the occurrence of the Effective Date (or, to the extent expressly provided herein or in the Confirmation Order, the Confirmation Date), the Plan shall be binding upon and inure to the benefit of the (Reorganized) Debtors, all present and former Holders of Claims or Interests (whether or not such Holders shall receive or retain any property or interest in property under the Plan and irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, or injunctions described in the Plan, each Entity acquiring property under the Plan, any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors, all other parties in interest in the Chapter 11 Cases, and their respective Related Parties.

J.                  Service of Documents

After the Effective Date, to be effective, any notice, request, or demand to or upon, as applicable, the Reorganized Debtors, the Consenting Stakeholders, or the DIP Agent must be in writing (email being sufficient) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually received and confirmed by the relevant party as follows:

The (Reorganized) Debtors

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Marshall Huebner, Darren S. Klein, Christopher S. Robertson, Moshe Melcer, Kayleigh Yerdon

Email: spirit.notice@davispolk.com

The Consenting Senior Secured Noteholders
Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 Attention: Michael Stamer, Jason P. Rubin Email: mstamer@akingump.com, jrubin@akingump.com

The Consenting Convertible Noteholders

Paul Hastings LLP
71 S. Wacker Drive

Chicago, IL 60606
Attention: Matthew L. Warren, Geoffrey King
Email: mattwarren@paulhastings.com, geoffking@paulhastings.com

Paul Hastings LLP

1170 Peachtree Street N.E.

Suite 100

Atlanta, GA 30309

Attention: Zach Cochran

Email: zachcochran@paulhastings.com

After the Effective Date the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed a renewed request to receive documents pursuant to Bankruptcy Rule 2002.

In accordance with Bankruptcy Rules 2002 and 3020(c), within 14 calendar days of the date of entry of the Confirmation Order, the (Reorganized) Debtors shall serve a notice of Confirmation to all parties served with the Combined Hearing Notice in the same manner so served; provided, that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Combined Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address.

K.                Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel or any other Entity, if such agreement was not disclosed herein or in papers Filed with the Bankruptcy Court prior to the Confirmation Date.

L.                 Conflicts

Except as set forth herein (including Article I.G), (1) to the extent that any provision of any Plan Document (though subject to clause (2) of this Article XII.L) or any Final Order of the Bankruptcy Court (other than the Confirmation Order) conflicts with or is in any way inconsistent with any provision of the Plan or the Confirmation Order, the Plan or the Confirmation Order, as applicable, shall govern and control, (2) to the extent that any provision of the Plan (excluding the Plan Supplement) conflicts with or is in any way inconsistent with any provision of the Plan Supplement, the Plan Supplement shall govern and control (unless otherwise set forth in such Plan Supplement document), and (3) to the extent that any provision of the Plan conflicts with or is in any way inconsistent with any provision of the Confirmation Order, the Confirmation Order shall govern and control.

M.               Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

Respectfully submitted,

January 15, 2025

Spirit Airlines, Inc., on behalf of itself and each of its Debtor affiliates

/s/ Fred Cromer
Fred Cromer Chief Financial Officer